EXHIBIT 4.1





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                                                                  EXECUTION COPY




                                    INDENTURE


                                     between


               THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1,
                                    as Issuer


                                       and


                         U.S. BANK NATIONAL ASSOCIATION,
                              as Indenture Trustee


                                  Relating To:
                The National Collegiate Student Loan Trust 2004-1


                            Dated as of June 1, 2004





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                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1

Reconciliation and tie between Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA") and this Indenture of Trust, dated as of June 1, 2004.

                  TRUST INDENTURE ACT SECTION              INDENTURE SECTION

Section 310(a)(1)                                                   6.11
Section 310(a)(3)                                                   9.08
Section 310(b)                                                      6.11
Section 313(c)                                                      3.24, 9.07
Section 314(c)                                                      8.13
Section 314(d)(1)                                                   8.13
Section 3.18                                                        9.08


--------------------
         NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.




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                                TABLE OF CONTENTS

                                                                                                               Page


                                    ARTICLE I
                              Definitions and Usage
SECTION 1.01          Definitions and Usage.......................................................................2

                                   ARTICLE II
                                    The Notes

SECTION 2.01          Form 2
SECTION 2.02          Execution, Authentication and Delivery......................................................3
SECTION 2.03          Temporary Notes.............................................................................3
SECTION 2.04          Registration; Registration of Transfer and Exchange.........................................4
SECTION 2.05          Mutilated, Destroyed, Lost or Stolen Notes.................................................12
SECTION 2.06          Persons Deemed Owner.......................................................................13
SECTION 2.07          Payment of Principal and Interest; Defaulted Interest......................................13
SECTION 2.08          Cancellation...............................................................................14
SECTION 2.09          Release of Collateral......................................................................14
SECTION 2.10          Book-Entry Notes...........................................................................14
SECTION 2.11          Notices to Clearing Agency.................................................................15
SECTION 2.12          Definitive Notes...........................................................................15
SECTION 2.13          Tax Treatment..............................................................................16

                                   ARTICLE III
                                    Covenants

SECTION 3.01          Payment to Noteholders.....................................................................16
SECTION 3.02          Maintenance of Office or Agency............................................................16
SECTION 3.03          Money for Payments To Be Held in Trust.....................................................17
SECTION 3.04          Existence..................................................................................18
SECTION 3.05          Protection of Indenture Trust Estate.......................................................18
SECTION 3.06          Opinions as to Indenture Trust Estate......................................................19
SECTION 3.07          Performance of Obligations; Servicing of Financed Student Loans............................19
SECTION 3.08          Negative Covenants.........................................................................21
SECTION 3.09          Annual Statement as to Compliance..........................................................21
SECTION 3.10          Issuer May Consolidate, etc., Only on Certain Terms........................................21
SECTION 3.11          Successor or Transferee....................................................................23
SECTION 3.12          No Other Business..........................................................................23
SECTION 3.13          No Borrowing...............................................................................23
SECTION 3.14          Disposing of Financed Student Loans........................................................23
SECTION 3.15          Guarantees, Loans, Advances and Other Liabilities..........................................24
SECTION 3.16          Capital Expenditures.......................................................................24
SECTION 3.17          Restricted Payments........................................................................25
SECTION 3.18          Notice of Events of Default................................................................25
SECTION 3.19          Further Instruments and Acts...............................................................25
SECTION 3.20          Additional Covenants.......................................................................25
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
SECTION 3.21          Covenant Regarding Financed Student Loans..................................................26
SECTION 3.22          Additional Representations of the Issuer...................................................27
SECTION 3.23          Issuer Separateness Covenants..............................................................28
SECTION 3.24          Reports by Issuer..........................................................................29
SECTION 3.25          Rule 144A Information......................................................................30

                                   ARTICLE IV
                           Satisfaction and Discharge

SECTION 4.01          Satisfaction and Discharge of Indenture....................................................30
SECTION 4.02          Application of Trust Money.................................................................31
SECTION 4.03          Repayment of Moneys Held by Paying Agent...................................................31

                                    ARTICLE V
                                    Remedies

SECTION 5.01          Events of Default..........................................................................31
SECTION 5.02          Acceleration of Maturity; Rescission and Annulment.........................................32
SECTION 5.03          Collection of Indebtedness and Suits for Enforcement by Indenture Trustee..................33
SECTION 5.04          Remedies; Priorities.......................................................................35
SECTION 5.05          Optional Preservation of the Financed Student Loans........................................38
SECTION 5.06          Limitation of Suits........................................................................38
SECTION 5.07          Unconditional Rights of Noteholders To Receive Principal and Interest......................39
SECTION 5.08          Restoration of Rights and Remedies.........................................................39
SECTION 5.09          Rights and Remedies Cumulative.............................................................40
SECTION 5.10          Delay or Omission Not a Waiver.............................................................40
SECTION 5.11          Control by Noteholders.....................................................................40
SECTION 5.12          Waiver of Past Defaults....................................................................40
SECTION 5.13          Undertaking for Costs......................................................................41
SECTION 5.14          Waiver of Stay or Extension Laws...........................................................41
SECTION 5.15          Action on Notes............................................................................41
SECTION 5.16          Performance and Enforcement of Certain Obligations.........................................41
SECTION 5.17          Notice of Defaults.........................................................................42

                                   ARTICLE VI
                              The Indenture Trustee

SECTION 6.01          Duties of Indenture Trustee................................................................42
SECTION 6.02          Rights of Indenture Trustee................................................................43
SECTION 6.03          Individual Rights of Indenture Trustee.....................................................44
SECTION 6.04          Indenture Trustee's Disclaimer.............................................................45
SECTION 6.05          Notice of Defaults.........................................................................45
SECTION 6.06          Reports by Indenture Trustee to Noteholders................................................45
SECTION 6.07          Compensation and Indemnity.................................................................45
SECTION 6.08          Replacement of Indenture Trustee...........................................................45
SECTION 6.09          Successor Indenture Trustee by Merger......................................................46
SECTION 6.10          Appointment of Co-Trustee or Separate Trustee..............................................47
SECTION 6.11          Eligibility; Disqualification..............................................................48
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SECTION 6.12          Back-up Certification......................................................................48

                                   ARTICLE VII
                         Noteholders' Lists and Reports

SECTION 7.01          Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders.....................48
SECTION 7.02          Preservation of Information; Communications to Noteholders.................................48
SECTION 7.03          Reports by Issuer..........................................................................49

                                  ARTICLE VIII
                      Accounts, Disbursements and Releases

SECTION 8.01          Collection of Money........................................................................49
SECTION 8.02          Trust Accounts.............................................................................50
SECTION 8.03          General Provisions Regarding Accounts......................................................56
SECTION 8.04          Release of Indenture Trust Estate..........................................................57
SECTION 8.05          Opinion of Counsel.........................................................................57
SECTION 8.06          Cost of Issuance Account...................................................................57
SECTION 8.07          Application of Collections.................................................................58
SECTION 8.08          Reserve Account............................................................................58
SECTION 8.09          Statements to Noteholders..................................................................59
SECTION 8.10          Pre-Funding Account........................................................................61
SECTION 8.11          Advances...................................................................................61
SECTION 8.12          Future Distribution Account................................................................62

                                   ARTICLE IX
                             Supplemental Indentures

SECTION 9.01          Supplemental Indentures Without Consent of Noteholders.....................................62
SECTION 9.02          Supplemental Indentures with Consent of Noteholders........................................63
SECTION 9.03          Execution of Supplemental Indentures.......................................................64
SECTION 9.04          Effect of Supplemental Indenture...........................................................64
SECTION 9.05          [Reserved].................................................................................65
SECTION 9.06          Reference in Notes to Supplemental Indentures..............................................65
SECTION 9.07          Conformity With the Trust Indenture Act....................................................65

                                    ARTICLE X
                             Reporting Requirements

SECTION 10.01         Annual Statement as to Compliance..........................................................65
SECTION 10.02         Annual Independent Public Accountants' Servicing Report....................................65

                                   ARTICLE XI
                                  Miscellaneous

SECTION 11.01         Compliance Certificates and Opinions, etc..................................................65
SECTION 11.02         Form of Documents Delivered to Indenture Trustee...........................................66
SECTION 11.03         Acts of Noteholders........................................................................67
SECTION 11.04         Notices, etc., to Indenture Trustee, Issuer and Rating Agencies............................67
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
SECTION 11.05         Notices to Noteholders; Waiver.............................................................68
SECTION 11.06         Alternate Payment and Notice Provisions....................................................68
SECTION 11.07         [Reserved].................................................................................69
SECTION 11.08         Effect of Headings and Table of Contents...................................................69
SECTION 11.09         Successors and Assigns.....................................................................69
SECTION 11.10         Separability...............................................................................69
SECTION 11.11         Benefits of Indenture......................................................................69
SECTION 11.12         Legal Holidays.............................................................................69
SECTION 11.13         Governing Law..............................................................................69
SECTION 11.14         Counterparts...............................................................................69
SECTION 11.15         Recording of Indenture.....................................................................69
SECTION 11.16         Trust Obligations..........................................................................70
SECTION 11.17         No Petition................................................................................70
SECTION 11.18         Inspection.................................................................................70
SECTION 11.19         Third-Party Beneficiaries..................................................................71


APPENDIX A            Definitions and Usage
APPENDIX B            Provisions Relating to Bearing Interest at an Auction Rate
APPENDIX C            Notice of Payment Default
APPENDIX D            Notice of Cure of Payment Default
APPENDIX E            Notice of Event of Default
APPENDIX F            Notice of Waiver/Cure of Event of Default
APPENDIX G            Notice of Proposed Change in Auction Period
APPENDIX H            Notice Regarding Establishment of Auction Period
APPENDIX I            Notice of Change in Auction Date

SCHEDULE A            Schedule of Initial Financed Student Loans
SCHEDULE B            Schedule of Subsequent Student Loans
SCHEDULE C            List of TERI Guarantee Agreements
SCHEDULE D            List of Student Loan Purchase Agreements


EXHIBIT A-1           Form of Class A-1 Note
EXHIBIT A-2           Form of Class A-2 Note
EXHIBIT A-3           Form of Class A-3 Note
EXHIBIT A-4           Form of Class A-4 Note
EXHIBIT A-5           Form of Class A-IO-1 Note
EXHIBIT A-6           Form of Class A-IO-2 Note
EXHIBIT A-7           Form of Class B-1 Note
EXHIBIT A-8           Form of Class B-2 Note
EXHIBIT B             Form of Student Loan Acquisition Certificate
EXHIBIT C             Form of Transferee Letter
EXHIBIT D             Form of Rule 144A Certification
EXHIBIT E             Form of Transfer Certificate for Rule 144A Global Note to Regulation S Global Note
                      during Restricted Period
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
EXHIBIT F             Form of Transfer Certificate for Rule 144A Global Note to Regulation S Global Note
                      after Restricted Period
EXHIBIT G             Form of Transfer Certificate for Regulation S Global Note to Rule 144A Global Note
                      during Restricted Period
EXHIBIT H             Form of Transfer Certificate for Regulation S Global Note during Restricted Period

EXHIBIT I             Indenture Trustee Back-up Certification
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         INDENTURE dated as of June 1, 2004, between THE NATIONAL COLLEGIATE
STUDENT LOAN TRUST 2004-1, a Delaware statutory trust (the "Issuer"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee and not in its individual capacity (the "Indenture Trustee").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Issuer is duly created as a statutory trust under the laws of the State of Delaware and by proper action has duly authorized the execution and delivery of this Indenture, which Indenture provides for the issuance of student loan asset-backed notes to finance the acquisition of certain student loans from The National Collegiate Funding LLC (the "Depositor") and the payment to holders of the Notes; and

         WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions;

         NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's Class A-1 Notes (the "Class A-1 Notes"), Class A-2 Notes (the "Class A-2 Notes"), Class A-3 Notes (the "Class A-3 Notes"), Class A-4 Notes (the "Class A-4 Notes"), 7.87% Class A-IO-1 Notes (the "Class A-IO-1 Notes"), 0.12% Class A-IO-2 Notes (the "Class A-IO-2 Notes"), Auction Rate Class B-1 Notes (the "Class B-1 Notes") and Auction Rate Class B-2 Notes (the "Class B-2 Notes" and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-IO-1 Notes, Class A-IO-2 Notes and the Class B-1 Notes, the "Notes"):

                                 GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the holders of the Notes, all the Issuer's right, title and interest in and to the following:

                  (a) the Student Loans, and all obligations of the Obligors thereunder including all moneys paid thereunder on or after the Cutoff Date (or, in the case of Subsequent Student Loans, on or after the related Subsequent Cutoff Date);

                  (b) all Servicing Agreements and all Student Loan Purchase Agreements, including the right of the Issuer to cause the Sellers to repurchase or the Servicers to purchase, Student Loans from the Issuer under circumstances described therein;

                  (c) each Guarantee Agreement, including the right of the Issuer to cause the Guarantee Agency to make Guarantee Payments in respect of the Student Loans, the TERI Deposit and Security Agreement and the TERI Pledge Fund as the same relate to the Student Loans and the proceeds thereof, and each of the other Basic Documents;

                  (d) all funds on deposit from time to time in the Trust Accounts related to the Notes (and sub-accounts thereof), including the Reserve Account Initial Deposit and the Pre-Funded Amount; and

                  (e) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, "Collateral").

The foregoing Grant is made in trust to secure the payment of principal of and/or interest on, as applicable, and any other amounts owing in respect of, the Notes, equally and ratably, without prejudice, priority or distinction, except as otherwise provided for herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Indenture Trustee, as Indenture Trustee on behalf of the holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the holders of the Notes may be adequately and effectively protected.

                                   ARTICLE I

                              Definitions and Usage

                  SECTION 1.01 DEFINITIONS AND USAGE. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not defined herein are defined in Appendix A and Appendix B hereto, which also contain rules as to usage that shall be applicable herein.

                                   ARTICLE II

                                    The Notes

                  SECTION 2.01 FORM. The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1 through A-8, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits A-1 through A-8, are part of the terms of this Indenture.



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                  SECTION 2.02 EXECUTION, AUTHENTICATION AND DELIVERY. The Notes
shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall upon an Issuer Order authenticate and deliver Notes for original issue in (i) an aggregate principal amount of $189,000,000 with respect to the Class A-1 Notes, $342,100,000 with respect to the Class A-2 Notes, $105,000,000 with respect to the Class A-3 Notes, $75,000,000 with respect to the Class A-4 Notes, $39,500,000 with respect to the Class B-1 Notes, and $39,500,000 with respect to the Class B-2 Notes, and (ii) an aggregate Notional Amount of $75,000,000 with respect to the Class A-IO-1 Notes and an aggregate Notional Amount of $75,000,000 with respect to the Class A-IO-2 Notes, except as provided in Section 2.05. As of any date of determination, the aggregate Notional Amount of the Class A-IO-1 Notes and the Class A-IO-2 Notes shall each equal the aggregate principal amount then outstanding of the Class A-4 Notes; PROVIDED, HOWEVER after the Quarterly Distribution Date occurring in June 2010, the Notional Amount of the Class A-IO-1 Notes shall equal $0.

Each Note shall be dated the date of its authentication. The Class A Notes shall be issuable as registered Notes in the minimum denomination of $50,000 principal amount and in integral multiples of $1,000 in excess thereof. The Class B Notes shall be issuable as registered Notes in the minimum denomination of $50,000 principal amount and in integral multiples of $50,000 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.03 TEMPORARY NOTES. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the holder of the Notes. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like initial principal amount or initial Notional Amount, as applicable, of Definitive Notes of authorized




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denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                  SECTION 2.04 REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE. (a) The Indenture Trustee shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes as herein provided. The Indenture Trustee shall be "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor.

                  (b) If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the holders of the Notes and the principal amounts or Notional Amounts, as applicable, and number of such Notes.

                  (c) The Issuer initially appoints the Indenture Trustee to act as custodian with respect to the Notes. The Securities Legend shall be placed on each Private Note.

                  (d) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the holder of the Notes thereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

                  (e) No service charge shall be made to a holder of the Notes for any registration of transfer or exchange of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

                  (f) On the Closing Date, the Issuer will execute and the Indenture Trustee will, upon Issuer Order, authenticate one or more Global Notes in an aggregate principal amount (or, in the case of the Class A-IO-1 Notes and Class A-IO-2 Notes, Notional Amount) that shall equal the applicable Original Principal Balance for each Class of Notes.

         The Global Notes, pursuant to the Depository's instructions, shall be delivered by the Administrator on behalf of the Depository to and deposited with the DTC Custodian, and shall be registered in the name of Cede & Co. and shall bear a legend substantially to the following effect:



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                  "Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

         The Global Notes may be deposited with such other Depository as the Administrator may from time to time designate, and shall bear such legend as may be appropriate; PROVIDED that such successor Depository maintains a book-entry system that qualifies to be treated as "registered form" under Section 163(f) of the Code.

The Issuer and the Indenture Trustee are hereby authorized to execute and deliver a Note Depository Agreement with the Depository relating to the Global Notes.

                  (g) With respect to Notes registered in the Note Register in the name of Cede & Co., as nominee of the Depository, the Administrator, the Owner Trustee and the Indenture Trustee shall have no responsibility or obligation to Participants or Indirect Participants or Beneficial Owners for which the Depository holds Notes from time to time as a Depository. Without limiting the immediately preceding sentence, the Administrator, the Owner Trustee and the Indenture Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depository, Cede & Co., or any Participant or Indirect Participant or Beneficial Owners with respect to the ownership interest in the Notes, (b) the delivery to any Participant or Indirect Participant or any other Person, other than a registered Noteholder,
(c) the payment to any Participant or Indirect Participant or any other Person, other than a registered Noteholder as shown in the Note Register, of any amount with respect to any distribution of principal or interest on the Notes or (d) the making of book-entry transfers among Participants of the Depository with respect to Notes registered in the Note Register in the name of the nominee of the Depository. No Person other than a registered Noteholder as shown in the Note Register shall receive a Note evidencing such Note.

                  (h) Upon delivery by the Depository to the Indenture Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Noteholder appearing as registered owners in the Note Register on a Record Date, the name "Cede & Co." in this Indenture shall refer to such new nominee of the Depository.

                  (i) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Note at the office of the Note Registrar and, upon satisfaction of the conditions set forth below, the Issuer shall execute in the name of the designated transferee or transferees, a new Note of the same principal balance or Notional Amount and dated the date of authentication

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by the Indenture Trustee. The Note Registrar shall notify the Administrator and the Indenture Trustee of any such transfer.

         By acceptance of an Individual Note relating to a Private Note, whether upon original issuance or subsequent transfer, each holder of such a Private Note acknowledges the restrictions on the transfer of such Private Note set forth in the Securities Legend and agrees that it will transfer such a Private Note only as provided herein. The Note Registrar shall register the transfer of any Individual Note relating to a Private Note if prior to the transfer the transferee furnishes to the Note Registrar a Transferee Letter in the form of Exhibit C hereto, provided that, if based upon an Opinion of Counsel to the effect that the delivery of such Transferee Letter is not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Note Registrar may as a condition of the registration of any such transfer require the transferor to furnish other certifications, legal opinions or other information prior to registering the transfer of an Individual Note relating to a Private Note.

                  (j) Subject to Section 2.04(n), so long as a Global Note relating to a Private Note remains outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in the Global Note relating to a Private Note, or transfers by holders of Individual Notes relating to a Private Note to transferees that take delivery in the form of beneficial interests in the Global Note relating to a Private Note, may be made only in accordance with this Section 2.04(j) and in accordance with the rules of the Depository.

                  (i) RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE DURING THE RESTRICTED PERIOD. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Clearstream or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Note only upon compliance with the provisions of this Section 2.04(j)(i). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit E hereto given by the Beneficial Owner that is transferring such interest, the Note Registrar shall instruct the Depository to reduce the denomination of the Rule 144A Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

                  (ii) RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER THE RESTRICTED PERIOD. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Note wishes at any time to transfer its beneficial interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in a Regulation S Global Note only upon compliance with the provisions of this Section 2.04(j)(ii). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Regulation S Global Note in an amount equal to the denomination of the beneficial interest in the Rule 144A Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Depository Participant to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit F hereto given by the Beneficial Owner that is transferring such interest, the Note Registrar shall instruct the Depository to reduce the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred and, concurrently with such reduction, to increase the denomination of the Regulation S Global Note by the aggregate denomination of the beneficial interest in the Rule 144A Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount by which the denomination of the Rule 144A Global Note was reduced upon such transfer.

                  (iii) REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE. If the Beneficial Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Note only upon compliance with the provisions of this Section 2.04(j)(iii). Upon receipt by the Note Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in the Rule 144A Global Note in an amount equal to the denomination of the beneficial interest in the Regulation S Global Note to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note for a beneficial interest in the related Rule 144A Global Note (i) during the Restricted Period, a certificate in the form of Exhibit G hereto given by the Beneficial Owner, or (ii) after the Restricted Period, a Rule 144A Certification in the form of Exhibit D hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Note Registrar shall instruct the Depository to reduce the denomination of the Regulation S Global Note by the denomination of the beneficial interest in the Regulation S Global Note to be transferred, and, concurrently with such reduction, to increase the denomination of the Rule 144A Global Note by the aggregate denomination of the beneficial interest in the Regulation S Global Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Rule 144A Global Note having a denomination equal to the amount by which the denomination of the Regulation S Global Note was reduced upon such transfer.

                  (iv) TRANSFERS WITHIN REGULATION S GLOBAL NOTES DURING RESTRICTED PERIOD. If, during the Restricted Period, the Beneficial Owner of an interest in a Regulation S Global Note wishes at any time to transfer its beneficial interest in such Certificate to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note, such Beneficial Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Note only upon compliance with the provisions of this
                  Section 2.04(j)(iv) and all Applicable Procedures. Upon receipt by the Note Registrar at its Corporate Trust Office of
                  (1) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Global Note in an amount equal to the denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant to be credited with, and the account of the Depository Participant (or, if such account is held for Euroclear or Clearstream, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit H hereto given by the transferee, the Note Registrar shall instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions (who shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in the Regulation S Global Note having a denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer. The Note Registrar shall not be required to monitor compliance by Beneficial Owners of the provisions of this Section 2.04(j)(iv).

                  (k) Any and all transfers from a Global Note relating to a Private Note to a transferee wishing to take delivery in the form of an Individual Note relating to a Private Note will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Note relating to a Private Note described on the face of such Note, and such transferee agrees that it will transfer such Individual Note relating to a Private Note only as provided therein and herein. No such transfer shall be made and the Note Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 2.04(k).

                           (i) Transfers of a beneficial interest in a Global Note relating to a Private Note to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Note relating to a Private Note will be registered by the Note Registrar only upon compliance with the provisions of Section 2.04(j) and if the Note Registrar is provided with a Rule 144A Certification or a Regulation S Transfer Certificate, as applicable.

                           (ii) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Note to an Individual Note relating to a Private Note shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Global Note for an Individual Note relating to a Private Note, as provided herein, the Note Registrar shall endorse on the schedule affixed to the related Global Note (or on a continuation of such schedule affixed to such Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Note equal to the denomination of such Individual Note relating to a Private Note issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Administrator in accordance with applicable law, an Individual Note relating to a Private Note issued upon transfer of or exchange for a beneficial interest in the Global Note shall bear the Securities Legend.

                  (l) TRANSFERS OF INDIVIDUAL NOTE TO THE GLOBAL NOTES. If a Holder of an Individual Note relating to a Private Note wishes at any time to transfer such Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Note or the related Rule 144A Global Note, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 2.04(l). Upon receipt by the Note Registrar at the Corporate Trust Office of (1) the Individual Note relating to a Private Note to be transferred with an assignment and transfer, (2) written instructions given in accordance with the Applicable Procedures from a Depository Participant directing the Note Registrar to credit or cause to be credited to another specified Depository Participant's account a beneficial interest in such Regulation S Global Note or such Rule 144A Global Note, as the case may be, in an amount equal to the denomination of the Individual Note to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Depository Participant (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Clearstream account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Note, a Regulation S Transfer Certificate from the transferor or (y) a Rule 144A Certification from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Note, the Note Registrar shall cancel such Individual Note relating to a Private Note, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver a new Individual Note relating to a Private Note for the denomination of the Individual Note not so transferred, registered in the name of the Holder, and the Note Registrar shall instruct the Depository to increase the denomination of the Regulation S Global Note or the Rule 144A Global Note, as the case may be, by the denomination of the Individual Note to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Global Note during the Restricted Period, shall be a Depository Participant acting for or on behalf of Euroclear or Clearstream, or both, as the case may be) a corresponding denomination of the Rule 144A Global Note or the Regulation S Global Note, as the case may be.

It is the intent of the foregoing that under no circumstances may an investor that is not a Qualified Institutional Buyer or a Regulation S Investor take delivery in the form of a beneficial interest in a Global Note relating to a Private Note or an Individual Note relating to a Private Note.

                  (m) An exchange of a beneficial interest in a Global Note for an Individual Note or Notes, an exchange of an Individual Note or Notes for a beneficial interest in a Global Note and an exchange of an Individual Note or Notes for another Individual Note or Notes (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Global Notes, so long as the Global Notes remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section
2.04 and in accordance with the rules of the Depository and Applicable
Procedures.

                  (n) (i) Upon acceptance for exchange or transfer of an Individual Note relating to a Private Note for a beneficial interest in the Global Note as provided herein, the Note Registrar shall cancel such Individual Note and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and an increase in the Note balance of the Global Note equal to the Note balance of such Individual Note exchanged or transferred therefor.

                           (ii) Upon acceptance for exchange or transfer of a beneficial interest in the Global Note for an Individual Note relating to a Private Note as provided herein, the Note Registrar shall (or shall request the Depository to) endorse on the schedule affixed to the Global Note (or on a continuation of such schedule affixed to the Global Note and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Note balance of the Global Note equal to the Note balance of such Individual Note issued in exchange therefor or upon transfer thereof.

                  (o) The Securities Legend shall be placed on any Individual Note relating to a Private Note issued in exchange for or upon transfer of another Individual Note relating to a Private Note or of a beneficial interest in the Global Note.

No transfer of any Private Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. No transfer of any Private Note shall be made if such transfer would require the Issuer to register as an "investment company" under the Investment Company Act of 1940, as amended. In the event of any such transfer, unless such transfer is made in reliance on Rule 144A under the Securities Act or Regulation S under the Securities Act, (i) the Indenture Trustee may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Trust and (ii) the Indenture Trustee shall require the transferee to execute a Transferee Letter certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which Transferee Letter shall not be an expense of the Indenture Trustee, or the Trust. The holder of a Private Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee, and the Trust against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Issuer, the Indenture Trustee or the Trust intends or is obligated to register or qualify any Private Note under the Securities Act or any state securities laws.

         No Note may be acquired directly or indirectly by a fiduciary of, on behalf of, or with "Plan Assets" (within the meaning of Section 2510.3-101 of the U.S. Department of Labor regulations (the "Plan Asset Regulation")) of, an "employee benefit plan" as defined in Section 3(3) of ERISA, a "plan" within the meaning of Section 4975 of the Code or any other entity whose underlying assets include Plan Assets by reason of any plan's investment in the entity, which is subject to Title I of ERISA or Section 4975 of the Code (a "Plan"), unless (i) such Note is rated investment grade or better as of the date of purchase, (ii) the transferee of the Note believes that the Note is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat such Note and (iii) the acquisition and holding of the Note do not result in a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code (A) because it is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or (B) by reason of the Trust, the Administrator, the Underwriters, the Servicers, the Indenture Trustee, the Owner Trustee, any provider of credit support or any of their affiliates not being a "Party in Interest" (within the meaning of Section 3(14) of ERISA) with respect to such Plan. No transfer of a Note shall be made unless the Indenture Trustee shall have received a certification from the transferee of such Note, acceptable to and in form and substance satisfactory to the Indenture Trustee and the Issuer, to the effect that such transferee is acquiring a Note in conformance with the requirements of the preceding sentence. Notwithstanding anything else to the contrary herein, in the event any purported transfer of any Note is made without delivery of the certification referred to above, such certification shall be deemed to have been made by the transferee by its acceptance of a Note.

         Notwithstanding any other provision of this Indenture to the contrary, no transfer, sale, pledge or other disposition of one or more Class A-4 Notes, Class A-IO-1 Notes or Class A-IO-2 Notes (a "Transfer") shall be made unless simultaneously with the Transfer (1) a proportionate amount of Class A-IO-1 Note, Class A-IO-2 Notes and Class A-4 Notes are Transferred so that the ratio of the Notional Amount of the Class A-IO-1 Notes so Transferred to the Notional Amount of all Class A-IO-1 Notes, the ratio of the Notional Amount of the Class A-IO-2 Notes so Transferred to the Notional Amount of all Class A-IO-2 Notes, and the ratio of the principal amount of the Class A-4 Notes so Transferred to the principal amount of all Class A-4 Notes are equal and (2) the Transfers of the Class A-IO-1 Notes, the Class A-IO-2 Notes and the Class A-4 Notes referred to herein are made to the same Person.

         The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants, members or Beneficial Owners in any Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 2.05 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If
(i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within 15 days shall be due and payable instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the holder of the Notes thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.06 PERSONS DEEMED OWNER. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of (with respect to each Class of Notes other than the Class A-IO Notes) and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer or the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

                  SECTION 2.07 PAYMENT OF PRINCIPAL AND INTEREST; DEFAULTED INTEREST. (a) The Class A Notes shall accrue interest as provided in the applicable form of such Class set forth in Exhibits A-1 through A-6 respectively, and each other Class of Notes shall accrue interest as provided in Appendix B, and such interest accrued on each Class of Notes shall be payable on each applicable Distribution Date as specified therein, subject to Section 3.01. Any installment of interest or principal, if any, with respect to each Class of Notes payable on any applicable Note which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Distribution Date or on the applicable Note Final Maturity Date which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

                  (b) The principal of each Note, other than the Class A-IO Notes, shall be payable in installments on each Distribution Date as provided in the applicable form of Note set forth in Exhibits A-1 through A-8, respectively, to the extent the amount of funds required and available to be distributed in respect of principal on such Class of Notes pursuant to the terms of this Indenture; PROVIDED, HOWEVER, the entire unpaid principal amount of each Class of Notes, other than the

Class A-IO Notes, shall be due and payable on its respective Final Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes, other than the Class A-IO Notes, shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and is continuing, if the Indenture Trustee or the Interested Noteholders holding a majority of the Outstanding Amount of the related Classes of Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on each Class of Class A Notes, other than the Class A-IO Notes, shall be made pro rata to the holders of such Class of Notes entitled thereto. All principal payments on each Class of Auction Rate Notes shall be made as described in Appendix B hereto and, with respect to each Class of Auction Rate Notes receiving a principal payment, the Trustee shall select the Outstanding Auction Rate Notes of such Class to receive principal payments by lot, or in its discretion, on a pro rata basis. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Distribution Date on which the Issuer expects that the final installment of principal of and interest on any Class of Notes will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Distribution Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

                  (c) If the Issuer defaults in a payment of interest on any Class of the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Note Interest Rate in any lawful manner. The Issuer shall pay such defaulted interest to the persons who are holders of such Class or Classes of Notes on a subsequent special record date, which date shall be at least three Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each holder of the affected Class or Classes of Notes and the Indenture Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.08 CANCELLATION. All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time, unless the Issuer shall direct by an Issuer Order that they be returned to it and so long as such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

                  SECTION 2.09 RELEASE OF COLLATERAL. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officers' Certificate of the Issuer.

                  SECTION 2.10 BOOK-ENTRY NOTES. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to

The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note (as defined below) representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.12:

                           (i) the provisions of this Section shall be in full force and effect;

                           (ii) the Note Registrar and the Indenture Trustee may deal with the Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Note Owners;

                           (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

                           (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreements. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such Clearing Agency Participants; and

                           (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the holders of the Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

                  SECTION 2.11 NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the holders of the Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the holders of the Notes to the Clearing Agency.

                  SECTION 2.12 DEFINITIVE NOTES. If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Administrator is unable to locate a qualified successor, (ii) circumstances change so that the book-entry system through the Clearing Agency is less advantageous due to economic or administrative burden or the use of the book-entry system becomes unlawful with respect to the Notes or the Issuer notifies the Indenture Trustee in writing that because of the change in circumstances the Issuer is terminating the book-entry system with respect to the Notes or (iii) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Class of Notes advise the Clearing Agency (which shall then notify the Indenture Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners of such Class of Notes, then the Indenture Trustee will cause the Clearing Agency to notify all Note Owners of such Class of Notes, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the holders of the Definitive Notes as the Noteholders for such Class of Notes.

                  SECTION 2.13 TAX TREATMENT. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for federal, state and local income, business and franchise tax purposes as indebtedness of the Issuer.

                                  ARTICLE III

                                    Covenants

                  SECTION 3.01 PAYMENT TO NOTEHOLDERS. The Issuer will duly and punctually pay the principal of and interest owing on each Class of Notes pursuant to the terms of this Indenture. Without limiting the foregoing, subject to Section 8.02, the Issuer will cause to be distributed to the holders of the each Class of Notes that portion of the amounts on deposit in the Trust Accounts on a Distribution Date, to which the holders of each Class of Notes are entitled to receive pursuant to the terms of this Indenture. Amounts properly withheld under the Code by any Person from a payment to any holder of the Notes of interest on and/or principal of shall be considered as having been paid by the Issuer to such holder of the applicable Notes for all purposes of this Indenture. The Notes will be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Indenture Trust Estate as provided in this Indenture and the Issuer shall not be otherwise liable on the Notes.

                  SECTION 3.02 MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange. The Issuer hereby initially designates U.S. Bank National Association, U.S. Bank Trust New York, 100 Wall Street, Suite 1600, New York, New York 10005 to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders in respect of the Notes.

                  SECTION 3.03 MONEY FOR PAYMENTS TO BE HELD IN TRUST. As provided in Section 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts distributed from the Collection Account or any other Trust Account pursuant to Section 8.02 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so distributed from the Collection Account for payments of Notes shall be paid over to the Issuer except as provided in this Section. The Indenture Trustee is hereby appointed as the initial "Paying Agent" hereunder and the Indenture Trustee hereby accepts such appointment.

On or before the Business Day next preceding each Distribution Date, the Issuer shall distribute or cause to be distributed to the Indenture Trustee (or any other Paying Agent) an aggregate sum sufficient to pay the amounts then becoming due under each Class of the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                           (i) hold all sums held by it for the payment of amounts due with respect to each Class of the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                           (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to any Class of Notes;

                           (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                           (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of each applicable Class of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                           (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Class of the Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Administrator may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by written order direct any Paying Agent to pay to the

Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the holder of such Notes thereof shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

                  SECTION 3.04 EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate.

                  SECTION 3.05 PROTECTION OF INDENTURE TRUST ESTATE. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                           (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                           (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                           (iii) enforce any of the Collateral; or

                           (iv) preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee, and the holders of the Notes in such Indenture Trust Estate against the claims of all persons and parties.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section.

                  SECTION 3.06 OPINIONS AS TO INDENTURE TRUST ESTATE. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

                  (b) On or before April 30 in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

                  SECTION 3.07 PERFORMANCE OF OBLIGATIONS; SERVICING OF FINANCED STUDENT LOANS. (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Indenture Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture or the other Basic Documents.

                  (b) Although the Issuer will contract with other Persons to assist it in performing its duties under this Indenture, any performance of such duties by a Person identified to the Indenture Trustee in an Officers' Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicers and the Administrator to assist the Issuer in performing its duties under this Indenture.

                  (c) The Issuer will enforce all of its rights under this Indenture and the Basic Documents, including, without limitation, enforcing the covenants and agreements of the Depositor in the Deposit and Sale Agreement (including covenants to the effect that the Depositor will enforce covenants against the Sellers under the Student Loan Purchase Agreements), and will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Indenture Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee and the Interested Noteholders holding a majority of the Outstanding Amount of the related Classes of Notes).

                  (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default or an Administrator Default, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under a Servicing Agreement, or an Administrator Default shall arise from the failure of the Administrator to perform any of its duties or obligations under the Administration Agreement, as the case may be, with respect to the Financed Student Loans, the Issuer shall take all reasonable steps available to it to enforce its rights under the Basic Documents in respect of such failure.

                  (e) Upon any partial or complete termination of the Servicer's rights and powers pursuant to a Servicing Agreement, or any termination of the Administrator's rights and powers pursuant to the Administration Agreement, as the case may be, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies. As soon as a successor Servicer or a successor Administrator is appointed, the Issuer shall notify the Indenture Trustee and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer or such Successor Administrator.

                  (f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that it will not, without the prior written consent of the Indenture Trustee and the Interested Noteholders holding a majority of the Outstanding Amount of the Related Classes of Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, except to the extent otherwise provided therein, or waive timely performance or observance by the Servicers, the Administrator, the Depositor, the Issuer or the Owner Trustee under the Basic Documents; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Student Loans or distributions that shall be required to be made for the benefit of the holders of Notes, (ii) amend the aforesaid percentage of the Outstanding Amount of the related Class or Classes of Notes, which are required to consent to any such amendment, without the consent of all outstanding holders of all Classes of Notes affected by such amendment. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and such holders of the Notes, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

                  SECTION 3.08 NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuer shall not:

                           (i) except as expressly permitted by this Indenture or any other Basic Document, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Indenture Trust Estate, unless directed to do so by the Indenture Trustee pursuant to the terms hereof;

                           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the applicable Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former holder of the Notes by reason of the payment of the taxes levied or assessed upon any part of the Indenture Trust Estate; or

                           (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Indenture Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law, in each case arising solely as a result of an action or omission of the related Obligor, and other than as expressly permitted by the Basic Documents) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Indenture Trust Estate.

                  SECTION 3.09 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Indenture Trustee, on or before March 15 of each year, commencing March 15, 2005, an Officers' Certificate of the Issuer stating that:

                           (i) a review of the activities of the Issuer during the previous calendar year and of performance under this Indenture has been made under such Authorized Officers' supervision; and

                           (ii) to the best of such Authorized Officers' knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

                  SECTION 3.10 ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. (a) The Issuer shall not consolidate or merge with or into any other Person unless:

                           (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on each Class of Notes, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                           (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

                           (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal tax consequence to the Issuer, any holder of the Notes or any holder of the Certificates;

                           (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                           (vi) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  (b) The Issuer shall not convey or transfer all or substantially all its properties or assets, including those included in the Indenture Trust Estate, to any Person unless:

                           (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on each Class of Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of holders of the Notes and (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes;

                           (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

                           (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

                           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse Federal tax consequence to the Issuer, any holder of the Notes or any holder of the Certificates;

                           (v) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                           (vi) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  SECTION 3.11 SUCCESSOR OR TRANSFEREE. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

                  (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), The National Collegiate Student Loan Trust 2004-1 will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery by the Issuer of written notice to the Indenture Trustee stating that The National Collegiate Student Loan Trust 2004-1 is to be so released.

                  SECTION 3.12 NO OTHER BUSINESS. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and servicing the Financed Student Loans and making Additional Fundings in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto.

                  SECTION 3.13 NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

                  SECTION 3.14 DISPOSING OF FINANCED STUDENT LOANS. Other than pursuant to Article V, Financed Student Loans may only be sold, transferred, exchanged or otherwise disposed of by the Indenture Trustee free from the lien of this Indenture (i) for transfer to a Guarantee Agency pursuant to the terms of the applicable Guarantee Agreement; (ii) to a Seller or the Depositor in accordance with the applicable Student Loan Purchase Agreement or the Deposit and Sale Agreement; or (iii) to a Servicer in and, in each case, if the Indenture Trustee is provided with the following:

                  (a) an Issuer Order stating the sale price and directing that Financed Student Loans be sold, transferred or otherwise disposed of and delivered to a transferee whose name shall be specified; and

                  (b) a Certificate signed by an Authorized Officer of the Issuer to the effect that the disposition price is equal to or in excess of the amount required by the applicable Guarantee Agreement in the case of clause (i), by the applicable Student Loan Purchase Agreement in the case of clause (ii), or by the applicable Servicing Agreement in the case of clause (iii).

                  (c) Subject to the provisions of this Indenture and except for sales of Financed Student Loans pursuant to this Section 3.14, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Order, an Opinion of Counsel and independent certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such independent certificates to the effect that the TIA does not require any such independent certificates.

                  (d) Each Noteholder, by the acceptance of a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Financed Student Loan to be sold pursuant to this Section 3.14, and each Noteholder, by the acceptance of a Note, consents to any such release.

The Indenture Trustee, as a third-party beneficiary under the Student Loan Purchase Agreements entered into by the Depositor, who has assigned its entire right, title and interest in such Student Loan Purchase Agreements to the Issuer pursuant to the terms of the Deposit and Sale Agreement, shall have the right to request the repurchase of loans by the applicable Seller or the Depositor, as the case may be, together with any indemnity payments due thereunder upon the conditions and subject to the provisions contained in the Student Loan Purchase Agreements. The Indenture Trustee shall make such a request to the applicable Seller under the related Student Loan Purchase Agreement or the Depositor under the Deposit and Sale Agreement, as the case may be, to repurchase and, as the case may be, pay any indemnity amounts due with respect to certain specific loans pursuant to the Student Loan Purchase Agreements or the Deposit and Sale Agreement, as applicable, if (i) the Indenture Trustee has actual knowledge that the conditions precedent to such a repurchase or indemnity obligation with respect to such loans have been satisfied; (ii) it has notified the Issuer in writing that such conditions have been satisfied; and (iii) the Issuer has not exercised its right to request the repurchase or indemnity of the applicable loans by the applicable Seller or the Depositor, as the case may be, within 10 days after receiving written notice from the Indenture Trustee.

                  SECTION 3.15 GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  SECTION 3.16 CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

                  SECTION 3.17 RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Depositor, the Servicers or the Administrator, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, however, that the Issuer may make, or cause to be made, distributions to such persons as contemplated by, and to the extent funds are available for such purpose under, this Indenture and the other Basic Documents. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the other Basic Documents.

                  SECTION 3.18 NOTICE OF EVENTS OF DEFAULT. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Servicer of its obligations under a Servicing Agreement or the Administrator of its obligations under the Administration Agreement. In addition, the Issuer shall deliver to the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an Officers' Certificate of the Issuer of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.01(iii), its status and what action the Issuer is taking or proposes to take with respect thereto.

                  SECTION 3.19 FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 3.20 ADDITIONAL COVENANTS. The Issuer covenants that it will acquire or cause to be acquired Student Loans as described herein. The Noteholders shall not in any circumstances be deemed to be the owner or holder of the Financed Student Loan.

The Issuer, or its designated agent, shall be responsible for each of the following actions:

                  (a) The Issuer, or its designated agent, shall cause the benefits of the Guarantee Agreements to flow to the Indenture Trustee.

                  (b) The Indenture Trustee shall have no obligation to administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans.

                  (c) The Issuer shall comply with all United States statutes, rules and regulations which apply to the Student Loan Programs, the Program Manual and the Student Loans.

                  (d) The Issuer shall cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of all Student Loans made and agreements in connection therewith, including the prompt payment of all principal and interest payments and all other amounts due the Issuer thereunder. The Issuer shall not permit the release of the obligations of any borrower under any Student Loan and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer, the Indenture Trustee and of the Noteholders under or with respect to each Student Loan and agreement in connection therewith.

                  (e) The Issuer shall take all appropriate action to ensure that at the time each Student Loan becomes a part of the Trust Estate it shall be free and clear from all liens.

                  (f) The Issuer shall diligently enforce, and take all steps, actions and proceedings reasonably necessary to protect its rights with respect to each Student Loan, and to maintain any Guarantee (including the Guarantee issued by TERI) on and to enforce all terms, covenants and conditions of Student Loans, including its rights and remedies under any Student Loan Purchase Agreement and the TERI Pledge Fund.

The Trustee shall not be deemed to be the designated agent for the purposes of this Section unless it has agreed in writing to be such agent.

                  SECTION 3.21 COVENANT REGARDING FINANCED STUDENT LOANS. The Issuer hereby covenants that all Student Loans to be acquired hereunder will meet the following:

                  (a) Each Student Loan is evidenced by an executed promissory note, which note is a valid and binding obligation of the Obligor, enforceable by or on behalf of the holder thereof in accordance with its terms, subject to bankruptcy, insolvency and other laws relating to or affecting creditors' rights.

                  (b) The amount of the unpaid principal balance of each Student Loan is due and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any such Student Loan which can be asserted and maintained or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the Obligor against the Issuer as assignee thereof. The Issuer shall take all reasonable actions to assure that no maker of a Student Loan has or may acquire a defense to the payment thereof.

                  (c) No Student Loan has a payment that is more than 90 days overdue other than such Student Loans that, in the aggregate, do not exceed 1.00% of the then aggregate outstanding principal amount of the Student Loans.

                  (d) The Issuer has full right, title and interest in each Student Loan free and clear of all liens, pledges or encumbrances whatsoever.

                  (e) Each Student Loan was made in compliance with all applicable state and federal laws, rules and regulations, including, without limitation, all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws.

                  (f) All loan documentation shall be delivered to the Servicer (as custodian for the Indenture Trustee) prior to payment of the purchase price of such Student Loan.

                  (g) Each Student Loan is accruing interest (whether or not such interest is being paid currently by the borrower or is being capitalized), except as otherwise expressly permitted by this Indenture.

                  (h) Each Student Loan was originated in conformity with the "loan acceptance criteria" (including, without limitation, any general policies, eligible borrower criteria, creditworthiness criteria and "good credit" criteria) and the "loan program terms" (including, without limitation, the loan amount, the interest rate and the guaranty fee) (or any similar criteria or terms, however so designated, under the applicable Program Manual) contained in the Program Manual and otherwise, in substantial conformity with the Program Manual.

                  (i) Each Student Loan is guaranteed by a Guarantee Agency.

                  SECTION 3.22 ADDITIONAL REPRESENTATIONS OF THE ISSUER. The Issuer hereby makes the following representations and warranties to the Indenture Trustee, on behalf of the Noteholders:

                  (a) VALID AND CONTINUING SECURITY INTEREST. This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code ("UCC") in effect in the State of Delaware) in the Financed Student Loans and all other assets constituting part of the Trust Estate in favor of the Indenture Trustee, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from Issuer.

                  (b) ACCOUNTS. The Financed Student Loans constitute "accounts" or "payment intangibles" within the meaning of the applicable UCC.

                  (c) GOOD AND MARKETABLE TITLE. The Issuer owns and has good and marketable title to the Financed Student Loans and all other assets constituting part of the Trust Estate free and clear of any lien, charge, security interest, mortgage or other encumbrance, claim or encumbrance of any Person, other that those granted pursuant to this Indenture.

                  (d) PERFECTION BY FILING. The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Financed Student Loans and all other assets of the Trust Estate granted to the Trustee hereunder.

                  (e) PERFECTION BY POSSESSION. The Issuer has given the Indenture Trustee a copy of a written acknowledgment from the applicable custodian that the custodian is holding executed copies of the promissory notes and master promissory notes that constitute or evidence the Financed Student Loans, and that such custodian is holding such notes solely on behalf and for the benefit of the Indenture Trustee.

                  (f) PRIORITY. Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Financed Student Loans or any other portion of the Trust Estate. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Financed Student Loans or any other portion of the Trust Estate other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

                  (g) VALID BUSINESS REASONS; NO FRAUDULENT TRANSFERS. The transactions contemplated by this Indenture are in the ordinary course of the Issuer's business and the Issuer has valid business reasons for granting the Indenture Trust Estate pursuant to this Indenture. At the time of each such grant: (i) the Issuer granted the Indenture Trust Estate to the Indenture Trustee without any intent to hinder, delay, or defraud any current or future creditor of the Issuer; (ii) the Issuer was not insolvent and did not become insolvent as a result of any such grant; (iii) the Issuer was not engaged and was not about to engage in any business or transaction for which any property remaining with such entity was an unreasonably small capital or for which the remaining assets of such entity are unreasonably small in relation to the business of such entity or the transaction; (iv) the Issuer did not intend to incur, and did not believe or should not have reasonably believed, that it would incur, debts beyond its ability to pay as they become due; and (v) the consideration paid received by the Issuer for the grant of the Indenture Trust Estate was reasonably equivalent to the value of the related grant.

                  SECTION 3.23 ISSUER SEPARATENESS COVENANTS. So long as any of the Notes are Outstanding:

                  (a) The Issuer shall not engage in any business or activity other than in connection with the activities contemplated hereby and in the Basic Documents, and in connection with the issuance of Notes.

                  (b) The funds and other assets of the Issuer shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  (c) The Issuer shall not be, become or hold itself out as being liable for the debts of any other party.

                  (d) The Issuer shall not form, or cause to be formed, any subsidiaries.

                  (e) The Issuer shall act solely in its own name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned.

                  (f) The Issuer shall maintain its records and books of account and shall not commingle its records and books of account with the records and books of account of any other Person. The books of the Issuer maybe kept (subject to any provision contained in the statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the board of trustees or in the bylaws of the Issuer.

                  (g) All actions of the Issuer shall be taken by a duly authorized officer or agent of the Issuer.

                  (h) The Issuer shall not amend, alter, change or repeal any provision contained in this Section without (i) the prior written consent of the Indenture Trustee, and (ii) satisfying the Rating Agency Condition.

                  (i) The Issuer shall not amend its organizational documents or change its jurisdiction of formation without first satisfying the Rating Agency Condition.

                  (j) All audited financial statements of the Issuer that are consolidated with those of any Affiliate thereof will contain detailed notes clearly stating that (i) all of the Issuer's assets are owned by the Issuer, and
(ii) the Issuer is a separate entity with creditors who have received ownership and/or security interests in the Issuer's assets.

                  (k) The Issuer will strictly observe legal formalities in its dealings with any of its Affiliates, and funds or other assets of the Issuer will not be commingled with those of any of its Affiliates. The Issuer shall not maintain joint bank accounts or other depository accounts to which any of its Affiliates has independent access. None of the Issuer's funds will at any time be pooled with the funds of any of its Affiliates.

                  (l) The Issuer will maintain an arm's length relationship with each Seller (and any Affiliate thereof), the Depositor (and any Affiliate thereof), and any of the Issuer's Affiliates. Any Person that renders or otherwise furnishes services to the Issuer will be compensated by the Issuer at market rates for such services it renders or otherwise furnishes to the Issuer except as otherwise provided in this Indenture. The Issuer will not hold itself out to be responsible for the debts of the Seller, or the Depositor, the parent or the decisions or actions respecting the daily business and affairs of the Seller, the Depositor or the parent.

                  (m) The Issuer shall not sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture.

                  (n) The Issuer shall not claim any credit on, or make any deduction from, the principal amount of any of the Notes by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate.

                  (o) The Issuer shall not permit the validity or effectiveness of this Indenture or any grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby.

                  SECTION 3.24 REPORTS BY ISSUER. The Issuer will:

                  (a) File with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe), if any, which the Issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act;

                  (b) File with the Indenture Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports, if any, with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (c) Transmit by mail to the Noteholders, within 30 days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Issuer, if any, pursuant to Section 3.24(a) and (b) as may be required by rules and regulations prescribed from time to time by the SEC.

The Indenture Trustee may conclusively rely and accept such reports from the Issuer as fulfilling the requirements of this Section 3.24, with no further duty to examine such reports or to determine whether such reports comply with the prescribed timing, rules and regulations of the SEC. Delivery of such reports to the Indenture Trustee is for informational purposes only and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely on an Officers' Certificate).

                  SECTION 3.25 RULE 144A INFORMATION. For so long as any of the Private Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (i) the Issuer will provide or cause to be provided to any holder of such Notes and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) the Issuer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Private Notes conducted in accordance with Rule 144A.

                                   ARTICLE IV

                           Satisfaction and Discharge

                  SECTION 4.01 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of holders of the Notes to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.12 and 3.13, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of holders of the Notes, as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

                                      (A) a period of 367 days has expired after
                  all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in
                  Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation;

                                      (B) a period of 367 days has expired after
                  the later of (i) the date on which no Notes are outstanding or
                  (ii) the date on which the Issuer has paid or caused to be paid all other sums otherwise payable hereunder by the Issuer; and

                                      (C) the Issuer has delivered to the
                  Indenture Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel, each meeting the applicable requirements of Section 11.01 and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  SECTION 4.02 APPLICATION OF TRUST MONEY. All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the holders of the particular Notes for the payment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal of and interest on each Class of Notes; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

                  SECTION 4.03 REPAYMENT OF MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V

                                    Remedies

                  SECTION 5.01 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of three (3) Business Days (PROVIDED, HOWEVER, so long as any of the Senior Notes are outstanding, each holder of any Class B Note or the Note Owner of any such Class B Note by such holder's acceptance of such Class B Note or beneficial interest therein, as the case may be, shall be deemed to have consented to the delay in payment of interest on such Class B Note and to have waived its right to institute suit for enforcement of any such payment); or;

                           (ii) default in the payment of the principal of any Note (x) when the same becomes due and payable (but only to the extent there exists sufficient Available Funds, therefor), or (y) on the Final Maturity Date with respect thereto; or

                           (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture or any other Basic Document (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or any other Basic Document or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Interested Noteholders, representing not less than 25% of the Outstanding Amount of the applicable Classes of Notes; a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

                           (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                           (v) the commencement by the Issuer of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

                  SECTION 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the direction of the Interested Noteholders representing not less than a majority of the

Outstanding Amount of the applicable Classes of Notes, shall declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by the holders of the Notes), and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Interested Noteholders representing not less than a majority of the Outstanding Amount of the applicable Classes of Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                           (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                                    (A) all payments of principal of and
                  interest on all Notes, and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

                                    (B) all sums paid or advanced by the
                  Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                           (ii) all Events of Default, other than the nonpayment of the principal of the Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

                  SECTION 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of three Business Days, or (ii) default is made in the payment of the principal on the related Final Maturity Date of a Class of Notes when the same becomes due and payable in accordance with Section 2.07(b), the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate specified in Section 2.07 and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

                  (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may, or shall at the written direction of the Interested Noteholders, representing not less than a majority of the Outstanding Amount of the applicable Classes of Notes, institute a Proceeding for the collection of the sums so due and unpaid, and prosecute such Proceeding to judgment or final decree, and enforce the same against the Issuer or other obligor upon such Notes, and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes wherever situated, the moneys adjudged or decreed to be payable.

                  (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, or shall at the written direction of the Interested Noteholders, representing not less than a majority of the Outstanding Amount of the applicable Classes of Notes, as more particularly provided in Section 5.04, proceed to protect and enforce its rights, the rights of the holders of the Notes, as applicable, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

                  (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes, or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, may, or shall at the written direction of the Interested Noteholders representing not less than a majority of the Outstanding Amount of the applicable Classes of Notes, be entitled and empowered, by intervention in such proceedings or otherwise:

                           (i) to file and prove a claim or claims for the whole amount of principal of and interest on each Class of Notes owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and the holders of the Notes allowed in such Proceedings;

                           (ii) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                           (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the holders of the Notes and of the Indenture Trustee on their behalf;

                           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the holders of the Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and

                           (v) to take any other action with respect to such claims including participating as a member of any official committee of creditor's appointed in the matters as it deems necessary or advisable;

         and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such holders of the Notes to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such holders of the Notes to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

                  (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any holder of the Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder of the Notes thereof or to authorize the Indenture Trustee to vote in respect of the claim of any holder of the Notes in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes.

                  (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the holders of the Notes and it shall not be necessary to make any holder of the Notes a party to any such Proceedings.

                  SECTION 5.04 REMEDIES; PRIORITIES. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, or shall at the written direction of the Interested Noteholders representing not less than a majority of the Outstanding Amount of the applicable Classes of Notes (or such different percentage as set forth below), do one or more of the following (subject to Section 5.05):

                           (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

                           (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Trust Estate securing the Notes;

                           (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the holders of the Notes; and

                           (iv) sell the Indenture Trust Estate securing the Notes or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

         PROVIDED, HOWEVER, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate securing the Notes following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless (x) 100% of the Noteholders consent to such sale, (y) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the Notes or (z) the Indenture Trustee determines that the collections on the Student Loans would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of Notes, representing not less than a 66.67% of the Outstanding Amount of the Notes.

                  (b) If the Indenture Trustee collects any money or property under this Article V following the occurrence and during the continuation of an Event of Default with respect to Sections 5.01(i) or 5.01(ii) above or following the acceleration of the Notes pursuant to Section 5.02, it shall pay out the money or property in the following order:

                  First: pro rata based upon amounts owed to the Owner Trustee for amounts due under Article X of the Trust Agreement, to the Indenture Trustee for amounts due under Section 6.07 and to the Grantor Trustee for amounts due under the Grantor Trust Agreement, not to exceed $150,000 per annum in the aggregate, (ii) to the Servicers, the Administrator and any Paying Agents, the unpaid fees owed by the Issuer to such parties, not to exceed $100,000 per annum in the aggregate, and
         (iii) to the Auction Agent and the Broker-Dealers, the unpaid fees owed by the Issuer to such parties;

                  Second: to the holders of the Class A Notes for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest;

                  Third: to the holders of the Class A Notes, other than the Class A-IO Notes, for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal, until the Outstanding Amount of the Class A Notes is zero.

                  Fourth: to the holders of the Class B Notes for amounts due and unpaid on the Class B Notes for interest (other than Carry-Over Amounts) ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for interest;

                  Fifth: to the holders of the Class B Notes for amounts due and unpaid on the Class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal, until the Outstanding Amount of the Class B Notes is zero;

                  Sixth: to the holders of the Class B Notes for amounts due and unpaid for Carry-Over Amounts, ratably without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for Carry-Over Amounts;

                  Seventh: pro rata based upon amounts owed, to the Owner Trustee, the Indenture Trustee and the Grantor Trustee, for all amounts due and owing to such parties under the Basic Documents to the extent not paid pursuant to priority FIRST above, to FMC, for any unreimbursed Advances made pursuant to Section 8.11, and to the Servicers, the Administrator any Paying Agents, the Auction Agent, the Broker-Dealers and the Guarantee Agency, for all amounts due and owing to such parties pursuant to the Basic Documents, and

                  Eighth: to the Owner Trustee (on behalf of the Issuer), for distribution to the Certificateholders in accordance with the terms of the Trust Agreement.

The Indenture Trustee may fix a record date and payment date for any payment to the holders of the Notes pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each holder of the Notes and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

                  (c) If the Indenture Trustee collects any money or property under this Article V following the occurrence and during the continuation of an Event of Default other than with respect to Sections 5.01(i) or 5.01(ii) above or following the acceleration of the Notes pursuant to Section 5.02, it shall pay out the money or property in the following order:

                  First: pro rata based upon amounts owed (i) to the Owner Trustee for amounts due under Article X of the Trust Agreement, to the Indenture Trustee for amounts due under Section 6.07 and to the Grantor Trustee for amounts due under the Grantor Trust Agreement, not to exceed $150,000 per annum in the aggregate, (ii) to the Servicers, the Administrator and any Paying Agents, the unpaid fees owed by the Issuer to such parties, not to exceed $100,000 per annum in the aggregate, and
         (iii) to the Auction Agent and the Broker-Dealers, the unpaid fees owed by the Issuer to such parties;

                  Second: to the holders of the Class A Notes for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for interest;

                  Third: to the holders of the Class B Notes for amounts due and unpaid on the Class B Notes for interest (other than Carry-Over Amounts) ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for interest;

                  Fourth: to the holders of the Class A Notes, other than the Class A-IO Notes, for amounts due and unpaid on the Class A Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A Notes for principal, until the Outstanding Amount of the Class A Notes is zero.

                  Fifth: to the holders of the Class B Notes for amounts due and unpaid on the Class B Notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal, until the Outstanding Amount of the Class B Notes is zero;

                  Sixth: to the holders of the Class B Notes for amounts due and unpaid for Carry-Over Amounts, ratably without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for Carry-Over Amounts;

                  Seventh: pro rata based upon amounts owed, to the Owner Trustee, the Indenture Trustee and the Grantor Trustee, for all amounts due and owning to such parties under the Basic Documents to the extent not paid pursuant to priority FIRST above, to FMC, for any unreimbursed Advances made pursuant to Section 8.11, and to the Servicers, the Administrator, any Paying Agents, the Auction Agent, the Broker-Dealers and the Guarantee Agency, for all amounts due and owing to such parties pursuant to the Basic Documents, and

                  Eighth: to the Owner Trustee (on behalf of the Issuer), for distribution to the Certificateholders in accordance with the terms of the Trust Agreement.

                  SECTION 5.05 OPTIONAL PRESERVATION OF THE FINANCED STUDENT LOANS. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, or shall at the written direction of the Interested Noteholders, representing not less than a majority of the Outstanding Amount of the applicable Classes of Notes, elect to maintain possession of the related Indenture Trust Estate. It is the desire of the parties hereto and the holders of the Notes that there be at all times sufficient funds for the payment of principal of and interest on each Class of Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate. In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

                  SECTION 5.06 LIMITATION OF SUITS. No holder of the Notes shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless the following conditions listed below are satisfied:

                           (i) such holder of the Notes has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                           (ii) the holders of not less than 25% of the Outstanding Amount of the Notes, in the aggregate, have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                           (iii) such holders of the Notes have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                           (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding; and

                           (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the Outstanding Amount of the Notes in the aggregate;

         it being understood and intended that no one or more holders of the Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other holders of the Notes or to obtain or to seek to obtain priority or preference over any other holders of the Notes or to enforce any right under this Indenture, except in the manner herein provided.

If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

                  SECTION 5.07 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, any holder of any Class of Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, on such Note, on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder of any such Class of Notes.

                  SECTION 5.08 RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any holder of Notes has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such holder of Notes, then and in every such case the Issuer, the Indenture Trustee and the holders of the Notes shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the holders of the Notes shall continue as though no such Proceeding had been instituted.

                  SECTION 5.09 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 5.10 DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee or any holder of Notes to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the holders of the Notes may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the holders of the Notes.

                  SECTION 5.11 CONTROL BY NOTEHOLDERS. With respect to the Notes, the Interested Noteholders, representing not less than a majority of the Outstanding Amount of the applicable Classes of Notes (or, in each case, if only one Class is affected thereby, a majority of the Outstanding Amount of such Class) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; PROVIDED that:

                           (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                           (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Indenture Trust Estate shall be by the holders of not less than 100% of the Outstanding Amount of the Notes;

                           (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by the holders of less than 100% of the Outstanding Amount of the Notes, to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

                           (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

         PROVIDED, HOWEVER, that, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any holders of the Notes not consenting to such action.

                  SECTION 5.12 WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the Notes as provided in Section 5.02, the Interested Noteholders representing not less than a majority of the Outstanding Amount of the applicable Classes of Notes, may waive any past Default and its consequences except a Default (a) in payment when due of principal of or interest on any Note or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each holder of the Notes. In the case of any such waiver, the Issuer, the Indenture Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

                  SECTION 5.13 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each holder of the Notes by such Noteholder's acceptance of any Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any holder of the Notes or group of holders of the Notes, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any holder of the Notes for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

                  SECTION 5.14 WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 5.15 ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the holders of the Notes shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with
Section 5.04(b) or (c), as the case may be.

                  SECTION 5.16 PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS. (a) Promptly following a request from the Indenture Trustee, and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor, the Sellers, the Administrator and the Servicers, as applicable, of each of their obligations to the Issuer under or in connection with the Basic Documents in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Basic Documents, including the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, the Sellers, the Administrator or the Servicers of each of their obligations under the Basic Documents.

                  (b) If an Event of Default has occurred and is continuing, the Indenture Trustee shall at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Interested Noteholders, representing not less than 66.67% of the Outstanding Amount of the applicable Classes of Notes, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor, the Sellers, the Administrator, the Servicers or the Guarantee Agency under or in connection with the Basic Documents, including the right or power to take any action to compel or secure performance or observance by the Depositor, the Sellers, the Administrator and the Servicers of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Basic Documents and any right of the Issuer to take such action shall be suspended.

                  SECTION 5.17 NOTICE OF DEFAULTS. Within 90 days after the occurrence of any Default hereunder with respect to the Notes, the Indenture Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder to which a Responsible Officer of the Indenture Trustee has actual knowledge or is in receipt of a written notice thereof in accordance with the terms of this Indenture, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of or interest with respect to any Note, the Indenture Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.

                                   ARTICLE VI

                              The Indenture Trustee

                  SECTION 6.01 DUTIES OF INDENTURE TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which the Indenture Trustee is a party, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                           (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to a Responsible Officer of the

         Indenture Trustee and conforming to the requirements of this Indenture; PROVIDED, HOWEVER, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                           (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

                  (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this
Section 6.01.

                  (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

                  (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

                  (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

                  (h) Except as expressly provided in the Basic Documents, the Indenture Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

                  (i) In the event that the Indenture Trustee is the Paying Agent or the Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Indenture shall also be afforded to the Indenture Trustee in its capacity as Paying Agent or Note Registrar.

                  (j) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.01.

                  SECTION 6.02 RIGHTS OF INDENTURE TRUSTEE. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in such document.

                  (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officers' Certificate of the Issuer or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

                  (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith. (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) In the event that the Person acting as Indenture Trustee is also acting as securities intermediary all the rights, powers, immunities and indemnities afforded to the Indenture Trustee under the Basic Documents shall also be afforded to the securities intermediary.

                  (g) Absent willful misconduct or fraud, the Indenture Trustee shall not be liable for any punitive damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

                  (h) The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such Default or Event of Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Notes under this Indenture.

                  (i) Any permissive right or authority granted to the Indenture Trustee shall not be construed as a mandatory duty.

                  SECTION 6.03 INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

                  SECTION 6.04 INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

                  SECTION 6.05 NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been received by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on the Notes, the Indenture Trustee may withhold the notice to the holders of the Notes if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of holders of the Notes.

                  SECTION 6.06 REPORTS BY INDENTURE TRUSTEE TO NOTEHOLDERS. The Indenture Trustee shall deliver to each holder of the Notes (and to each Person who was a holder of the Notes at any time during the applicable calendar year) such information as may be required to enable such holder to prepare its Federal and state income tax returns.

                  SECTION 6.07 COMPENSATION AND INDEMNITY. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for all services rendered under this Indenture, and also all reasonable expenses, charges, counsel fees and other disbursements, including those of their attorneys, agents and employees, incurred in and about the performance of their powers and duties under this Indenture. The Issuer further agrees to indemnify and save the Indenture Trustee harmless against any liabilities which it may incur in the exercise and performance of its powers and duties hereunder, and which are not due to its negligence or willful misconduct, to the extent solely payable from the Indenture Trust Estate. To secure the Indenture Trustee's right to receive amounts pursuant to this Section 6.07, the Indenture Trustee shall have a lien against the Indenture Trust Estate that is subordinate to the rights of the Noteholders. Without prejudice to its rights hereunder, when the Indenture Trustee incurs expenses or renders services after a Default specified in Sections 5.01(iv) or (v) occurs, such expenses and the compensation for such services (including the fees and expenses of its agent and counsel) shall constitute expenses of administration under the applicable bankruptcy law. The provisions of this Section 6.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Indenture Trustee.

                  SECTION 6.08 REPLACEMENT OF INDENTURE TRUSTEE. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. The Administrator shall remove the Indenture Trustee if:

                           (i) the Indenture Trustee fails to comply with
         Section 6.11;

                           (ii) an Insolvency Event occurs with respect to the Indenture Trustee;



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

                           (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                           (iv) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Administrator shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the holders of the Notes and each Rating Agency. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee upon payment of all monies due and owing to the retiring Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any holder of the Notes may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

                  SECTION 6.09 SUCCESSOR INDENTURE TRUSTEE BY MERGER. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates



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

shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

                  SECTION 6.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.
(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Indenture Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the holders of the Notes, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to holders of the Notes of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                           (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                  (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 6.11 ELIGIBILITY; DISQUALIFICATION. There shall at all times be an Indenture Trustee hereunder which shall be eligible to act as Indenture Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000 (and, with respect to any successor Indenture Trustee, having a rating of at least "Baa3" from Moody's unless the Rating Agency Condition is satisfied). If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.11, it shall resign immediately in the manner and with the effect specified in this Article VI. Neither the Issuer nor any Person directly or indirectly controlling or controlled by, or under common control with, the Issuer shall serve as Indenture Trustee.

                  SECTION 6.12 BACK-UP CERTIFICATION. The Indenture Trustee shall provide the Depositor with a certificate substantially in the form attached hereto as Exhibit I at the request of the Administrator; provided that the Indenture Trustee shall have no responsibility to file such certificate with the Securities and Exchange Commission.

                                  ARTICLE VII

                         Noteholders' Lists and Reports

                  SECTION 7.01 ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the holders of the Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

                  SECTION 7.02 PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the holders of the Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of the holders of the



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

Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

                  (b) Upon receipt by the Indenture Trustee of any request by a holder of the Notes to receive a copy of the current list of holders of the Notes, the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of holders of the Notes produced in response thereto.

                  (c) The Indenture Trustee shall furnish to the holders of the Notes promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Indenture Trustee under the Basic Documents.

                  SECTION 7.03 REPORTS BY ISSUER. (a) The Issuer shall cause the Administrator to furnish the Issuer, the Indenture Trustee and the Grantor Trustee the reports required by the Administration Agreement and by Section 3.24 of this Indenture.

                  (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

                  SECTION 8.01 COLLECTION OF MONEY. (a) Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it on behalf of the holders of the Notes as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default under this Indenture and any right to proceed thereafter as provided in Article V.

                  (b) The Indenture Trustee shall deposit into the Collection Account all payments it receives from the Servicers by or on behalf of the Obligors with respect to the Student Loans, and all related Liquidation Proceeds and Recoveries, as collected during the Collection Period. For purposes of this
Article VIII, the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Student Loans, as applicable, by or on behalf of borrowers thereof and the Guarantee Agency.

                  (c) The Indenture Trustee shall deposit into the Collection Account the aggregate Purchase Amount it receives with respect to Purchased Student Loans and all other amounts received from the Sellers or the Servicers with respect to the Student Loans. The



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


Indenture Trustee also shall deposit into the Collection Account all amounts transferred from the Pre-Funding Account pursuant to Section 8.10.

                  SECTION 8.02 TRUST ACCOUNTS. (a)(i) The Issuer, for the benefit of the Noteholders and itself, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Issuer. The Collection Account will initially be established as a segregated account at U.S. Bank National Association in the name of the Indenture Trustee. The Issuer will make an initial deposit on the Closing Date into the Collection Account of cash equal to $605,130,319, which amount will be disbursed on the Closing Date by the Indenture Trustee, pursuant to written instructions of the Administrator, to acquire the Initial Financed Student Loans.

                  (ii) The Issuer, for the benefit of the Noteholders and itself, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Issuer. The Reserve Account initially will be established as a segregated account at U.S. Bank National Association in the name of the Indenture Trustee. The Issuer will make an initial deposit on the Closing Date into the Reserve Account of cash or certain Eligible Investments equal to the Reserve Account Initial Deposit.

                  (iii) The Issuer, for the benefit of the Noteholders and itself, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Issuer. The Pre-Funding Account initially will be established as a segregated account at U.S. Bank National Association in the name of the Indenture Trustee. The Issuer will make an initial deposit on the Closing Date into the Pre-Funding Account of cash or certain Eligible Investments equal to $46,168,158.02 (the "Pre-Funded Amount"), to be used for the purchase of Subsequent Student Loans and as provided by Section 8.10 hereof.

                  (iv) The Issuer, for the benefit of the Noteholders and itself, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Future Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Issuer. The Future Distribution Account initially will be established as a segregated account at U.S. Bank National Association in the name of the Indenture Trustee.

                  (b) Funds on deposit in the Collection Account, the Reserve Account, the Pre-Funding Account and the Future Distribution Account (collectively, the "Trust Accounts") shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments pursuant to written instructions by the Issuer; PROVIDED, HOWEVER, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Noteholders and the Issuer; provided that on the Business Day preceding each



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

Distribution Date on which funds in the applicable Trust Account will be needed, all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall constitute a portion of the Available Funds for such Distribution Date. Other than as described in the following proviso or as otherwise permitted by the Rating Agencies, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day preceding the following Distribution Date for which such funds are needed; PROVIDED, HOWEVER, that funds on deposit in Trust Accounts may be invested in Eligible Investments of the Indenture Trustee which may mature so that such funds will be available on such Distribution Date. Funds deposited in a Trust Account on a Business Day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

                  (c) The Indenture Trustee, on behalf of the Noteholders, shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Indenture Trust Estate. Subject to the Issuer's power to instruct the Indenture Trustee pursuant to paragraph (b) above, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Issuer agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Issuer shall notify the Indenture Trustee, in writing, promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                                    (A) With respect to the Trust Account
                  Property, the Indenture Trustee agrees, by its acceptance hereof, that:

                                    (B) any Trust Account Property that is held
                  in deposit accounts shall be held solely in Eligible Deposit Accounts; and, subject to Section 8.02(b), each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                                    (C) any Trust Account Property shall be
                  Delivered to the Indenture Trustee in accordance with the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or such other Person acting solely for the Indenture Trustee as required for Delivery;

                                    (D) In the event that the Indenture Trustee,
                  in its capacity as securities intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Accounts or any security entitlement credited thereto, the Indenture Trustee, in its capacity as securities intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee for the benefit of the Noteholders. The financial assets and other items deposited to the Trust Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Indenture Trustee (except that the Indenture Trustee, in its capacity as securities intermediary may set off (i) the face amount of any checks which have been credited to the Trust Accounts but are subsequently returned unpaid because of uncollected or insufficient funds, and (ii) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts;

                                    (E) The Issuer shall instruct the Indenture
                  Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Indenture Trustee to carry out its duties under this Indenture;

                                    (F) Each Trust Account provided for herein
                  to be established and maintained by the Indenture Trustee shall be so established and maintained by the Indenture Trustee, as securities intermediary (in such capacity, the "Securities Intermediary"). Each item of "investment property" within the meaning of Section 9-102(a)(49) of the New York Uniform Commercial Code (which shall not be deemed to include the Financed Student Loans or the related notes evidencing the Financed Student Loans) or "money" within the meaning of
                  Section 1-201(24) of the New York Uniform Commercial Code, that is (whether investment property, security, instrument or cash) credited to such a Trust Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the New York Uniform Commercial Code. The State of New York shall be deemed to be the Securities Intermediary's location for purposes of the New York Uniform Commercial Code, and each such Trust Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York; and

                                    (G) Following the filing of any UCC
                  financing statement with respect to this Indenture the Indenture Trustee hereby agrees to notify the Issuer six months prior to the expiration of such filing of the need to file continuation statements, and to the extent permitted by law, the Issuer shall execute and file such continuation statements, and provide a copy thereof to the Indenture Trustee along with an Opinion of Counsel to the effect that all action has been taken as is necessary to maintain the lien and security interest created by this Indenture.

                  (d) On or prior to the 20th calendar day of each month other than the month in which a Quarterly Distribution Date occurs, or if such day is not a Business Day, the immediately following Business Day, the Administrator shall instruct the Indenture Trustee in writing (based on the information contained in the Administrator's Officer's Certificate and each related Servicer's Report delivered pursuant to the Administration Agreement) to transfer funds on deposit in the Collection Account to the Future Distribution Account, on or before the Monthly Allocation Date of the same month, from and to the extent of the Available Funds on deposit in the Collection Account, in the following order of priority, and the Indenture Trustee shall comply with such instructions:



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

                           (i) First, pro rata based on the amounts owed to each such party, in the amount of fees and expenses expected to accrue and be paid to the Indenture Trustee, the Owner Trustee, the Grantor Trustee, the Servicers and the Administrator from the calendar day after the current month's Monthly Allocation Date (plus, for the initial Monthly Allocation Date, the fees and expenses accrued from the Closing Date through and including such initial Monthly Allocation
         Date) through the following month's Monthly Allocation Date, or if there is not a Monthly Allocation Date in the next calendar month, the Quarterly Distribution Date that occurs in the following month, plus previously accrued and unpaid amounts not previously deposited in the Future Distribution Account;

                           (ii) Second, pro rata based on the amounts owed to each such party, in the amount of fees and expenses expected to accrue and be paid to the Auction Agent and the Broker-Dealers from the calendar day after the current month's Monthly Allocation date (plus, for the initial Monthly Allocation Date, the fees and expenses accrued from the Closing Date through and including such initial Monthly Allocation Date) through the following month's Monthly Allocation Date, or if there is not a Monthly Allocation Date in the next calendar month, the Quarterly Distribution Date that occurs in the following month, plus previously accrued and unpaid amounts not previously deposited in the Future Distribution Account;

                           (iii) Third, pro rata based on the amounts owed to each such party, for each Class of Class A Notes, other than the Class A-IO Notes, an amount equal to interest expected to accrue on such Class of Notes at the then applicable Note Interest Rate, and for the Class A-IO-1, an amount equal to interest at 7.87% per annum, and for the Class A-IO-2 Notes, an amount equal to interest at 0.12% per annum, from the calendar day after the current month's Monthly Allocation Date (plus, for the initial Monthly Allocation Date, the interest accrued from the Closing Date through and including such initial Monthly Allocation Date) through the following month's Monthly Allocation Date, or if there is not a Monthly Allocation Date in the next calendar month, the Quarterly Distribution Date that occurs in the following month, plus previously accrued and unpaid amounts not deposited in the Future Distribution Account; and

                           (iv) Fourth, pro rata based on the amounts owed to each such party, for each Class of Class B Notes, an amount equal to interest expected to accrue on the Class B Notes at the then applicable Auction Rates from the calendar day after the current month's Monthly Allocation Date (plus, for the initial Monthly Allocation Date, the interest accrued from the Closing Date through and including such initial Monthly Allocation Date) through the following month's Monthly Allocation Date, or if there is not a Monthly Allocation Date in the next calendar month, the Quarterly Distribution Date that occurs in the following month, plus previously accrued and unpaid amounts not previously deposited in the Future Distribution Account.

                  (e) On each Auction Rate Note Interest Payment Date for a Class of Auction Rate Notes that is not a Quarterly Distribution Date, the Indenture Trustee will make the following distributions based upon written instructions received from the Administrator:

                           (i) First, from amounts on deposit in the Future Distribution Account allocated to the Auction Agent and the Broker-Dealers, and then from amounts on deposit in the Collection Account and the Reserve Account, pro rata based upon amounts owed to each such party, to the Auction Agent and the Broker-Dealers, the Auction Agent Fees and the Broker-Dealer Fees;

                           (ii) Second, from amounts on deposit in the Future Distribution Account to pay interest on that Class of Auction Rate Notes, and then from amounts on deposit in the Collection Account and the Reserve Account, to that Class of Auction Rate Notes, an amount equal to the Noteholders' Interest Distribution Amount for that Class of Auction Rate Notes;

                           (iii) Third, from amounts on deposit in the Future Distribution Account to pay principal on that Class of Auction Rate Notes, if any, to that Class of Action Rate Notes; and

                           (iv) Fourth, from amounts on deposit in the Future Distribution Account to pay Carry-over Amounts on that Class of Auction Rate Notes, if any, to that Class of Auction Rate Notes.

                  (f) On each Monthly Servicing Payment Date, based upon written instructions received from the Administrator, the Indenture Trustee shall pay to the Servicers an amount equal to the Servicing Fees then payable to the Servicers from amounts on deposit in the Future Distribution Account that were allocated for such Servicing Fees, or to the extent necessary, from the Collection Account and the Reserve Account.

                  (g) On each Quarterly Distribution Date, the Administrator shall instruct the Indenture Trustee in writing (based on the information contained in the Administrator's Officer's Certificate and each related Servicer's Report delivered pursuant to the Administration Agreement) to make the following deposits and distributions to the Persons or to the account specified below by 11:00 a.m. (New York time), to the extent of the amount of Available Funds in the Collection Account, in the following order of priority (except as otherwise provided in Sections 5.04(b)) and the Indenture Trustee shall comply with such instruction; PROVIDED, HOWEVER, only if an Auction Rate
Note Interest Payment Date is also a Quarterly Distribution Date will a Class of Auction Rate Notes be paid interest or principal on a Quarterly Distribution Date (otherwise, the amount allocated to each such Class of Auction Rate Notes will be deposited into the Future Distribution Account):

                  (1) First, pro rata: (i) Indenture Trustee fees and expenses, Owner Trustee fees and expenses and Grantor Trustee fees and expenses, in an aggregate amount not to exceed $150,000 per annum; (ii) Servicing Fees with respect to the Financed Student Loans due on such Quarterly Distribution Date and all prior unpaid Servicing Fees allocated to the Financed Student Loans up to the amount specified in the Servicing Agreements, Administration Fees with respect to the Financed Student Loans up to the amount specified in the Administration Agreement and any Paying Agent fees, the aggregate amount of fees paid pursuant to this clause (ii) shall not exceed $100,000 per annum, and (iii) to the extent the Quarterly Distribution Date is also an Auction Rate



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         Note Interest Payment Date, Broker-Dealer Fees and expenses up to the amount specified in the Broker-Dealer Agreements and Auction Agent Fees and expenses up to the amount specified in the Auction Agency Agreement;

                  (2) Second, to the Future Distribution Account, an amount necessary to provide for one month's expected payments of fees and expenses for each of the items in clause (1);

                  (3) Third, to TERI, the additional guaranty fees pursuant to the TERI Guaranty Agreements, which will be deposited into the TERI Pledge Fund;

                  (4) Fourth, to the holders of each Class of Class A Notes, the Interest Distribution Amount for such Class A Notes on a pro rata basis;

                  (5) Fifth, if the Quarterly Distribution Date is the Final Maturity Date for a Class of Class A Notes, to the holders of that Class of Class A Notes, the amount required to reduce the Outstanding Principal Balance of that Class to zero;

                  (6) Sixth, if the Quarterly Distribution Date is also an Auction Rate Note Interest Payment Date for one or more Classes of Class B Notes, to the holders of such Auction Rate Notes, the Interest Distribution Amount for such Class B Notes on a pro rata basis;

                  (7) Seventh, to the Future Distribution Account, an amount necessary to provide for one month's expected interest payments on the Class A Notes as described under Section 8.02(d)(iii);

                  (8) Eighth, to the Future Distribution Account, an amount necessary to provide for one month's expected interest payments on the Class B Notes as described under Section 8.02 (d)(iv);

                  (9) Ninth, to the Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of the Reserve Account to the greater of the amounts determined pursuant to clauses
         (b) and (c) of the definition of Specified Reserve Account Balance;

                  (10) Tenth, to TERI, to purchase Rehabilitated Financed Student Loans;

                  (11) Eleventh, to the holders of (i) the Class A-1 Notes, until paid in full, then (ii) the Class A-2 Notes, until paid in full, then (iii) the Class A-3 Notes, until paid in full, then (iv) the Class A-4 Notes, until paid in full, and then (v) to the Class B-1 and the Class B-2 Notes, on a pro rata basis, until paid in full, or to the Future Distribution Account, as the case may be, the Noteholders' Principal Distribution Amount, less any amounts distributed as principal pursuant to priority Fifth (principal will be paid to the holders of the Auction Rate Notes in lots of $50,000 only);

                  (12) Twelfth, to the holders of the Class B Notes or to the Future Distribution Account, as the case may be, Carryover Amounts, if any;



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

                  (13) Thirteenth, pro rata: (i) any unreimbursed advances to FMC and (ii) for all amounts in excess of the maximum amounts specified in clause (1): for Indenture Trustee fees and expenses; Owner Trustee fees and expenses pursuant to the Trust Agreement; Grantor Trustee fees and expenses pursuant to the Grantor Trust Agreement; indemnities and expenses of the Servicers; the portion of the Administration Fee allocated to the Notes and all unpaid Administration Fees from prior Collection Periods allocated to the Notes; Broker-Dealer Fees and expenses pursuant to the Broker-Dealer Agreements; Auction Agent Fees and expenses pursuant to the Auction Agency Agreement and any Paying Agent Fees;

                  (14) Fourteenth, to the holders of the Class A-1 Notes, any remaining amounts until the Outstanding Principal Balance of that Class is reduced to zero;

                  (15) Fifteenth, on and after the 10% Pool Balance Distribution Date or a TERI Trigger Event, to the holders of the Notes or to the Future Distribution Account, as the case may be, any remaining amounts as payment of principal allocated among the Noteholders as described in clause (11) until the Outstanding Principal Balance of each Class of Notes is reduced to zero; and

                  (16) Sixteenth, to FMC, any unpaid and accrued structuring advisory fee, and then to the Certificateholders, any remaining amounts.

                  SECTION 8.03 GENERAL PROVISIONS REGARDING ACCOUNTS. (a) So long as no Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon Issuer Order, subject to the provisions of Section 8.01(b); PROVIDED, HOWEVER, that funds in the Pre-Funding Account shall be invested only in Eligible Investments described in clause (a) of the definition thereof. All income or other gain from investments of moneys deposited in the Trust Accounts shall be deposited by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such Trust Account. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

                  (b) Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                  (c) If (i) the Issuer shall have failed to give investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 10:00 a.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or



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

(ii) a Default shall have occurred and be continuing, but the Notes shall not have been declared due and payable pursuant to Section 5.02, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Indenture Trust Estate are being applied in accordance with Section 5.04 as if there had not been such a declaration; then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments.

                  SECTION 8.04 RELEASE OF INDENTURE TRUST ESTATE. (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                  (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding, all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officers' Certificate of the Issuer and an Opinion of Counsel meeting the applicable requirements of Section 11.01.

                  SECTION 8.05 OPINION OF COUNSEL. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, except in connection with any action contemplated by Section 8.04(c), as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the holders of the Notes in contravention of the provisions of this Indenture. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                  SECTION 8.06 COST OF ISSUANCE ACCOUNT. The Issuer shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Cost of Issuance Account"). The Cost of Issuance Account shall not be a Trust Account and the Noteholders shall have no interest in the amount deposited therein. The Cost of Issuance Account initially will be established as a segregated account at U.S. Bank National Association in the name of the Indenture Trustee. The Issuer shall make a deposit into the Cost of Issuance Account on the Closing Date in an amount equal to $3,042,800. Upon receipt of written instructions from the Administrator, the Indenture Trustee shall remit funds on deposit in the



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

Cost of Issuance Account to pay the costs and expenses incurred by the Issuer in connection with issuing the Notes.

                  SECTION 8.07 APPLICATION OF COLLECTIONS. (a) With respect to each Student Loan, all collections (including all Guarantee Payments) with respect thereto for the Collection Period shall be applied to interest and principal on such Student Loan by allocating to interest the portion of such collection equal to the product of (A) the applicable interest rate on such Student Loan, (B) the unpaid principal balance of such Student Loan, and (C) the period of time elapsed since the preceding payment of interest on such Student Loan was made (over the actual number of days in a year) ("Interest Collections") and by allocating the remainder of such collection to principal.

                  (b) All Liquidation Proceeds shall be applied to the related Student Loan.

                  SECTION 8.08 RESERVE ACCOUNT. (a) On the Closing Date, the Issuer shall deposit the Reserve Account Initial Deposit into the Reserve Account. The Trustee shall deposit into the Reserve Account the amounts, if any, required to be deposited pursuant to Sections 8.02 and 8.11.

                  (b) (i) If the amounts payable for any Monthly Servicing Payment Date or Quarterly Distribution Date pursuant to Section 8.02(g)(1) exceed the amount distributed or allocated to the applicable parties on such Monthly Servicing Payment Date or Quarterly Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Monthly Servicing Payment Date or Quarterly Distribution Date an amount equal to such excess, to the extent of funds available therein, and to distribute or allocate such amounts to the applicable parties PRO RATA (based upon the amount owed to such parties).

                           (ii) If the amounts payable on each Quarterly Distribution Date pursuant to Section 8.02(g)(2) exceed the amount transferred to the Future Distribution Account on such Quarterly Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Quarterly Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph(b)(i), and to transfer such amount to the Future Distribution Account.

                           (iii) If the amounts payable for any Quarterly Distribution Date pursuant to Section 8.02(g)(3) exceed the amount transferred to the TERI Pledge Fund on such Quarterly Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Quarterly Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (b)(i) through (b)(ii) above, and to transfer such amount to the TERI Pledge Fund.

                           (iv) If the Noteholders' Interest Distribution Amount with respect to the Class A Notes for a Distribution Date exceeds the amount distributed to the holders of the Class A Notes on such Distribution Date, the Administrator shall instruct the



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

         Indenture Trustee in writing to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (b)(i) through
         (b)(iii) above, and to distribute such amount PRO RATA (based on the amount of such excess allocable to the holders of the Class A Notes), to the holders of the Class A Notes entitled thereto.

                           (v) If on the Final Maturity Date for a Class of Class A Notes, the outstanding principal balance of the applicable Class of Class A Notes (prior to giving effect to any distribution of principal thereon on such date) exceeds the amount of principal distributed to the holders of the applicable Class of Class A Notes on such date, the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(i) through (b)(iv) above and to distribute such amount to the holders of the applicable Class of Class A Notes, in the same order and priority as is set forth in
         Section 8.02(g)(11).

                           (vi) If the Noteholders' Interest Distribution Amount with respect to the Class B Notes for a Distribution Date exceeds the amount distributed to the holders of the Class B Notes on such Distribution Date, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Reserve Account on such Distribution Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (b)(i) through
         (b)(v) above, and to distribute such amount PRO RATA (based on the amount of such excess allocable to the holders of the Class B Notes), to the holders of the Class A Notes entitled thereto.

                           (vii) If on the Final Maturity Date for a Class of Class B Notes, the outstanding principal balance of the applicable Class of Class B Notes (prior to giving effect to any distribution of principal thereon on such date) exceeds the amount of principal distributed to the holders of the applicable Class of Class B Notes on such date, the Administrator shall instruct the Indenture Trustee in writing on such date to withdraw from the Reserve Account on such date an amount equal to such excess, to the extent of funds available therein, after giving effect to paragraphs (b)(i) through (b)(vi) above and to distribute such amount to the holders of the applicable Class of Class B Notes, PRO RATA (based on the Outstanding Principal Balance of each such Class).

                  (c) If the amount on deposit in the Reserve Account on any Quarterly Distribution Date (without giving effect to all deposits or withdrawals therefrom on such Quarterly Distribution Date) is greater than the Specified Reserve Account Balance for such Quarterly Distribution Date, the Issuer shall instruct the Indenture Trustee in writing to deposit the amount of such excess into the Collection Account for distribution on such Quarterly Distribution Date.

                  SECTION 8.09 STATEMENTS TO NOTEHOLDERS. On each Determination Date preceding a Quarterly Distribution Date, pursuant to the Administration Agreement the Administrator shall provide to the Indenture Trustee (with a copy to the Owner Trustee and the Rating Agencies) for the Indenture Trustee to forward on such succeeding Quarterly Distribution Date to each holder of record of the Notes a statement substantially in the form set forth as an



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

exhibit to the Administration Agreement setting forth at least the following information as to the Notes, to the extent applicable:

                           (1) the amount of the distribution allocable to
                  principal of each Class of Notes;

                           (2) the amount of the distribution allocable to
                  interest on each Class of Notes, together with the interest rates applicable with respect thereto;

                           (3) the Pool Balance as of the close of business on
                  the last day of the preceding Collection Period, after giving effect to the related payments allocated to principal reported under clause (1) above;

                           (4) the aggregate outstanding principal balance or
                  Notional Amount, as applicable, of each Class of Notes as of such Quarterly Distribution Date, after giving effect to related payments allocated to principal reported under clause
                  (1) above;

                           (5) for each Quarterly Distribution Date (A) the
                  amount of fees and expenses paid to the Indenture Trustee and the Owner Trustee; (B) the amount of the Servicing Fee paid to each Servicer; (C) the amount of fees and expenses paid to each Broker-Dealer and the Auction Agent; (D) the amount of fees paid to TERI; and (E) the amount of the Administration Fee paid to the Administrator, and, in each case, with respect to such Collection Period, together with the amount, if any, remaining unpaid after giving effect to all such payments;

                           (6) for each Quarterly Distribution Date, the amount
                  of the aggregate Realized Losses for the Financed Student Loans, if any, for such Collection Period and the balance of the Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

                           (7) the balance of the Reserve Account on such
                  Quarterly Distribution Date, after giving effect to changes therein on such Quarterly Distribution Date;

                           (8) the amounts withdrawn from the Reserve Account on
                  such Quarterly Distribution Date;

                           (9) for Quarterly Distribution Dates during the
                  Funding Period, the remaining Pre-Funded Amount on such Quarterly Distribution Date, after giving effect to changes therein during the related Collection Period;

                           (10) for the first Quarterly Distribution Date on or
                  following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to make Additional Fundings with respect to Additional Student Loans and is being deposited into the Collection Account; and

                           (11) the amount of any Advance with respect to such
                  Distribution Date;



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

                           (12) the amount transferred to the TERI Pledge Fund
                  to acquire Rehabilitated Student Loans with respect to such Distribution Date; and

                           Each amount set forth pursuant to clauses (1), (2),
                  (3), (5) and (6) above shall be expressed as a dollar amount per $50,000 of original principal balance of a Note. A copy of the statements referred to above may be obtained by any Note Owner by a written request to the Indenture Trustee addressed to the Corporate Trust Office.

         On each Determination Date preceding an Auction Rate Note Interest Payment Date, the Administrator shall provide to the Indenture Trustee (with a copy to the Owner Trustee and the Rating Agencies) for the Indenture Trustee to forward to each holder of record of the applicable Class of Notes a statement setting forth the information in clauses (1) and (2) above with respect to the related Auction Rate Notes.

                  SECTION 8.10 PRE-FUNDING ACCOUNT. (a) On the Closing Date, the Issuer will deposit in the Pre-Funding Account, $46,168,158.02, to be used by the Trust to acquire Subsequent Student Loans and as otherwise provided in this
Section 8.10. On each Subsequent Transfer Date during the Funding Period on which Subsequent Student Loans are to be conveyed to the Issuer, the Issuer shall instruct the Indenture Trustee in writing to withdraw from the Pre-Funding Account an amount up to 109.8% of the sum of the principal balance of, plus to the extent capitalized or to be capitalized upon commencement of repayment or during deferment or forbearance, accrued interest on, such Subsequent Student Loans. The Administrator shall instruct the Indenture Trustee in writing to distribute such amount as directed by the Administrator; provided, however, upon each acquisition of Subsequent Student Loans, the amount deposited in the TERI Pledge Fund must be equal to or greater than 6% of the principal balance of such Subsequent Student Loans being acquired.

                  (b) If the Pre-Funded Amount has not been reduced to zero on or prior to the Distribution Date on which the Funding Period ends (or, if the Funding Period does not end on a Distribution Date, on or prior to the first Distribution Date following the end of the Funding Period) after giving effect to any reductions in the Pre-Funded Amount on such Distribution Date pursuant to paragraph (a) above, the Administrator shall instruct the Indenture Trustee in writing to transfer on such Distribution Date from the Pre-Funding Account to the Collection Account an amount equal to the funds remaining in the Pre-Funding Account. Any such funds so transferred shall be considered Available Funds for the related Distribution Date.

                  SECTION 8.11 ADVANCES. (a) On or prior to any Quarterly Distribution Date, a Certificateholder may, but shall not be obligated to, make an optional deposit (each, an "Optional Deposit") to the Reserve Account from funds to be released to such Certificateholder pursuant to Sections 8.02(g)(16) on such Distribution Date or otherwise. Any such Optional Deposit shall be applied on the related Distribution Date in the same manner as other funds on deposit in the Reserve Account on the related Distribution Date in accordance with Section 8.08.

                  (b) If on any Determination Date the amount required to be distributed on the upcoming Monthly Servicing Payment Date or Distribution Date pursuant to Sections 8.02(e)(i), 8.02(f), or 8.02(g)(1), as the case may be, would exceed the sum of the aggregate amount in the



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

Collection Account, the Future Distribution Account and the Reserve Account, the Administrator, in its sole option, may elect to deposit, or have an Affiliate deposit, in the Reserve Account (no later than the Business Day immediately preceding such Monthly Servicing Payment Date or Distribution Date) an amount up to the amount of such deficiency (such deposit, is referred to as an "Advance").

                  SECTION 8.12 FUTURE DISTRIBUTION ACCOUNT. The Indenture Trustee shall make deposits into and withdrawals from the Future Distribution Account as provided in Section 8.02. To the extent amounts to be paid to the Noteholders or any other Person are in the Future Distribution Account, the Indenture Trustee, based upon written instructions received from the Administrator, shall transfer such amounts from the Future Distribution Account to the Collection Account and make such payments from the Collection Account.

                                   ARTICLE IX

                             Supplemental Indentures

                  SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. (a) Without the consent of any holders of the Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

                           (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                           (iii) to add to the covenants of the Issuer, for the benefit of the holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                           (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not materially adversely affect the interests of the holders of the Notes; or

                           (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of



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

         the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                  (b) The Administrator, on behalf of the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the holders of the Notes but upon satisfying the Rating Agency Condition, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture including changing the Auction Procedures for the Auction Rate Notes, or of modifying in any manner the rights of the holders of the Notes under this Indenture; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any holder of the Notes.

                  SECTION 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies, and with the consent of the Interested Noteholders holding a majority of the Outstanding Amount of the related Classes of Notes, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the holders of the Notes under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the holder of each Outstanding Note affected thereby:

                           (i) change the date of payment of any installment of principal of or interest on each Class of Notes, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the applicable Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

                           (ii) reduce the percentage of the Outstanding Amount of the Notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of the Notes of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                           (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";



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

                           (iv) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate pursuant to
         Section 5.04;

                           (v) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the other Basic Documents cannot be modified or waived without the consent of the holder of each Outstanding Note affected thereby;

                           (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any applicable Note on any Distribution Date (including the calculation of any of the individual components of such calculation);

                           (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any holder of any Note of the security provided by the lien of this Indenture; or

                           (viii) or change the definition of Interested Noteholders.

It shall not be necessary for any Act of holders of the Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the holders of the Notes to which such amendment or supplemental indenture relates a notice prepared by the Issuer setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  SECTION 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                  SECTION 9.04 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                  SECTION 9.05 [RESERVED]

                  SECTION 9.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                  SECTION 9.07 CONFORMITY WITH THE TRUST INDENTURE ACT. Every Supplemental Indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE X

                             Reporting Requirements

                  SECTION 10.01 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will cause each Servicer to deliver to the Administrator, any applicable annual statements as to compliance required by the Servicer's Servicing Agreement. Copies of any such annual statements will be provided to the Rating Agencies rating the Notes.

                  SECTION 10.02 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. Within 90 days of the end of each Servicer's regular fiscal-year or calendar-year audit period, the Issuer shall cause each Servicer, at the Servicer's expense, to cause a firm of independent public accountants to furnish a statement to the Administrator and the Indenture Trustee in accordance with the Servicer's Servicing Agreement. Copies of any such statement shall be provided to the Rating Agencies rating the Notes.

                                   ARTICLE XI

                                  Miscellaneous

                  SECTION 11.01 COMPLIANCE CERTIFICATES AND OPINIONS, ETC. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officers' Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                  SECTION 11.02 FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicers, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of such Servicer, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

                  SECTION 11.03 ACTS OF NOTEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders of the Notes, in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the holders of the Notes, signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

                  (c) The ownership of Notes, shall be proved by the Note Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Notes shall bind the holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 11.04 NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of holders of Notes, or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of holders of Notes, is to be made upon, given or furnished to or filed with:

                  (a) the Indenture Trustee by any holder of Notes, or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office.

                  (b) the Issuer by the Indenture Trustee or by any holder of Notes shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Issuer addressed to: The National Collegiate Student Loan Trust 2004-1, c/o Wachovia Trust Company, National Association, as Owner Trustee, One Rodney Square, 1st Floor, 920 King Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration; with a copy to: The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, Attention: Controller, with a copy to Richard P. Zermani, Esq., or at any other address previously furnished in writing to the Indenture Trustee by the

Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the holders of the Notes to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Rating Services, 55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department; and (iii) in the case of Fitch, at the following address: Fitch, Inc., One State Street Plaza, Attention: ABS Surveillance, New York, NY 10004, SF; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  SECTION 11.05 NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to holders of Notes of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each holder of Notes affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to holders of the Notes is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular holder of Notes shall affect the sufficiency of such notice with respect to other holders of Notes, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of the Notes shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to holders of the Notes when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default.

                  SECTION 11.06 ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any holder of the Notes providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such holder of the Notes that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

                  SECTION 11.07 [RESERVED]

                  SECTION 11.08 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 11.09 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind the successors, co-trustees and agents (excluding any legal representatives or accountants) of the Indenture Trustee.

                  SECTION 11.10 SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.11 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the holders of the Notes, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 11.12 LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

                  SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TIA THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

                  SECTION 11.14 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.15 RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the holders of the Notes or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

                  SECTION 11.16 TRUST OBLIGATIONS. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Administrator, the Servicer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Administrator, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Administrator, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder or owner of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Administrator, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         This Indenture is executed and delivered by Wachovia Trust Company, National Association ("Wachovia"), not individually or personally but solely as Owner Trustee of the Issuer in the exercise of the powers and authority conferred and vested in it and each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wachovia but is made and intended for the purpose of binding only the Issuer and under no circumstances shall Wachovia be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or otherwise.

                  SECTION 11.17 NO PETITION. The Indenture Trustee, by entering into this Indenture, and each holder of each Class of the Notes, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

                  SECTION 11.18 INSPECTION. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information obtained from such examination or inspection except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

                  SECTION 11.19 THIRD-PARTY BENEFICIARIES. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Note Owners and their respective successors and permitted assigns. Except as otherwise provided in this Indenture, no other person will have any right or obligation hereunder.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                  THE NATIONAL COLLEGIATE STUDENT
                                  LOAN TRUST 2004-1,

                                  By:     WACHOVIA TRUST COMPANY,
                                          NATIONAL ASSOCIATION,
                                          not in its individual capacity but
                                          solely as Owner Trustee,

                                  By:     /s/ Sterling C. Correia
                                      --------------------------------------
                                  Name:   Sterling C. Correia
                                  Title:  Vice President


                                  U.S. BANK NATIONAL ASSOCIATION,
                                  not in its individual capacity but solely as Indenture Trustee,

                                  By:     /s/ Vaneta Barnard
                                      --------------------------------------
                                  Name:   Vaneta Barnard
                                  Title:  Vice President

STATE OF DELAWARE          )
                           ) ss.:
COUNTY OF NEW CASTLE       )



         On the 2nd day of June in the year 2004, before me, the undersigned, personally appeared Sterling C. Correia, an Authorized Officer, of WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION, as Owner Trustee of THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 2nd day of June, 2004.

                                              /s/ Sheri M. Robinson
                                              ------------------------
                                              Notary Public in and for
                                              the State of Delaware.




         My commission expires: October 9, 2004

STATE OF Massachusetts     )
                           )  ss.:
COUNTY OF Suffolk          )



         On the 10th day of June in the year 2004, before me, the undersigned, personally appeared Vaneta I. Bernard, a Vice President of U.S. BANK NATIONAL ASSOCIATION, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 10th day of June, 2004.

                                                 /s/ Grace Lee
                                                 Notary Public in and for
                                                 the State of MA.


         My commission expires: April 21, 2006

                                   APPENDIX A

                              DEFINITIONS AND USAGE

                                      USAGE

The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

(a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

(c) The words "hereof," "herein," "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article," "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation."

(d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                   DEFINITIONS

                  "ACCOUNTANT" means PricewaterhouseCoopers LLP and any other independent certified public accountant as may be selected by the Issuer and satisfying the Rating Agency Condition.

                  "ACT" has the meaning specified in Section 11.03(a) of the Indenture.

                  "ADDITIONAL FUNDINGS" means the moneys transferred from the Pre-Funding Account on Subsequent Transfer Dates during the Funding Period, and shall consist of amounts paid to the applicable Seller to acquire Subsequent Student Loans as of the applicable Subsequent Cut-off Dates, to pay capitalized interest on the Student Loans, as applicable, and to remit to the Collection Account if the amount on deposit in the TERI Pledge Fund is less than the amount specified in Section 8.10 of the Indenture.

                  "ADMINISTRATION AGREEMENT" means the Administration Agreement dated as of June 10, 2004, among the Issuer, the Indenture Trustee, the Owner Trustee and the Administrator.

                  "ADMINISTRATION FEE" has the meaning specified in Section 3 of the Administration Agreement.

                  "ADMINISTRATOR" means First Marblehead Data Services, Inc., a Massachusetts corporation, in its capacity as administrator of the Issuer and the Financed Student Loans, and its successors and permitted assigns.

                  "ADMINISTRATOR DEFAULT" means the occurrence of any event specified in Section 8(d) of the Administration Agreement.

                  "ADVANCE" has the meaning specified in Section 8.11(b) of the Indenture.

                  "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "APPLICABLE INDEX" means with respect to the Class A-1, A-2, A-3 and A-4 Notes, Three-Month LIBOR; PROVIDED, HOWEVER, with respect to the initial Interest Period, the Applicable Index shall be determined by the following formula:

                           X + [17/30*(Y-X)]

                           Where: X = Three-Month LIBOR, and

                           Y = Four-Month LIBOR, in each case, as of the second business day before the start of the initial Interest Period.

                  "APPLICABLE NOTE MARGIN" means: 0.12% for the Class A-1 Notes, 0.26% for the Class A-2 Notes, 0.38% for the Class A-3 Notes, and 0.43% for the Class A-4 Notes.

                  "APPLICABLE NOTE RATE" means, with respect to the Class A-IO-1 Notes, 7.87% per annum and with respect to the Class A-IO-2 Notes, 0.12% per annum.

                  "APPLICABLE PROCEDURES" has the meaning specified in Section 2.04(j)(i) of the Indenture.

                  "AUCTION RATE NOTES" means the Class B-1 Notes and the Class B-2 Notes.

                  "AUTHORIZED OFFICER" means, with respect to any Person, any Person who is authorized to act for such Person in matters relating to the Basic Documents and whose action is binding upon such Person. With the respect to the Issuer, "Authorized Officer" means any officer of the Owner Trustee and/or the Administrator who is authorized to act for the Owner Trustee and/or the Administrator in matters relating to the Issuer. With respect to the Indenture Trustee, "Authorized Officer" means any officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "AVAILABLE FUNDS" means, with respect to any Distribution Date, any Monthly Servicing Payment Date or any other distribution date pursuant to Section 5.04 of the Indenture, the sum of the following amounts received with respect to the then elapsed portion of the related Collection Period to the extent not previously distributed:

                           (i) all collections received by a Servicer (or any
                  Sub-Servicer acting on its behalf) on the Student Loans, (including any Guarantee Payments received) but net of any applicable administrative fees, late fees or similar fees received from a borrower;

                           (ii) all Liquidation Proceeds and all Recoveries in
                  respect of Liquidated Student Loans which were written off in prior Collection Periods or prior months of such Collection Period;

                           (iii) the aggregate Purchase Amounts received for
                  Student Loans repurchased by a Seller or a Servicer or under an obligation which arose during the elapsed portion of such Collection Period;

                           (iv) Investment Earnings for such Distribution Date;

                           (v) amounts withdrawn from the Reserve Account in
                  excess of the Specified Reserve Account Balance and deposited into the Collection Account;

                           (vi) amounts transferred from the Pre-Funding Account
                  to the Collection Account;

                           (vii) amounts on deposit in the Future Distribution
                  Account;

                           (viii) Advances and Optional Deposits, if any; and

                           (ix) any proceeds received in connection with the
                  sale of the Student Loans, or sums collected by the Indenture Trustee pursuant to Sections 5.03 or 5.04(a) of the Indenture; PROVIDED, HOWEVER, that Available Funds will exclude all payments and proceeds (including Liquidation Proceeds) of any Student Loans, the related Purchase Amount of which has been included in Available Funds, for a prior Distribution Date; PROVIDED, FURTHER, that if on any Distribution Date there would not be sufficient funds, after application of Available Funds and amounts available from the Reserve Account, the Future Distribution Account and the Pre-Funding Account, to pay any of the items specified in clauses (1) through (6) of
                  Section 8.02(g) of the Indenture for such Distribution Date, then Available Funds for such Distribution Date will include, in addition to the Available Funds, amounts being held pursuant to Section 8.01 of the Indenture, or on deposit in the Collection Account, with respect to Available Funds relating to such Distribution Date which would have constituted Available Funds for the Distribution Date succeeding such Distribution Date, up to the amount necessary to pay the items specified in clause (1) through (6) of
                  Section 8.02(g) of the Indenture, and the Available Funds, for such succeeding Distribution Date will be adjusted accordingly.

                  "BASIC DOCUMENTS" means the Trust Agreement, the Grantor Trust Agreement, the Indenture, all Student Loan Purchase Agreements, the Deposit and Sale Agreement, all Servicing Agreements, the Administration Agreement, the Custodial Agreement, the Note Depository Agreement, the Guarantee Agreements, the TERI Deposit and Security Agreement, the Auction Agent Agreement, the Broker Dealer Agreements, any Program Manual and other documents and certificates delivered in connection with any thereof.

                  "BENEFICIAL OWNER" means, with respect to a Note, the Person who is the beneficial owner of such Note, as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant, in accordance with the rules of such Depository), as the case may be.

                  "BOOK-ENTRY NOTE" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City or the city in which the designated corporate trust office of the Indenture Trustee is located, are authorized or obligated by law, regulation or executive order to remain closed.

                  "CERTIFICATE" means the Trust Certificate issued pursuant to the Trust Agreement, substantially in the form of Exhibit 1 thereto.

                  "CERTIFICATEHOLDER" means the Person in whose name a Certificate is registered.

                  "CLASS" means reference to any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-IO-1, Class A-IO-2 Class B-1 or Class B-2 Notes, as applicable.

                  "CLASS A NOTES" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-IO-1 Notes and Class A-IO-2 Notes.

                  "CLASS A-1 NOTE" means a Class A-1 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

                  "CLASS A-2 NOTE" means a Class A-2 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

                  "CLASS A-3 NOTE" means a Class A-3 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

                  "CLASS A-4 NOTE" means a Class A-4 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-4 thereto.

                  "CLASS A-IO NOTES" means the Class A-IO-1 Notes and the Class A-IO-2 Notes.

                  "CLASS A-IO-1 NOTE" means a 7.87% Class A-IO-1 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-5 thereto.

                  "CLASS A-IO-2 NOTE" means a 0.12% Class A-IO-2 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-6 thereto.

                  "CLASS B NOTES" means the Class B-1 Notes and the Class B-2 Notes.

                  "CLASS B-1 NOTE" means an Auction Rate Class B-1 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-7 thereto.

                  "CLASS B-2 NOTE" means an Auction Rate Class B-2 Note issued pursuant to the Indenture, substantially in the form of Exhibit A-8 thereto.

                  "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

                  "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "CLEARSTREAM" means Clearstream Banking, a societe anonyme, a limited liability company organized under the laws of Luxembourg.

                  "CLOSING DATE" means June 10, 2004.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "COLLATERAL" has the meaning specified in the Granting Clause of the Indenture.

                  "COLLECTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 8.02(a)(i) of the Indenture.

                  "COLLECTION PERIOD" means, with respect to the first Quarterly Distribution Date, the period beginning on the Cutoff Date and ending on August 31st, 2004, and with respect to each subsequent Quarterly Distribution Date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

                  "CORPORATE TRUST OFFICE" means (i) with respect to the Indenture Trustee and the Note Registrar (so long as the Indenture Trustee is the Note Registrar), the designated office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: The National Collegiate Student Loan Trust 2004-1 (facsimile: (617) 603-6638) or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, and the Depositor, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Administrator, and the Depositor) and
(ii) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at One Rodney Square, 1st Floor, 920 King Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration (facsimile: (302) 888-7544); or at such other address as the Owner Trustee may designate by notice to the Certificateholder, the Administrator, and the Depositor, or corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder, the Administrator, and the Depositor).

                  "COST OF ISSUANCE ACCOUNT" means the account designated as such, established and maintained pursuant to Section 8.06 of the Indenture.

                  "CREDIT-WORTHY COSIGNED LOAN" means a loan made to a borrower to pay the costs of attendance at a school approved under the Student Loan Programs, which loan (i) was originated and underwritten to a credit-worthy standard as set forth in the related Program Manual with at least two signatures on the note evidencing such Student Loan, and (ii) is guaranteed by TERI.

                  "CREDIT-WORTHY NON-COSIGNED LOAN" means a loan made to a borrower to pay the costs of attendance at a school approved under the Student Loan Programs, which loan (i) was originated and underwritten to a credit-worthy standard as set forth in the related Program Manual with one signature on the note evidencing such Student Loan, and (ii) is guaranteed by TERI.

                  "CREDIT-READY LOAN" means a loan made to a borrower to pay the costs of attendance at a school approved under the Student Loan Programs, which loan (i) was originated and underwritten to a credit-ready standard as set forth in the related Program Manual with one signature on the note evidencing such Student Loan, and (ii) is guaranteed by TERI.

                  "CUMULATIVE DEFAULT RATE" means, as of any Quarterly Distribution Date, the percentage equivalent of the fraction (a) the numerator of which is the cumulative principal balance of the Financed Student Loans which are Defaulted Student Loans on the last day of the Collection Period related to such Quarterly Distribution Date, and (b) the denominator of which is the cumulative principal balance (on a loan by loan basis, the beginning principal balance of each Financed Student Loan on the first date each loan first enters repayment status) of all Financed Student Loans that have entered repayment status plus any prepayments on such Financed Student Loans that have occurred prior to those Financed Student Loans entering repayment.

                  "CUSTODIAL AGREEMENTS" means, the Custodial Agreements, dated as of June 10, 2004, between each Servicer and the Indenture Trustee.

                  "CUTOFF DATE" means with respect to the Initial Financed Student Loans, May 31, 2004.

                  "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "DEFAULTED STUDENT LOAN" means a Financed Student Loan for which a TERI Guaranty Event has occurred.

                  "DEFINITIVE NOTES" has the meaning specified in Section 2.10 of the Indenture.

                  "DELIVERY" or "DELIVER" when used with respect to Trust Account Property means the following and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Collateral to the Indenture Trustee, free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof:

(a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute instruments and are susceptible of physical delivery ("Physical Property"):

(b) transfer of possession thereof to the Indenture Trustee endorsed to, or with respect to a certificated security:

                                            (i) delivery thereof in bearer form
                  to the Indenture Trustee; or

                                            (ii) delivery thereof in registered
                  form to the Indenture Trustee and

                                                     (A) the certificate is
                  endorsed to the Indenture Trustee or in blank by effective endorsement; or

                                                     (B) the certificate is
                  registered in the name of the Indenture Trustee, upon original issue or registration of transfer by the issuer;

(c) with respect to an uncertificated security:

                                            (i) the delivery of the
                  uncertificated security to the Indenture Trustee; or

                                            (ii) the issuer has agreed that it
                  will comply with instructions originated by the Indenture Trustee, without further consent by the registered owner;

(d) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations:

                                            (i) a Federal Reserve Bank by book
                  entry credits the book-entry security to the securities account (as defined in 31 CFR Part 357) of a participant (as defined in 31 CFR Part 357) which is also a securities intermediary; and

                                            (ii) the participant indicates by
                  book entry that the book-entry security has been credited to the Indenture Trustee's securities account, as applicable;

(e) with respect to a security entitlement:

                                            (i) the Indenture Trustee, becomes
                  the entitlement holder; or

                                            (ii) the securities intermediary has
                  agreed that it will comply with entitlement orders originated by the Indenture Trustee;

(f) without further consent by the entitlement holder for the purpose of clauses
(b) and (c) hereof "delivery" means:

                                            (i) with respect to a certificated
                  security:

                                                     (A) the Indenture Trustee,
                  acquires possession thereof;

                                                     (B) another person (other
                  than a securities intermediary) either acquires possession thereof on behalf of the Indenture Trustee or, having previously acquired possession thereof, acknowledges that it holds for the Indenture Trustee; or

                                                     (C) a securities
                  intermediary acting on behalf of the Indenture Trustee acquires possession of thereof, only if the certificate is in registered form and has been specially endorsed to the Indenture Trustee by an effective endorsement;

                                            (ii) with respect to an
                  uncertificated security:

                                                     (A) the issuer registers
                  the Indenture Trustee as the registered owner, upon original issue or registration of transfer; or

                                                     (B) another person (other
                  than a securities intermediary) either becomes the registered owner thereof on behalf of the Indenture Trustee, or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee;

(g) for purposes of this definition, except as otherwise indicated, the following terms shall have the meaning assigned to each such term in the UCC:

                                            (i) "certificated security"

                                            (ii) "effective endorsement"

                                            (iii) "entitlement holder"

                                            (iv) "instrument"

                                            (v) "securities account"

                                            (vi) "securities entitlement"

                                            (vii) "securities intermediary"

                                            (viii) "uncertificated security"

(h) in each case of Delivery contemplated herein, the Indenture Trustee shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that securities are held in trust pursuant to and as provided in this Agreement.

                  "DEPOSIT AND SALE AGREEMENT" means the Deposit and Sale Agreement dated as of June 1, 2004, between the Depositor and the Issuer pursuant to which the Depositor transfers Student Loans to the Issuer.

                  "DEPOSITOR" means The National Collegiate Funding LLC, as depositor under the Trust Agreement and any successor thereto or assignee thereof.

                  "DEPOSITORY" means The Depository Trust Company, a New York corporation, its successors and assigns.

                  "DEPOSITORY PARTICIPANT" means a Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "DETERMINATION DATE" means, with respect to any Monthly Servicing Payment Date or Distribution Date, as the case may be, the third Business Day preceding such Monthly Servicing Payment Date or Distribution Date.

                  "DISTRIBUTION DATE" means, a Quarterly Distribution Date and/or an Auction Rate Note Interest Payment Date.

                  "DTC" means the Depository Trust Company, a New York corporation.

                  "DTC CUSTODIAN" means the Indenture Trustee as a custodian for DTC.

                  "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from at least two nationally recognized Rating Agencies in one of their respective generic rating categories which signifies investment grade, or (c) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Indenture Trustee from each Rating Agency that the use of such account satisfies the Rating Agency Condition).

                  "ELIGIBLE INSTITUTION" means a depository institution (which may be, without limitation, the Indenture Trustee or any Affiliate of the Indenture Trustee) organized under the banking laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), (a) which has (i) a short-term senior unsecured debt rating of "P-1" or better by Moody's, (ii) either (A) a long term senior unsecured debt rating of "AAA" by S&P or (B) a short-term senior unsecured debt rating "A-1+" by S&P, and (iii) a short-term senior unsecured debt rating of "F-1" or better by Fitch or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and (b) whose deposits are insured by the FDIC.

                  "ELIGIBLE INVESTMENTS" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); PROVIDED, HOWEVER, that (i) each such investment has an original maturity of less than 365 days and (ii) at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date, as the case may be), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from Moody's, S&P and Fitch in the highest investment category granted thereby;

(c) commercial paper having an original maturity of less than 365 days and having, at the time of the investment or contractual commitment to invest therein, a rating from Moody's, S&P and Fitch in the highest investment category granted thereby;

(d) investments in money market funds (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is an investment manager or advisor) that (i) maintain a stable $1.00 net asset value per share, (ii) are freely transferable on a daily basis, (iii) invests only in other Eligible Investments, and (iv) have a rating from Moody's, S&P and Fitch in the highest investment category granted thereby;

(e) bankers' acceptances having an original maturity of less than 365 days and issued by any depository institution or trust company referred to in clause (b) above; and

(f) any other investment permitted by each of the Rating Agencies and as set forth in writing delivered to the Indenture Trustee; PROVIDED that such investment is consistent with the definition of an "eligible investment" contained in FASB 140, Paragraph 35.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EUROCLEAR" means the Euroclear System, or any successor thereto.

                  "EVENT OF DEFAULT" has the meaning specified in Section 5.01 of the Indenture.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXECUTIVE OFFICER" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Assistant Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

                  "FASB" means the Financial Accounting Standards Board.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FINAL MATURITY DATE" means for the (i) Class A-1 Notes, the June 2014 Quarterly Distribution Date, (ii) Class A-2 Notes, the June 2027 Quarterly Distribution Date, (iii) Class A-3 Notes, the June 2029 Quarterly Distribution Date, (iv) Class A-4 Notes, the June 2031 Quarterly Distribution Date, (v) Class A-IO-1 Notes, the June 2010 Quarterly Distribution Date, (vi) Class A-IO-2 Notes, the June 2031 Quarterly Distribution Day, (vii) Class B-1 Notes, June 1, 2039, and (viii) Class B-2 Notes, June 1, 2039.

                  "FINANCED STUDENT LOANS" means the collective reference to the Initial Financed Student Loans and the Subsequent Student Loans.

                  "FINANCED STUDENT LOAN NOTE" means the original fully executed copy of the note (or a copy of a fully executed master promissory note) evidencing each Financed Student Loan.

                  "FMC" means The First Marblehead Corporation.

                  "FITCH" means Fitch, Inc., and its successors and assigns.

                  "FORMULA RATE" means for any Interest Period with respect to the Class A-1, A-2, A-3 and A-4 Notes, the Applicable Index plus the Applicable Note Margin.

                  "FIVE-MONTH LIBOR" see "One-Month LIBOR" herein.

                  "FOUR-MONTH LIBOR" see "One-Month LIBOR" herein.

                  "FUNDING PERIOD" means the period beginning on the Closing Date and ending on the first to occur of (a) the date on which an Event of Default, a Servicer Default or an Administrator Default occurs, (b) the date on which an Insolvency Event occurs with respect to the Depositor or the Administrator, (c) the first date on which amounts on deposit in the Pre-Funding Account is zero, after giving effect to the purchase of Subsequent Student Loans and related transfers of funds pursuant to Section 8.10 hereof, and (d) July 30, 2004.

                  "FUTURE DISTRIBUTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 8.02(a)(iv) of the Indenture.

                  "GLOBAL NOTE" means any Note registered in the name of the Depository or its nominee, beneficial interests of which are reflected on the books of the Depository or on the books of a Person maintaining any account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). The Global Note shall include the Rule 144A Global Notes and the Regulation S Global Notes.

                  "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "GRANTOR TRUSTEE" means U.S. Bank National Association, not in its individual capacity but solely as Grantor Trustee under the Grantor Trust Agreement.

                  "GRANTOR TRUST AGREEMENT" means the Grantor Trust Agreement dated as of June 10, 2004 between the Depositor and the Grantor Trustee.

                  "GUARANTEE" means with respect to a Student Loan, the insurance or guarantee of the Guarantee Agency pursuant to such Guarantee Agency's Guarantee Agreement.

                  "GUARANTEE AGENCY" means TERI.

                  "GUARANTEE AGREEMENTS" means the TERI Guarantee Agreements.

                  "GUARANTEE PAYMENT" means any payment made by the Guarantee Agency pursuant to the Guarantee Agreement in respect of a Financed Student Loan.

                  "INDENTURE" means the Indenture dated as of June 1, 2004, between the Issuer and the Indenture Trustee.

                  "INDENTURE TRUSTEE" means U.S. Bank National Association, not in its individual capacity but solely as Indenture Trustee under the Indenture.

                  "INDENTURE TRUST ESTATE" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests granted to the Indenture Trustee), including all proceeds thereof.

                  "INDEPENDENT" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Depositor, the Administrator and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Administrator or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Depositor, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's Opinion of Counsel or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by the Issuer or the Indenture Trustee, as the case may be, and such Opinion of Counsel or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

                  "INDEX MATURITY" means, (i) for One-Month LIBOR, one month,
(ii) for Three-Month LIBOR, three months, (iii) for Five-Month LIBOR, five months, (iv) for Six-Month LIBOR, six months and (v) for One-Year LIBOR, one year.

                  "INDIRECT PARTICIPANT" means any financial institution for whom any Participant holds an interest in any Note.

                  "INDIVIDUAL NOTE" means any Note registered in the name of a holder other than the Depository or its nominee.

                  "INITIAL FINANCED STUDENT LOANS" means the Student Loans identified as such in each of the pool supplements dated as of the Closing Date between the Trust and a Seller, transferred to the Trust as of the Closing Date and listed on the Schedule of Initial Financed

Student Loans on the Closing Date as set forth in Schedule A to the Indenture (which Schedule may be in the form of microfiche or computer disk or tape).

                  "INITIAL PURCHASERS" means UBS Securities LLC and Newport Funding Corp.

                  "INSIDER" means, with respect to an entity, any officer, director or person privy to material information, including, but not limited to, contracts or agreements concerning such entity that are not available to the general public.

                  "INSOLVENCY EVENT" means, with respect to a specified Person,
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "INTEREST COLLECTIONS" shall have the meaning specified in
Section 8.07 of the Indenture.

                  "INTEREST PERIOD" means, with respect to a Distribution Date for a Class of Notes, the period from and including the Closing Date or the most recent Distribution Date for that Class of Notes on which interest on the Notes has been distributed to but excluding the current Distribution Date.

                  "INTEREST RATE CHANGE DATE" means for each Interest Period for the Class A-1, A-2, A-3 and A-4 Notes, the date or dates, based on the Applicable Index, on which the rate of interest for such Class of Notes is to be reset.

                  "INTEREST RATE DETERMINATION DATE" means, for each Interest Period for the Class A-1, A-2, A-3 and A-4 Notes, the related LIBOR Determination Date.

                  "INTERESTED NOTEHOLDERS" means the Senior Noteholders (until such time as all Senior Notes have been paid in full, and then the Subordinate Noteholders). Notwithstanding the foregoing, any Notes owned by the Administrator, the Depositor or any of their respective Affiliates or agents designated for such purpose, shall be not voted by such entity nor considered in determining any specified voting percentage of the Interested Noteholders, unless otherwise set forth in the Indenture. The Class A-IO Notes shall not be entitled to any voting rights on matters to be decided by the Interested Noteholders.

                  "INVESTMENT EARNINGS" means, with respect to any Distribution Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Distribution Date pursuant to Section 8.02(b) of the Indenture.

                  "IRISH PAYING AGENT" means Deutsche International Corporate Services (Ireland) Limited, and its successors and assigns, and any other entity serving in such capacity.

                  "ISSUER" means The National Collegiate Student Loan Trust 2004-1 until a successor replaces it and, thereafter, means the successor.

                  "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "LIBOR" means the London interbank offered rate for deposits in U.S. dollars for a specified maturity.

                  "LIBOR DETERMINATION DATE" means, with respect to each Interest Period for the Class A-1, A-2, A-3 and A-4 Notes, the second Business Day prior to the commencement of such Interest Period. For purposes of this definition, a "Business Day" is any day on which banks in London and New York City are open for the transaction of business.

                  "LIEN" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Financed Student Loan by operation of law as a result of any act or omission by the related Obligor.

                  "LIQUIDATED STUDENT LOAN" means any defaulted Financed Student Loan, liquidated by the Servicers have, after using all reasonable efforts to realize upon such Financed Student Loan, determined to charge off.
                  "LIQUIDATION PROCEEDS" means, with respect to any Liquidated Student Loan, the moneys collected in respect thereof from whatever source, other than Recoveries or Guarantee Payments received, net of the sum of any amounts expended by the Servicers in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loan.

                  "MONTHLY ALLOCATION DATE" means the 25th calendar day of each month other than the month in which a Quarterly Distribution occurs, or if such day is not a Business Day, the immediately following Business Day.

                  "MONTHLY SERVICING PAYMENT DATE" means the 25th calendar day of each month, or, if such day is not a Business Day, the immediately following Business Day, commencing in June 2004.

                  "MOODY'S" means Moody's Investors Service, Inc., and its successors and assigns.

                  "NOTE DEPOSITORY AGREEMENT" means the agreement dated as of June 9, 2004 relating to the Notes, among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency.

                  "NOTE INTEREST RATE" means, with respect to any Interest Period, (1) in the case of each of the Class A Notes, other than the Class A-IO Notes, the interest rate per annum equal to the sum of (x) the Applicable Index plus (y) the Applicable Note Margin for such Class, (2) in the case of each Class of the Class A-IO Notes, the Applicable Note Rate and (3) in the case of each Class of Auction Rate Notes, the interest rate established for each such Class for each such Interest Period pursuant to the procedures described in Appendix B to the Indenture. The interest rate per annum for the Class A Notes (other than the Class A-IO-1 Notes) will be computed on the basis of the actual number of days elapsed in the related Interest Period divided by 360. The interest rate per annum for the Class A-IO-1 Notes will be computed on a 30/360 basis, meaning a year of 360 days that is comprised of 12 months consisting of 30 days each; provided, however, that the initial Interest Period for the Class A-IO-1 Notes shall be deemed to consist of 107 days. The interest rate per annum for the Auction Rate Notes will be computed as provided in Appendix B hereto.

                  "NOTE OWNER" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in Section 2.04 of the Indenture.

                  "NOTEHOLDERS" means each Person in whose name a Note is registered in the Note.

                  "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date and any Class of Notes, the excess of (i) the sum of the related Noteholders' Interest Distribution Amount with respect to that Class of Notes, on the preceding Distribution Date for the Class of Notes over (ii) the amount of interest actually distributed to the holders of that Class of Notes on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of that Class of Notes to the extent permitted by law, at the then current Note Interest Rate for that Class of Notes from such preceding Distribution Date for that Class of Notes to the current Distribution Date for that Class of Notes.

                  "NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date and any Class of Notes, the sum of (i) the aggregate amount of interest accrued at the applicable Note Interest Rate for the related Interest Period on the outstanding principal balance or outstanding Notional Amount, as applicable, of such Class of Notes on the immediately preceding Distribution Date for that Class of Notes after giving effect to all principal distributions, or Notional Amount allocations, as applicable, to such Noteholders of such Class on such date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Class and such Distribution Date.

                  "NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Quarterly Distribution Date, the amount necessary, so that after distributing such amount to the Notes, the ratio, expressed as a percentage, of
(a) the sum of the Pool Balance, as of the last day of the related Collection Period, plus amounts on deposit in the Pre-Funding Account, the Reserve Account, the Future Distribution Account and the Collection Account (excluding funds on deposit in the TERI Pledge Fund), in each case as of the last day of the related Collection Period, to (b) the Outstanding Amount of the Notes (other than the Class A-IO Notes) would equal at least 103%; PROVIDED, HOWEVER, that the Noteholders' Principal Distribution Amount will not exceed the Outstanding Amount of the Notes (other than the Class A-IO Notes). In addition, (a) on the Final Maturity Date for each related Class of Notes, the principal required to be distributed to such Class of Notes will include the amount required to reduce the outstanding principal balance of such Class of Notes to zero.

                  "NOTES" means collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class A-IO-1 Notes, the Class A-IO-2 Notes, the Class B-1 Notes, and the Class B-2 Notes.

                  "NOTIONAL AMOUNT" means, for each of the Class A-IO-1 Notes and the Class A-IO-2 Notes, the amount on which the interest accrued on each such Class of Notes is computed and, as of any date, shall equal the then outstanding principal balance of the Class A-4 Notes; PROVIDED, HOWEVER, that after the Quarterly Distribution Date in June 2010, the Notional Amount of the Class A-IO-1 Notes shall equal $0.

                  "OBLIGOR" on a Financed Student Loan means the borrower or co-borrowers of such Financed Student Loan and any other Person who owes payments in respect of such Financed Student Loan, including the Guarantee Agency thereof.

                  "OFFICERS' CERTIFICATE" means, with respect to the Issuer or the Administrator, a certificate signed by one of its Authorized Officers.

                  "ONE-MONTH LIBOR," "THREE-MONTH LIBOR," "FIVE-MONTH LIBOR," "FOUR-MONTH LIBOR," "SIX-MONTH LIBOR" and "ONE-YEAR LIBOR" means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having the Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period for the applicable Index Maturity will be LIBOR in effect for the previous Interest Period for that Index Maturity.

                  "ONE-YEAR LIBOR" see "One-Month LIBOR" herein.

                  "OPINION OF COUNSEL" means a written opinion of an attorney at law or firm of attorneys selected by the Person obliged to deliver an opinion on the subject in question, reasonably acceptable to the Person who is to receive the same hereunder, duly admitted to the practice of law before the highest court of any state of the United States of America or the District of Columbia.

                  "OPTIONAL DEPOSIT" has the meaning specified in Section 8.11(a) of the Indenture.

                  "ORIGINAL PRINCIPAL BALANCE" means, for any Class of Notes, the original principal balance (or, in the case of the Class A-IO-1 and Class A-IO-2 Notes, the original Notional Amount) for such Class on the Closing Date, as set forth in Section 2.02 of the Indenture.

                  "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

                                    (i) Notes theretofore canceled by the Note
                  Registrar or delivered to the Note Registrar for cancellation;

                                    (ii) Notes or portions thereof the payment
                  for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof;

                                    (iii) Notes in exchange for or in lieu of
                  other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

PROVIDED that in determining whether the Noteholders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Administrator, the Servicer, or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Administrator, the Servicer, any Sub-Servicer or any Affiliate of any of the foregoing Persons.

                  "OUTSTANDING AMOUNT" means the aggregate principal amount or Notional Amount, as applicable, of all Notes (or, if the context so indicates, one or more Classes of Notes) Outstanding at the date of determination.

                  "OWNER TRUSTEE" means Wachovia Trust Company, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and any successor thereto or assigned thereof.

                  "PARTICIPANT" means a Person that has an account with DTC.

                  "PAYING AGENT" means (i) the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer and (ii) the Irish Paying Agent.

                  "PERSON" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "PHYSICAL PROPERTY" has the meaning assigned to such term in the definition of "Delivery" above.

                  "POOL BALANCE" means, at any time, the aggregate principal balance of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment or during deferment or forbearance).

                  "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "PRE-FUNDED AMOUNT" means, with respect to any Distribution Date, the amounts on deposit in the Pre-Funding Account.

                  "PRE-FUNDING ACCOUNT" means the account designated as such, established and maintained pursuant to Section 8.02(a)(iii) of the Indenture.

                  "PRIVATE NOTES" means the Class A-4, Class A-IO-1 and Class A-IO-2 Notes.

                  "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "PROGRAM MANUALS" means the program manual attached as an exhibit to each TERI Guarantee Agreement together with the student loan program guidelines of each of the Sellers which describe their credit and collection policies for the origination, acquisition, financing and servicing of Financed Student Loans, as amended, revised or supplemented from time to time; PROVIDED, HOWEVER, that no such amendment, revision or supplement shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments with respect to Financed Student Loans or
(b) reduce the underwriting standards with respect to Financed Student Loans acquired or to be acquired by the Issuer, in each case without satisfying the Rating Agency Condition.

                  "PURCHASE AMOUNT" means, as of the close of business on the last day of a Collection Period, 100% of the amount required to prepay in full the respective Financed Student Loan, in each case under the terms thereof including all accrued interest thereon expected to be capitalized upon commencement of repayment or during deferment or forbearance.

                  "PURCHASE PRICE" means the purchase price of each Subsequent Student Loan in an amount not exceeding 9.8% of the aggregate principal balance thereof as of its related Subsequent Cutoff Date. For purposes of the foregoing calculations, the aggregate principal balance of each Financed Student Loan includes accrued interest thereon from the date of origination to the related Subsequent Cutoff Date, in each case expected to be capitalized upon commencement of repayment or during deferment or forbearance.

                  "PURCHASED STUDENT LOAN" means a Financed Student Loan purchased by the Servicer or repurchased by a Seller from the Issuer.

                  "QUALIFIED INSTITUTIONAL BUYER" has the meaning ascribed to such term in Rule 144A under the Securities Act.

                  "QUARTERLY DISTRIBUTION DATE" means the 25th calendar day of each September, December, March and June or if the 25th day is not a Business Day, the next Business Day, commencing in September 2004.

                  "RATING AGENCY" means each of Moody's, S&P and Fitch. If any such organization or successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Owner Trustee.

                  "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified the Administrator, the Indenture Trustee and the Remarketing Agents, if applicable, in writing that such action will in and of itself result in a reduction or withdrawal of the then current rating of the Notes, based upon the review by each such Rating Agency of payment and default performance of the Financed Student Loans, financial information relating to the Trust, the Trust Estate, the Guarantee Agency, the Servicers or the Administrator, and such other information that such Rating Agency determines to review.

                  "REALIZED LOSSES" means the excess of the aggregate principal balance of any Liquidated Student Loan plus accrued but unpaid interest thereon over the related Liquidation Proceeds to the extent allocable to principal.

                  "RECORD DATE" means (i) with respect to the Class A Notes, the close of business on the Business Day immediately preceding a Distribution Date for such Classes of Notes and (ii) with respect to the Auction Rate Notes, the meaning set forth in Appendix B hereto.

                  "RECOVERIES" means, with respect to any Liquidated Student Loan, moneys collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Financed Student Loan, became a Liquidated Student Loan, net of the sum of any amounts expended by the Servicers (or any Sub-Servicer acting on their behalf) for the account of any Obligor and any amounts required by law to be remitted to the Obligor.

                  "REFERENCE BANK" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market,
(ii) not controlling, controlled by or under common control with the Administrator and (iii) having an established place of business in London.

                  "REGULATION S" means Regulation S under the Securities Act.

                  "REGULATION S GLOBAL NOTES" means the Private Notes sold in offshore transactions in reliance on Regulation S and represented by one or more Global Notes deposited with the Indenture Trustee as custodian for the Depository.

                  "REGULATION S INVESTOR" means, with respect to a transferee of a Regulation S Global Note, a transferee that acquires such Private Note pursuant to Regulation S.

                  "REGULATION S TRANSFER CERTIFICATE" means a letter substantially in the form attached to the Indenture as Exhibit G or Exhibit H.

                  "REHABILITATED STUDENT LOANS" means Financed Student Loan purchased by TERI due to a TERI Guaranty Event, that the Trust will repurchase, (to the extent there are Available Funds), if TERI succeeds, after purchase, in obtaining from the borrower three full consecutive on-time monthly payments pursuant to the TERI Deposit and Security Agreement, and the borrower is within thirty days of being current on the Financed Student Loan.

                  "RESERVE ACCOUNT" means the account designated as such, established and maintained pursuant to Section 8.02(a)(ii) of the Indenture.

                  "RESERVE ACCOUNT INITIAL DEPOSIT" means $114,130,609.

                  "RESPONSIBLE OFFICER" means, with respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, or any other officer of the Indenture Trustee or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture (or the Trust Agreement, as amended from time to time, as applicable to the Owner Trustee) and the other Basic Documents on behalf of the Indenture Trustee or the Owner Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "RESTRICTED PERIOD" means the 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Private Notes are first offered to Persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Private Notes and
(b) the Closing Date.

                  "RULE 144A" means Rule 144A under the Securities Act.

                  "RULE 144A CERTIFICATION" means a letter substantially in the form attached to the Indenture as Exhibit D.

                  "RULE 144A GLOBAL NOTES" means the Private Notes sold within the United States to U.S. Persons, initially issued to Qualified Institutional Buyers in the form of beneficial interests in one or more Global Notes, deposited with the Indenture Trustee as custodian for the Depository.

                  "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

                  "SCHEDULES OF FINANCED STUDENT LOANS" means the listing of the Financed Student Loans set forth in Schedule A to the Indenture (which Schedule may be in the form of microfiche or file or computer disk tape), as amended or supplemented on each Subsequent Transfer Date to reflect the sale to the Trust of the Subsequent Student Loans.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SECURITIES" means the Notes.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITIES LEGEND" means the following legend: "THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR
(4) PURSUANT TO A VALID REGISTRATION STATEMENT."

                  "SELLER" means any person authorized to sell Student Loans to the Depositor pursuant to a Student Loan Purchase Agreement.

                  "SENIOR NOTEHOLDERS" means, collectively, each Person in whose name a Senior Note is registered in the Note Register.

                  "SENIOR NOTES" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-IO-1 Notes and the Class A-IO-2 Notes.

                  "SERVICER" means, the Pennsylvania Higher Education Assistance Agency, Great Lakes Educational Loan Services, Inc., Nelnet, Inc. or any other loan servicer satisfying the Rating Agency Condition.

                  "SERVICER DEFAULT" means any default event specified in a Servicing Agreement.

                  "SERVICER'S REPORT" means any report of a Servicer (or any Sub-Servicer acting at the direction of the Servicer) delivered pursuant to a Servicing Agreement, substantially in the form acceptable to the Administrator.

                  "SERVICING AGREEMENT" means (a) the agreement by which the Pennsylvania Higher Education Assistance Agency will act as a Servicer, dated as of October 16, 2001, as amended, between FMC and the Pennsylvania Higher Education Assistance Agency, which agreement will be assigned to the Trust concurrent with the initial purchase of Financed Student Loans, (b) Non-FFELP Loan Servicing Agreement, dated as of May 1, 2003, as amended, by and between Great Lakes Educational Loan Services, Inc. and FMC, (c) Loan Servicing Agreement, dated as of August 1, 2001, as amended, between Nelnet, Inc. (formerly known as Nelnet Loan Services, Inc.) and FMC, and (d) any other servicing agreement between the Issuer and a Servicer under which such Servicer agrees to service Financed Student Loans included in the Trust Estate, which servicing agreement shall satisfy the Rating Agency Condition.

                  "SERVICING FEE" means the fee payable to a Servicer pursuant to a Servicing Agreement as in effect on the Closing Date, such fee may be increased upon satisfying the Rating Agency Condition.

                  "SIX-MONTH LIBOR" see "One-Month LIBOR" herein.

                  "SPECIFIED RESERVE ACCOUNT BALANCE" means, on any Quarterly Distribution Date beginning with the Quarterly Distribution Date in June 2005 (after giving effect to all deposits or withdrawals therefrom on that Quarterly Distribution Date) the greater of (a) the respective amount listed below for that Quarterly Distribution Date:

             ON OR AFTER QUARTERLY DISTRIBUTION DATE           AMOUNT
             ---------------------------------------           ------
    June 2005                                               $95,000,000
    September 2005                                          $80,000,000
    December 2005                                           $70,000,000
    March 2006                                              $60,000,000
    June 2006                                               $50,000,000

    September 2006                                          $40,000,000
    December 2006                                           $30,000,000
    March 2007                                              $25,000,000
    June 2007                                               $20,000,000
    September 2007                                          $15,000,000
    December 2007                                           $10,000,000
    March 2008                                              $10,000,000
    June 2008                                               $ 5,000,000
    September 2008 and thereafter                           $ 1,500,000

                  (b) 1.25% of the Outstanding Amount of the Notes (other than the Class A-IO Notes) as of the last day of the immediately preceding Collection Period, and (c) $1,500,000.

                  "STATE" means any one of the 50 States of the United States of America or the District of Columbia.

                  "STUDENT LOAN" means (a) a Credit-Worthy Cosigned Loan, (b) a Credit-Worthy Non-Cosigned Loan, or (c) a Credit-Ready Loan.

                  "STUDENT LOAN ACQUISITION CERTIFICATE" means the Student Loan Acquisition Certificate in substantially the form attached as Exhibit B to the Indenture, as such Exhibit B may be amended or supplemented from time to time.

                  "STUDENT LOAN FILES" means

                  (a) the original fully executed copy of the note evidencing the Financed Student Loan (including the original loan application fully executed by the Obligor); and

                  (b) any and all other documents and computerized records that the Servicer shall keep on file, in accordance with its customary procedures, relating to such Financed Student Loan or any borrower with respect thereto.

                  "STUDENT LOAN PROGRAMS" means the student loan programs sponsored by the Depositor and its Affiliates for the origination, acquisition, holding, servicing and financing of Student Loans, which programs are governed by the Program Manuals.

                  "STUDENT LOAN PURCHASE AGREEMENTS" means, collectively, the student loan purchase agreements and any other similar agreement providing for the sale of Student Loans from the Sellers to the Depositor for deposit into the Trust Estate, including the pool supplement relating thereto by and among the applicable Seller, the Depositor and FMC. On the Closing Date, the Student Loan Purchase Agreements shall be as listed in Schedule D to the Indenture.

                  "SUBORDINATE NOTEHOLDERS" means, collectively, each Person in whose name a Subordinate Note is registered in the Note Register.

                  "SUBORDINATE NOTES" means the Class B-1 Notes and the Class B-2 Notes.

                  "SUBSEQUENT CUTOFF DATE" means the day specified in the related Subsequent Transfer Agreement as of which principal and interest accruing with respect to a Subsequent Student Loan is to be transferred to the Issuer.

                  "SUBSEQUENT STUDENT LOANS" means the Student Loans purchased by the Trust from the Depositor, and the Depositor from the Sellers with proceeds in the Pre-Funding Account, each Subsequent Student Loan to be identified on Schedule B to the Indenture (which may be in the form of microfiche or computer tape).

                  "SUBSEQUENT TRANSFER DATE" means each day during the Funding Period on which Subsequent Student Loans will be conveyed to the Issuer.

                  "SUPPLEMENTAL INDENTURE" means any amendment of or supplement to this Indenture made in accordance with Article IX hereof.

                  "TELERATE PAGE 3750" means the display page so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) or such comparable page on a comparable service.

                  "10% POOL BALANCE DISTRIBUTION DATE" means the Quarterly Distribution Date on which the outstanding aggregate Pool Balance is equal to or less than 10% of the sum of the aggregate principal balance as of the Cutoff Date of the Initial Financed Student Loans plus the aggregate initial principal balance of all Subsequent Student Loans.

                  "TERI" means The Education Resources Institute, Inc., a Massachusetts non-profit corporation, or its successors and assigns.

                  "TERI DEPOSIT AND SECURITY AGREEMENT" means the Deposit and Security Agreement dated as of June 10, 2004, by and among the Issuer, TERI and the Administrator with respect to the issuance of the Notes hereunder.

                  "TERI GUARANTEE AGREEMENT" means, with a respect to a Student Loan Program, a guarantee agreement between a Seller and TERI, together with the acknowledgment relating thereto among the Seller, TERI and the Issuer. On the Issue Date, the TERI Guarantee Agreements shall be as listed on Schedule C to the Indenture.

                  "TERI GUARANTY AMOUNT" means, pursuant to the TERI Guaranty Agreements, Financed Student Loans are guaranteed 100% as to payment of principal and interest.

                  "TERI GUARANTY EVENT" means a claim for payment on a Financed Student Loan made under the TERI Guaranty Agreements if (a) the Obligor has failed to make monthly principal and/or interest payments on such loan when due, provided such failure continues for a period of 150 consecutive days, (b) the Obligor has filed a Chapter 13 petition in a bankruptcy or, in a Chapter 7 proceeding has filed an adversary proceeding pursuant to 11 U.S.C. ss. 523(a)(8), or (c) the Obligor has died.

                  "TERI PLEDGE FUND" means the fund by the name created in the TERI Deposit and Security Agreement whereby TERI will pledge a portion of its guaranty fees to the Trust, by deposit into a special trust account with the Indenture Trustee.

                  "TERI TRIGGER EVENT" means with respect to the Financed Student Loans on any Distribution Date, such time as the Cumulative Default Rate exceeds 15%; PROVIDED, HOWEVER, that a TERI Trigger Event will not have occurred if TERI is continuing to pay claims on Defaulted Student Loans that have met the TERI due diligence requirements.

                  "THREE-MONTH LIBOR" see "One-Month LIBOR" herein.

                  "TREASURY REGULATIONS" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "TRUST" means the Issuer, established pursuant to the Trust Agreement.

                  "TRUST ACCOUNT PROPERTY" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposits and the Pre-Funded Amount and all proceeds of the foregoing.

                  "TRUST ACCOUNTS" has the meaning specified in Section 8.02(b) of the Indenture.

                  "TRUST AGREEMENT" means the Trust Agreement, dated as of June 10, 2004, among the Depositor, TERI and the Owner Trustee.

                  "TRUST CERTIFICATE" means the Certificate.

                  "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended from time to time.

                  "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

                  "UNDERWRITERS" means UBS Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Goldman, Sachs & Co.

                                   APPENDIX B

                          PROVISIONS RELATING TO NOTES
                       BEARING INTEREST AS AN AUCTION RATE

         Unless otherwise provided herein, the provisions of this Appendix B shall apply separately to the Class B-1 Notes and Class B-2 Notes, each constituting Auction Rate Notes ("Auction Rate Notes").

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. CERTAIN DEFINITIONS. In addition to the terms defined elsewhere in the Indenture, the following terms shall have the following meanings with respect to the Auction Rate Note, unless the context otherwise requires:

         "ALL HOLD RATE" on any date of determination, shall mean the Applicable LIBOR-Based Rate less 0.25%, provided that in no event shall the applicable All Hold Rate be greater than the Maximum Interest Rate.

         "APPLICABLE AUCTION RATE" shall have the meaning set forth in Section 1.04(b) of this Appendix B.

         "APPLICABLE LIBOR-BASED RATE" shall mean (a) for an Auction Period of 35 days or less, One-Month LIBOR, (b) for an Auction Period of more than 35 days but less than 115 days, Three-Month LIBOR, (c) for an Auction Period of more than 114 days but less than 195 days, Six-Month LIBOR, and (d) for an Auction Period of more than 194 days, One-Year LIBOR.

         "APPLICABLE NUMBER OF BUSINESS DAYS" means the greater of two Business Days or one Business Day plus the number of Business Days by which the Auction Date precedes the first day of the next succeeding Auction Rate Note Interest Period.

         "AUCTION" shall mean each periodic implementation of the Auction Procedures.

         "AUCTION AGENCY AGREEMENT" shall mean the Auction Agency Agreement, dated as of June 1, 2004, among the Trustee, the Issuer and the Auction Agent, and any similar agreement or agreements with a successor Auction Agent, in each case as from time to time amended or supplemented.

         "AUCTION AGENT" shall mean any person appointed as such pursuant to
Section 1.13 of this Appendix B.

         "AUCTION AGENT FEE" shall mean the fee to be paid to the Auction Agent for the services rendered by it under the Auction Agency Agreement and the Broker-Dealer Agreements.

         "AUCTION DATE" shall mean, for each Class of Auction Rate Notes, the Business Day immediately preceding the first day of each Auction Rate Note Interest Period for such Class, other than: (a) each Auction Rate Note Interest Period commencing after the ownership of the Auction Rate Note of such Class is no longer maintained in book-entry form by the Depository; (b) each Auction Rate Note Interest Period commencing after the occurrence and during the continuance of a Payment Default; or (c) any Auction Rate Note Interest Period commencing less than the Applicable Number of Business Days after the cure or waiver of a Payment Default. Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 1.15 of this Appendix B.

         "AUCTION PERIOD" means, with respect to any Auction Rate Note, the Auction Rate Note Interest Period applicable thereto as the same may be changed pursuant to Section 1.15 of this Appendix B.

         "AUCTION PROCEDURES" shall mean the procedures set forth in Section
1.06 of this Appendix B.

         "AUCTION RATE" shall mean the rate of interest per annum on any Auction Date that results from the implementation of the Auction Procedures, and determined as described in Section 1.06(c)(ii) of this Appendix B.

         "AUCTION RATE NOTE INITIAL INTEREST PERIOD" shall mean the period from and including the date of delivery of the Auction Rate Notes, and ending on and including July 15, 2004 for the for the Class B-1 Notes and July 8, 2004 for the Class B-2 Notes.

         "AUCTION RATE NOTE INTEREST PAYMENT DATE" shall mean the day after the end of each Auction Rate Note Interest Period, except as changed as provided herein; PROVIDED, HOWEVER, that if the duration of the Auction Rate Note Interest Period is one year or longer, then the Auction Rate Note Interest Payment Dates thereof shall be each January 1 and July 1 during such Auction Rate Note Interest Period and the day following the end of such Auction Rate
Note Interest Period; and shall also mean the Final Maturity Date of any Class of Auction Rate Notes, or if any such date is not a Business Day, the next succeeding Business Day (but only for interest accrued through the last day of the Auction Rate Note Interest Period next preceding such Auction Rate Note Interest Payment Date).

         "AUCTION RATE NOTE INTEREST PERIOD" shall mean (a) with respect to each class of Auction Rate Notes, the Auction Rate Note Initial Interest Period and unless otherwise changed as described in Section 1.15 of this Appendix B, each successive period of generally 28 days, commencing on the first Business Day following the applicable Auction Date for a Class of Auction Rate Note, and ending on (and including) the next applicable Auction Date for such Class of Auction Rate Note (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) and (b) if the Auction Periods are changed, each period commencing on an Auction Rate Note Interest Payment Date and ending on but excluding the next succeeding Auction Rate Note Interest Payment Date. By way of example, if an Auction Rate Note Interest Period ordinarily would end on a Tuesday, but the following Wednesday is not a Business Day, the Auction Rate Note Interest Period will end on that Wednesday and the new Auction Rate Note Interest Period will begin on Thursday.

         "AUCTION RATE NOTES" shall mean the Class B-1 Notes and Class B-2
Notes.

         "AUTHORIZED DENOMINATION" shall mean $50,000 and any integral multiple thereof.

         "AVAILABLE AUCTION RATE NOTE" shall have the meaning set forth in
Section 1.06(c)(i)(A) of this Appendix B.

         "BID" shall have the meaning set forth in Section 1.06(a)(i) of this Appendix B.

         "BIDDER" shall have the meaning set forth in Section 1.06(a)(i) of this Appendix B.

         "BROKER-DEALER" shall mean UBS Financial Services Inc. and Deutsche Bank Securities Inc. or any other broker or dealer (each as defined in the Securities Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has a capital surplus of at least $100,000,000, (c) has been selected by the Administrator with the approval of the Market Agents (which approval shall not be unreasonably withheld), and (d) has entered into a Broker-Dealer Agreement that remains effective.

         "BROKER-DEALER AGREEMENT" shall mean the broker-dealer agreement, dated as of June 1, 2004, between the Auction Agent and UBS Financial Services Inc. and the broker-dealer agreement, dated as of June 1, 2004, between the Auction Agent and Deutsche Bank Securities Inc., and each other agreement between the Auction Agent and a Broker-Dealer pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

         "BROKER-DEALER FEE" shall mean the fee to be paid to a Broker-Dealer for the services rendered by a Broker-Dealer under a Broker-Dealer Agreement.

         "BROKER-DEALER FEE RATE" on any Auction Date, shall mean the rate per annum at which the service charge to be paid to a Broker-Dealer for the services rendered by it with respect to such Auction Date accrues, as provided in the Auction Agency Agreement and Broker-Dealer Agreement.

         "CARRY-OVER AMOUNT" shall mean the excess, if any, of (a) the amount of interest on a Class of Auction Rate Note that would have accrued with respect to the related Auction Period at the Auction Rate (if an Auction is not held for any reason, the Auction Rate shall be deemed to be the Maximum Auction Rate for purposes of this definition) over (b) the amount of interest on such Class of Auction Rate Note with respect to such Class of Auction Rate Note, with respect to such Auction Period based on the Maximum Rate, together with the unpaid portion of any such excess from prior Auction Periods; provided that any reference to "principal" or "interest" in the Indenture, and in the Auction Rate Notes shall not include within the meanings of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

         "DEFAULT RATE" on any date of determination shall mean the interest rate per annum equal to the lesser of (a) the Maximum Auction Rate or (b) the Maximum Interest Rate, rounded to the nearest one-thousandth (0.001) of 1%.

         "EXISTING OWNER" shall mean, (a) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the existing owner registry at the close of business on the Business Day immediately preceding the Auction Date for such Auction and (b) with respect to and for the purpose of dealing with a Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Auction Rate Note.

         "HOLD ORDER" shall have the meaning set forth in Section 1.06(a)(i) of this Appendix B.

         "INTEREST AMOUNT" shall mean the amount of interest distributable in respect of each Auction Rate Note for any Auction Rate Note Interest Period or part thereof, as calculated in accordance with Section 1.10 of this Appendix B.

         "LIBOR DETERMINATION DATE" shall mean, with respect to an Auction Rate Note, the Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the first day of each Auction Rate Note Interest Period.

         "MARKET AGENT" shall mean the market agent or market agents appointed pursuant to Section 1.12 of this Appendix B, and its or their successors or assigns.

         "MARKET AGENT AGREEMENT" shall mean each Market Agent Agreement, dated as of June 1, 2004, between the Issuer and the initial Market Agents, and any similar agreement with a successor Market Agent, in each case as from time to time amended or supplemented.

         "MAXIMUM AUCTION RATE" shall mean either (a) the Applicable LIBOR-Based Rate plus 1.50% (if the ratings assigned by the Rating Agencies to the Auction Rate Note are "Aa3" and "AA-" or better, respectively), (b) the Applicable LIBOR-Based Rate plus 2.50% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Note is less than "Aa3" or "AA-", respectively, but each such rating is at least any category of "A"), or (c) the Applicable LIBOR-Based Rate plus 3.50% (if any one of the ratings assigned by the Rating Agencies to the Auction Rate Note is less than the lowest category of "A"). For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement. The percentage amount to be added to the Applicable LIBOR-Based Rate in any one or more of clause (a),
(b) and (c) above may be increased upon satisfying the Rating Agency Condition.

         "MAXIMUM INTEREST RATE" shall mean the lesser of (a) 17% per annum or such higher rate as may be permitted upon satisfying the Rating Agency Condition or (b) the maximum rate of interest permitted under the laws of the State of Delaware.

         "MAXIMUM RATE" on any date of determination, shall mean the interest rate per annum equal to the lesser of:

                  (a) the Maximum Auction Rate; or

                  (b) the Maximum Interest Rate,

         in each case rounded to the nearest one-thousandth (0.001) of 1%.

         "ONE-MONTH LIBOR", "THREE-MONTH LIBOR", "SIX-MONTH LIBOR" or "ONE-YEAR LIBOR" shall mean, with respect to the Auction Rate Notes, the offered rate, as determined by the Auction Agent, of the Applicable LIBOR-Based Rate for United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m. London time, on the LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Auction Agent shall determine the arithmetic mean of the offered quotations for four major banks in the London interbank market, for deposits in U.S. dollars for the respective period specified above for the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case, the Applicable LIBOR-Based Rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Auction Agent are quoting on the relevant LIBOR Determination Date for loans in U.S. dollars to leading European banks in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one hundredth of one percent.

         "ORDER" shall have the meaning set forth in Section 1.06(a) of this Appendix B.

         "OWNER" as used in this Appendix B shall mean the beneficial owner of any Auction Rate Notes.

         "PARTICIPANT" shall mean a member of or participant in, the Depository.

         "PAYMENT DEFAULT" shall mean failure to make payment of interest on, premium, if any, and principal of an Auction Rate Note when due, by the Issuer.

         "PERSON" means and includes, unless otherwise specified, an individual, corporation, company, trust, estate, partnership or association.

         "POTENTIAL OWNER" shall mean any Person (including any Existing Owner that is (a) a Broker-Dealer when dealing with the Auction Agent and (b) a potential beneficial owner when dealing with a Broker-Dealer), who may be interested in acquiring Auction Rate Notes (or, in the case of an Existing Owner thereof, an additional principal amount of Auction Rate Notes).

         "RECORD DATE" shall mean (a) if, and for so long as, Auction Rate Note Interest Payment Dates are specified to occur at the end of each Auction Period, as provided in Section 1.15 of this Appendix B, the Applicable Number of Business Days immediately preceding each Auction Rate Note Interest Payment Date and (b) if and for so long as interest is payable with respect thereto semiannually, one Business Day prior to each Auction Rate Note Interest Payment Date.

         "REGISTRAR" shall mean the Trustee or any separate registrar appointed under the Indenture with respect to the Auction Rate Note.

         "SEC" shall mean the Securities and Exchange Commission.

         "SECURITIES EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "SELL ORDER" shall have the meaning set forth in Section 1.06(a) of this Appendix B.

         "SERVICING FEES" means any fees payable by the Issuer to a Servicer in respect of Financed Student Loans pursuant to the provisions of a Servicing Agreement.

         "SUBMISSION DEADLINE" shall mean 1:00 p.m., New York time, on any Auction Date or such other time on any Auction Date by which the Broker-Dealers are required to submit Orders to the Auction Agent , as specified by the Auction Agent from time to time.

         "SUBMITTED BID" shall have the meaning set forth in Section 1.06(c)(i) of this Appendix B.

         "SUBMITTED HOLD ORDER" shall have the meaning set forth in Section 1.06(c)(i) of this Appendix B.

         "SUBMITTED ORDER" shall have the meaning set forth in Section 1.06(c)(i) of this Appendix B.

         "SUBMITTED SELL ORDER" shall have the meaning set forth in Section 1.06(c)(i) of this Appendix B.

         "SUFFICIENT CLEARING BIDS" shall have the meaning set forth in Section 1.06(c)(i)(B) of this Appendix B.

         "TRUSTEE" means the Indenture Trustee as defined in Appendix A to the Indenture.

         "WINNING BID RATE" shall have the meaning set forth in Section 1.06(c)(i)(C) of this Appendix B.

         SECTION 1.02.  DESCRIPTION OF SERIES; GLOBAL FORM; DEPOSITORY.

                  (a) As provided in the Indenture, Class B-1 Notes and Class B-2 Notes shall be issued as Auction Rate Notes.

                  (b) Except as otherwise provided in this Section, the Auction Rate Notes, in the form of one or more securities, shall be registered in the name of the Depository, and ownership thereof shall be maintained in book-entry form by the Depository for the account of the Participants thereof. Initially, the Auction Rate Notes shall be registered in the name of Cede & Co., as the nominee of DTC. Except as provided in subsection (c) of this Section, the Auction Rate Notes may be transferred, in whole but not in part, only to the Depository, or to a successor to DTC selected or approved by the Administrator or to a nominee of such successor Depository.

                           (i) Neither the Issuer, the Registrar nor any of
                  their respective affiliates shall have any responsibility or obligation with respect to:

                                    (A) the accuracy of the records of the
                           Depository or any Participant with respect to any beneficial ownership interest in an Auction Rate Note;

                                    (B) the delivery to any Participant, any
                           Owner of an Auction Rate Note or any other person, other than the Depository, of any notice with respect to the Auction Rate Notes; or

                                    (C) the payment to any Participant, any
                           Owner of an Auction Rate Note or any other person, other than the Depository, of any amount with respect to the principal of, premium, if any, or interest on the Auction Rate Notes.

         So long as the certificates for the Auction Rate Notes are not issued pursuant to subsection (c) of this Section 1.02, the Issuer and the Registrar may treat the Depository as, and deem the Depository to be, the absolute owner of the Auction Rate Notes for all purposes whatsoever, including without limitation:

                           (i) the payment of principal of, premium, if any, and
                  interest on the Auction Rate Notes;

                           (ii) giving notices of redemption and other matters
                  with respect to the Auction Rate Notes;

                           (iii) registering transfer with respect to the
                  Auction Rate Notes; and

                           (iv) the selection of Auction Rate Notes for
                  redemption.

                  (d) If at any time the Market Agent has notified the Issuer that the Auction Rate Notes should not be maintained in book-entry form or the Depository notifies the Issuer that it is unwilling or unable to continue as Depository with respect to the Auction Rate Notes, or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act or other applicable statute or regulation and a successor Depository is not appointed by the Issuer within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, then this Section shall no longer be applicable and the Issuer shall execute and the Registrar shall authenticate and deliver certificates representing the Auction Rate Notes as provided below. Certificates for the Auction Rate Notes issued in exchange for a global certificate pursuant to this subsection (c) shall be registered in such names and authorized denominations as the Depository, pursuant to instructions from the Participants or otherwise, shall instruct the Issuer and the Registrar. The Registrar shall deliver such certificates representing the Auction Rate Notes to the persons in whose names such Auction Rate Note are so registered on the Business Day immediately preceding the first day of an Auction Rate
         Note Interest Period.

         SECTION 1.03. LIMITATIONS ON TRANSFER. So long as the ownership of the Auction Rate Note is maintained in book-entry form by the Depository, an Existing Owner may sell, transfer or otherwise dispose of its beneficial interest in an Auction Rate Note only pursuant to a Bid or

Sell Order placed in any Auction or to or through a Broker-Dealer; provided that in the case of all transfers other than pursuant to Auctions such Existing Owner, its Broker-Dealer or its Participant advises the Auction Agent of such transfer.

         SECTION 1.04.  INTEREST ON AUCTION RATE NOTES.

                  (a) Interest on the Auction Rate Notes shall accrue for each Auction Rate Note Interest Period and shall be payable in arrears, on each Auction Rate Note Interest Payment Date and shall be calculated in accordance with the provisions of Section 1.10 of this Appendix B.

                  (b) The rate of interest on each Class of Auction Rate Notes for its Initial Auction Rate Note Interest Period shall be as follows:


                               CLASS                         INITIAL RATE
                                B-1                             1.50%
                                B-2                             1.50%

         The rate of interest on an Auction Rate Note for each subsequent Auction Rate Note Interest Period shall be the Applicable Auction Rate unless such Auction Rate exceeds the Maximum Rate, in which case, the rate of interest on the Auction Rate Note for such Auction Rate Note Interest Period shall be the Maximum Rate, or unless the Maximum Rate shall actually be lower than the All Hold Rate, in which case the rate of interest on the Auction Rate Note for such Auction Rate Note Interest Period shall be the Maximum Rate; provided that if, on any Auction Date, an Auction is not held for any reason, then the rate of interest for the next succeeding Auction Rate Note Interest Period shall equal the Maximum Rate on such Auction Date.

         Notwithstanding the foregoing, if:

                           (i) the ownership of an Auction Rate Note is no
                  longer maintained in book-entry form by the Depository, the rate of interest on such Auction Rate Note for any Auction Rate Note Interest Period commencing after the delivery of certificates representing Auction Rate Note pursuant to
                  Section 1.02(c) of this Appendix B shall equal the Maximum Rate on the Business Day immediately preceding the first day of such Auction Rate Note Interest Period; or

                           (ii) a Payment Default occurs, Auctions will be
                  suspended and the Applicable Auction Rate (as defined below) for the Auction Rate Note Interest Period commencing on or after such Payment Default and for each Auction Rate Note Interest Period thereafter, to and including the Auction Rate
                  Note Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured will equal the Default Rate.

         The rate per annum at which interest is payable on an Auction Rate Note for any Auction Rate Note Interest Period is herein referred to as the "Applicable Auction Rate."

Notwithstanding anything herein to the contrary, the Applicable Auction Rate cannot exceed the Maximum Interest Rate.

                  (c) Notwithstanding anything herein to the contrary, if any Auction Rate Note or portion thereof has been selected for redemption during the next succeeding Interest Period, said Auction Rate Note or portion thereof, will not be included in the Auction preceding such redemption date, and said Auction Rate Note or portion thereof, will continue to bear interest until the redemption date at the rate established for the Interest Period prior to said Auction.

         SECTION 1.05. PAYMENTS. So long as the Auction Rate Notes are registered in the name of the Depository or the nominee thereof, payment of interest (other than at maturity) and premium, if any, on, and of principal at redemption of, the Auction Rate Notes shall be made to the Depository by wire transfer provided proper wire instructions are received.

         SECTION 1.06. AUCTION PROCEDURES. Auctions shall be conducted on each Auction Date (other than the Auction Date immediately preceding (a) each Auction Rate Note Interest Period commencing after the ownership of an Auction Rate Note is no longer maintained in book-entry form by the Depository; (b) each Auction Rate Note Interest Period commencing after the occurrence and during the continuance of a Payment Default; or (c) any Auction Rate Note Interest Period commencing less than two Business Days after the cure of a Payment Default). If, there is an Auction Agent on such Auction Date, Auctions shall be conducted in the following manner (such procedures to apply separately to each Class of Auction Rate Note):

                  (a) SUBMISSIONS BY EXISTING OWNERS AND POTENTIAL OWNERS TO A BROKER-DEALER.

                           (i) Prior to the Submission Deadline on each Auction
                  Date:

                                    (A) each Existing Owner of Auction Rate
                           Notes may submit to a Broker-Dealer any information as to:

                                            (1) the principal amount of
                                    Outstanding Auction Rate Notes, if any, held by such Existing Owner which such Existing Owner desires to continue to hold without regard to the Auction Rate for the next succeeding Auction Rate Note Interest Period;

                                            (2) the principal amount of
                                    Outstanding Auction Rate Notes, if any,
                                    which such Existing Owner offers to sell if the Auction Rate for the next succeeding Auction Rate Note Interest Period shall be less than the rate per annum specified by such Existing Owner; and/or

                                            (3) the principal amount of
                                    Outstanding Auction Rate Notes, if any, held by such Existing Owner which such Existing Owner offers to sell without regard to the Auction Rate for the next succeeding Auction Rate Note Interest Period; and

                                    (B) one or more Broker-Dealers may contact
                           Potential Owners to determine the principal amount of Auction Rate Notes which each such Potential Owner offers to purchase if the Auction Rate for the next succeeding Auction Rate Note Interest Period shall not be less than the rate per annum specified by such Potential Owner.

         For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A)(1), (A)(2), (A)(3) or (B) of this paragraph (i) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Owner and each Potential Owner placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders;" an Order containing the information referred to in (x) clause (A)(1) of this paragraph
(i) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders," (y) clause (A)(2) or (B) of this paragraph (i) is hereinafter referred to as a "Bid" and collectively as "Bids" and (z) clause (A)(3) of this paragraph
(i) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

                           (ii) (A) Subject to the provisions of Section 1.06(b)
                  of this Appendix B, a Bid by an Existing Owner shall constitute an irrevocable offer to sell:

                                            (1) the principal amount of
                                    Outstanding Auction Rate Notes specified in such Bid if the Auction Rate determined as provided in this Section 1.06 of this Appendix B shall be less than the rate specified in such Bid; or

                                            (2) such principal amount or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes to be determined as set forth in Section 1.06(d)(i)(D) of this Appendix B, if the Auction Rate determined as provided in this Section 1.06 shall be equal to the rate specified in such Bid; or

                                            (3) such principal amount or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes to be determined as set forth in Section 1.06(d)(ii)(C) of this Appendix B, if the rate specified shall be higher than the Maximum Auction Rate and Sufficient Clearing Bids have not been made.

                                    (B) Subject to the provisions of Section
                           1.06(b) of this Appendix B, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell:

                                            (1) the principal amount of
                                    Outstanding Auction Rate Notes specified in such Sell Order; or

                                            (2) such principal amount or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes as set forth in Section
                                    1.06(d)(ii)(C) of this Appendix B, if
                                    Sufficient Clearing Bids have not been made.

                                    (C) Subject to the provisions of Section
                           1.06(b) of this Appendix B, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase:

                                            (1) the principal amount of
                                    Outstanding Auction Rate Notes specified in such Bid if the Auction Rate determined as provided in this Section shall be higher than the rate specified in such Bid; or

                                            (2) such principal amount or a
                                    lesser principal amount of Outstanding
                                    Auction Rate Notes as set forth in Section
                                    1.06(d)(i)(E) of this Appendix B, if the Auction Rate determined as provided in this Section shall be equal to the rate specified in such Bid.

                  (b) SUBMISSIONS BY A BROKER-DEALER TO AN AUCTION AGENT.

                           (i) Each Broker-Dealer shall submit in writing to the
                  Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                                    (A) the name of the Bidder placing such
                           Order;

                                    (B) the aggregate principal amount of
                           Auction Rate Notes that are the subject of such Order;

                                    (C) to the extent that such Bidder is an
                           Existing Owner:

                                            (1) the principal amount of Auction
                                    Rate Note, if any, subject to any Hold Order placed by such Existing Owner;

                                            (2) the principal amount of Auction
                                    Rate Notes, if any, subject to any Bid
                                    placed by such Existing Owner and the rate specified in such Bid; and

                                            (3) the principal amount of Auction
                                    Rate Notes, if any, subject to any Sell
                                    Order placed by such Existing Owner; and

                                    (D) to the extent such Bidder is a Potential
                           Owner, the rate and amount specified in such Potential Owner's Bid.

                           (ii) If any rate specified in any Bid contains more
                  than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                           (iii) If an Order or Orders covering all Outstanding
                  Auction Rate Notes held by any Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding Auction Rate Notes held by such Existing Owner and not subject to an Order submitted to the Auction Agent.

                           (iv) None of the Issuer, the Trustee nor the Auction
                  Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner.

                           (v) If any Existing Owner submits through a
                  Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Notes held by such Existing Owner, such Orders shall be considered valid as follows and in the following order of priority:

                                    (A) all Hold Orders shall be considered
                           valid, but only up to and including in the aggregate the principal amount of Auction Rate Notes held by such Existing Owner, and if the aggregate principal amount of Auction Rate Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Notes held by such Existing Owner, the aggregate principal amount of Auction Rate Notes subject to each such Hold Order shall be reduced pro rata to cover the aggregate principal amount of Outstanding Auction Rate Notes held by such Existing Owner;

                                    (B) (1) any Bid shall be considered valid up
                           to and including the excess of the principal amount of Outstanding Auction Rate Notes held by such Existing Owner over the aggregate principal amount of Auction Rate Notes subject to any Hold Orders referred to in clause (A) of this paragraph (v);

                                            (2) subject to subclause (1) of this
                                    clause (B), if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding Auction Rate Notes subject to such Bids is greater than such excess such Bids shall be considered valid up to and including the amount of such excess, and the stated amount of Auction Rate Notes subject to each Bid with the same rate shall be reduced pro rata to cover the stated amount of Auction Rate Notes equal to such excess;

                                            (3) subject to subclause (1) and (2)
                                    of this clause (B), if more than one Bid with different rates is submitted on behalf of such Existing Owner, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the amount of such excess; and

                                            (4) in any such event, the aggregate
                                    principal amount of Outstanding Auction Rate
                                    Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified; and

                                    (C) all Sell Orders shall be considered
                           valid up to and including the excess of the principal amount of Outstanding Auction Rate Notes held by such Existing Owner over the aggregate principal amount of Auction Rate Note subject to valid Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

                           (vi) If more than one Bid for Auction Rate Notes is
                  submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified.

                           (vii) Any Bid or Sell Order submitted by an Existing
                  Owner covering an aggregate principal amount of Auction Rate Note not equal to an Authorized Denomination therefor shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of Auction Rate Notes not equal to an Authorized Denomination therefor shall be rejected.

                           (viii) Any Bid submitted by an Existing Owner or a
                  Potential Owner specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate and any such Bid shall be considered as valid and shall be selected in the ascending order of the respective rates in the Submitted Bids.

                           (ix) An Existing Owner that offers to purchase an
                  additional Auction Rate Note is, for purposes of such offer, treated as a Potential Owner.

                           (x) Any Bid specifying a rate higher than the Maximum
                  Interest Rate will (A) be treated as a Sell Order if submitted by an Existing Owner and (B) not be accepted if submitted by a Potential Owner.

                  (c) DETERMINATION OF SUFFICIENT CLEARING BIDS, AUCTION RATE AND WINNING BID RATE.

                           (i) Not earlier than the Submission Deadline on each
                  Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                                    (A) the excess of the total principal amount
                           of Outstanding Auction Rate Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Notes subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Rate Note"); and

                                    (B) from such Submitted Orders whether:

                                            (1) the aggregate principal amount
                                    of Outstanding Auction Rate Notes subject to
                                    Submitted Bids by Potential Owners
                                    specifying one or more rates equal to or lower than the Maximum Interest Rate, exceeds or is equal to the sum of:

                                            (2) the aggregate principal amount
                                    of Outstanding Auction Rate Notes subject to
                                    Submitted Bids by Existing Owners specifying one or more rates higher than the Maximum Interest Rate; and

                                            (3) the aggregate principal amount
                                    of Outstanding Auction Rate Notes subject to
                                    Submitted Sell Orders;

                                    (in the event such excess or such equality exists, other than because the sum of the principal amounts of Auction Rate Notes in subclauses (1) and (3) above is zero because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders, such Submitted Bids in subclause (1) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                                    (C) if Sufficient Clearing Bids have been
                           made, the lowest rate specified in such Submitted Bids (which shall be the "Winning Bid Rate") such that if:

                                            (1) each such Submitted Bid from
                                    Existing Owners specifying such lowest rate and all other Submitted Bids from Existing Owners specifying lower rates were rejected, thus entitling such Existing Owners to continue to hold the principal amount of Auction Rate Notes subject to such Submitted Bids; and

                                            (2) each such Submitted Bid from
                                    Potential Owners specifying such lowest rate and all other Submitted Bids from Potential Owners specifying lower rates were accepted;

                                    the result would be that such Existing
                                    Owners described in subclause (1) above
                                    would continue to hold own an aggregate
                                    principal amount of Outstanding Auction Rate
                                    Notes which, when added to the aggregate principal amount of Outstanding Auction Rate Note to be purchased by such Potential Owners described in subclause (2) above, would equal not less than the Available Auction Rate Notes.

                           (ii) Promptly after the Auction Agent has made the
                  determinations pursuant to paragraph (i) of this subsection
                  (c), the Auction Agent shall advise the Trustee of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR, the Applicable LIBOR-Based Rate, the Carry-over Amount and any applicable interest thereon, and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Auction Rate Note Interest Period (the "Auction Rate") as follows:

                                    (A) if Sufficient Clearing Bids have been
                           made, that the Auction Rate for the next succeeding Auction Rate Note Interest Period shall be equal to the Winning Bid Rate so determined;

                                    (B) if Sufficient Clearing Bids have not
                           been made (other than because all of the Outstanding Auction Rate Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Auction Rate Note Interest Period shall be equal to the Maximum Auction Rate; or

                                    (C) if all Outstanding Auction Rate Notes
                           are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Auction Rate
                           Note Interest Period shall be equal to the All Hold Rate.

                  If the Auction Rate determined as set forth above exceeds the Maximum Rate, the Applicable Auction Rate for such Auction Rate Note Interest Period shall be equal to the Maximum Rate, and the excess of the amount of interest on the Auction Rate Note that would have accrued at the rate equal to the Auction Rate over the amount of interest on such Auction Rate Note actually accrued at the Maximum Rate will accrue as the Carry-over Amount. The Carry-over Amount will bear interest at a rate equal to One-Month LIBOR from the Auction Rate Note Interest Payment Date for the Auction Rate Note Interest Period for which the Carry-over Amount was calculated until paid, or until extinguished. The Carry-over Amount (and interest accrued thereon) on the Auction Rate Note will be calculated by the Auction Agent and paid by the Trustee, if ever, on the next occurring Auction Rate Note Interest Payment Date, and each succeeding Auction Rate Note Interest Payment Date until paid, for each Auction Period subsequent to the Auction Period in which such Carry-over Amount accrued, if and to the extent that (1) during such subsequent Auction Period, no additional Carry-over Amount is accruing on the Auction Rate Note, and if paid, such Carry-over Amount is paid solely to the extent that during such Auction Period, the amount of interest that would be payable on this note at the Maximum Rate exceeds the amount of interest that is payable for such Auction Period on the Auction Rate Note at the interest rate in effect for such Auction Period and (2) moneys are available pursuant to the terms of the Indenture in an amount sufficient to pay all or such portion of Carry-over Amount as described in clause (1) above. Any such payment obligation for Carry-over Amount is extinguished when the related Auction Rate Note is paid at maturity or by earlier redemption.

                  (d) ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF AUCTION RATE NOTES.

                  Existing Owners shall continue to hold the principal amount of Auction Rate Notes that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 1.06(c)(i) of this Appendix B, Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

                           (i) If Sufficient Clearing Bids have been made, all
                  Submitted Sell Orders shall be accepted and, subject to the provisions of paragraph (iv) of this subsection (d), Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                    (A) Existing Owners' Submitted Bids
                           specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to sell the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (B) Existing Owners' Submitted Bids
                           specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Owner to continue to hold the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (C) Potential Owners' Submitted Bids
                           specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring such Potential Owner to purchase the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (D) Each Existing Owners' Submitted Bid
                           specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Owner to continue to hold the aggregate principal amount of Auction Rate Notes subject to such Submitted Bid, unless the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids shall be greater than the principal amount of Auction Rate Note (the "remaining principal amount") equal to the excess of the Available Auction Rate Notes over the aggregate principal amount of Auction Rate Notes subject to Submitted Bids described in clauses (B) and (C) of this paragraph
                           (i), in which event such Submitted Bid of such Existing Owner shall be rejected in part, and such Existing Owner shall be entitled to continue to hold the principal amount of Auction Rate Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which shall be the principal amount of Outstanding Auction Rate Notes held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the sum of the principal amount of Outstanding Auction Rate Notes subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate; and

                                    (E) Each Potential Owner's Submitted Bid
                           specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the principal amount of Auction Rate Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Note over the aggregate principal amount of Auction Rate Note subject to Submitted Bids described in clauses (B),
                           (C) and (D) of this paragraph (i) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to such Submitted Bid and the denominator of which shall be the sum of the principal amounts of Outstanding Auction Rate Notes subject to Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate.

                           (ii) If Sufficient Clearing Bids have not been made
                  (other than because all of the Outstanding Auction Rate Note are subject to Submitted Hold Orders), subject to the provisions of paragraph (iv) of this subsection (d), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                                    (A) Existing Owners' Submitted Bids
                           specifying any rate that is equal to or lower than the Maximum Auction Rate shall be rejected, thus entitling such Existing Owners to continue to hold the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids;

                                    (B) Potential Owners' Submitted Bids
                           specifying any rate that is equal to or lower than the Maximum Auction Rate shall be accepted, thus requiring each Potential Owner to purchase the aggregate principal amount of Auction Rate Notes subject to such Submitted Bids; and

                                    (C) Each Existing Owner's Submitted Bid
                           specifying any rate that is higher than the Maximum Auction Rate and the Submitted Sell Order of each Existing Owner shall be accepted, thus entitling each Existing Owner that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Note subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Notes obtained by multiplying the aggregate principal amount of Auction Rate Note subject to Submitted Bids described in clause (B) of this paragraph (ii) by a fraction the numerator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes held by such Existing Owner subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate principal amount of Outstanding Auction Rate Notes subject to all such Submitted Bids and Submitted Sell Orders.

                           (iii) If all Outstanding Auction Rate Notes are
                  subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

                           (iv) If, as a result of the procedures described in
                  paragraph (i) or (ii) of this subsection (d), any Existing Owner would be entitled or required to sell, or any Potential Owner would be entitled or required to purchase, a principal amount of Auction Rate Notes that is not equal to an Authorized Denomination therefor, the Auction Agent shall, in such manner as it shall, in its sole discretion, determine, round up or down the principal amount of Auction Rate Note to be purchased or sold by any Existing Owner or Potential Owner so that the principal amount of Auction Rate Notes purchased or sold by each Existing Owner or Potential Owner shall be equal to an Authorized Denomination, even if such allocation results in one or more of such Potential Owners not purchasing any Auction Rate Note.

                  (e) Based on the results of each Auction, the Auction Agent shall determine the aggregate principal amount of Auction Rate Notes to be purchased and the aggregate principal amount of Auction Rate Notes to be sold by Potential Owners and Existing Owners on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Notes to be sold differs from such aggregate principal amount of Auction Rate Note to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Auction Rate Notes.

         SECTION 1.07. CERTAIN ORDERS NOT PERMITTED. Neither the Issuer nor any Affiliate of the Issuer may submit an Order in any Auction. The Auction Agent shall have no duty or liability in monitoring or enforcing compliance with this Section.

         SECTION 1.08. PAYMENT DEFAULTS; AUCTION AGENT AND BROKER-DEALER FEES AND EXPENSES.

                  (a) By 12:30 p.m., New York time, on the Business Day immediately succeeding each Auction Rate Note Interest Payment Date, the Trustee will determine if a Payment Default has occurred. If a Payment Default has occurred, the Trustee will notify the Auction Agent and the Broker-Dealers by 1:00 p.m., New York time, of such Payment Default. If a Payment Default has been cured, the Trustee shall so notify the Auction Agent and the Broker-Dealers by 5:00 p.m., New York time, on the day such Payment Default is cured. So long as the ownership of the Auction

         Rate Notes is maintained in book-entry form by the Depository, upon the occurrence of a Payment Default the Trustee will immediately send a notice thereof to the Auction Agent and Market Agent by telecopy or similar means. So long as the ownership of the Auction Rate Notes is maintained in book-entry form by the Depository, the Trustee will immediately send notice to the Auction Agent by telecopy or similar means if a Payment Default is cured.

                  (b) The Issuer will pay to the Auction Agent, on behalf of the Owners of the Auction Rate Note in same day funds out of amounts in the Collection Account, (i) an amount equal to the Auction Agent Fee as calculated in the Auction Agency Agreement and (ii) an amount equal to the Broker-Dealer Fee as calculated in the Broker-Dealer Agreements.

         SECTION 1.09. CALCULATION OF RATES. The Auction Agent will calculate the Carry-over Amount and any interest thereon, the Maximum Auction Rate, the Maximum Rate, the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR and the Applicable LIBOR-Based Rate on each Auction Date. The determination by the Auction Agent of the Maximum Auction Rate, the Maximum Rate, the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR and the Applicable LIBOR-Based Rate will (in the absence of manifest error) be final and binding upon the Owners and all other parties. If the ownership of an Auction Rate Note is no longer maintained in book-entry form by the Depository, the Auction Agent will calculate the Maximum Rate on the Business Day immediately preceding the first day of each Auction Rate Note Interest Period commencing after the delivery of certificates representing the Auction Rate Note pursuant to Subsection 1.02(c) of this Appendix B. If a Payment Default shall have occurred, the Auction Agent will calculate the Default Rate on the first day of (a) each Auction Rate Note Interest Period commencing after the occurrence and during the continuance of such Payment Default and (b) any Auction Rate Note Interest Period commencing less than two Business Days after the cure of any Payment Default.

         SECTION 1.10. COMPUTATION OF INTEREST. The amount of interest distributable to Owners for any Auction Rate Note Interest Period or part thereof for each $50,000 principal amount of Auction Rate Notes shall be calculated by multiplying 50,000 by the Applicable Auction Rate for such Auction Rate Note Interest Period or part thereof, multiplying such product by the actual number of days in the Auction Rate Note Interest Period or part thereof concerned divided by 365 or 366, as applicable, and rounding the resultant figure to the nearest one cent. Interest on the Auction Rate Notes shall be computed by the Trustee on the basis of a 365-day year for the number of days actually elapsed; except that for any such calculation with respect to an Auction Rate Note Interest Payment Date occurring after January 1 of any year through December 31 of such year (being the leap year), such interest shall be computed on the basis of a 366-day year period. The Trustee shall make the calculation required in this Section not later than the close of business on each Auction Date.

         SECTION 1.11.  NOTIFICATION OF RATES, AMOUNTS AND PAYMENT DATES.

                  (a) The Trustee shall determine the aggregate amount of interest distributable on the next succeeding Auction Rate Note Interest Payment Date to the Owners of the Auction Rate Note. So long as the ownership of the Auction Rate Note is maintained in book-entry form by the Depository, the Trustee shall advise the Depository of each Record Date for the Auction Rate Note at least two Business Days prior thereto.

                  (b) Promptly after the date of original issuance of the Auction Rate Notes and each Auction Rate Note Interest Payment Date, but in any event at least 10 days prior to each Auction Rate Note Interest Payment Date, the Trustee will:

                           (i) so long as no Payment Default has occurred and is
                  continuing and the ownership of the Auction Rate Note is maintained in book-entry form by the Depository, acknowledge the Auction Agent's written notification to the Trustee of (A) the date of such next Auction Rate Note Interest Payment Date and (B) the amount payable to the Auction Agent on each Auction Rate Note Interest Payment Date pursuant to Section
                  1.08 of this Appendix B and notify the Auction Agent of any discrepancy therein; and

                           (ii) advise the Depository, based on information
                  received from the Auction Agent, so long as the ownership of the Auction Rate Note is maintained in book-entry form by the Depository, of the Applicable Auction Rate and the Interest Amount in respect of the next succeeding Auction Rate Note Interest Period and the amount of Carry-over Amount and interest thereon, if any.

                  In the event that any day that is scheduled to be an Auction Rate Note Interest Payment Date is changed after the Trustee shall have given the notice referred to in clause (i) above, not later than 9:15 a.m., New York time, on the Business Day next preceding the earlier of the new Auction Rate Note Interest Payment Date or the old Auction Rate
         Note Interest Payment Date, the Trustee will, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Auction Rate Note is maintained in book-entry form by the Depository.

         SECTION 1.12. MARKET AGENT. The Market Agents shall be designated in the Market Agent Agreements and shall serve as such under the terms and provisions hereof and of the Market Agent Agreement. Each Market Agent, including any successor appointed pursuant hereto, shall be a member of the National Association of Securities Dealers, Inc. having capitalization of at least $25,000,000, and be authorized by law to perform all the duties imposed upon it by this Indenture and the respective Market Agent Agreement. The Market Agents may be removed at any time by the Trustee, acting at the direction of (a) the Administrator, or (b) the holders of 66-2/3% of the aggregate principal amount of the Auction Rate Notes, provided that such removal shall not take effect until the appointment of a successor Market Agent. Either Market Agent may resign upon 30 days' written notice delivered to the Issuer and the Trustee. The Administrator shall use its best efforts to appoint a successor Market Agent that is a qualified institution, effective as of the effectiveness of any such resignation or removal. The Trustee shall not be liable in any way for any action taken, suffered, or omitted, or for any error of judgment made by the Market Agent, whether in the performance of its duties under the Market Agent Agreement or otherwise.

         SECTION 1.13.  AUCTION AGENT.

                  (a) The Bank of New York shall serve as the initial Auction Agent for the Auction Rate Notes. The Trustee is hereby directed to enter into an agreement with the

         Auction Agent which shall provide as follows: The Auction Agent shall be (i) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, in The City of New York, and having a combined capital stock, surplus and undivided profits of at least $40,000,000, and (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $40,000,000 and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agency Agreement. The Auction Agent may resign and be discharged of the duties and obligations created by the Indenture by giving at least 90 days' written notice to the Issuer, the Trustee and the Market Agent (30 days' written notice if the Auction Agent has not been paid its fee for more than 30 days). The Auction Agent may be removed at any time by the Trustee if the Auction Agent is an entity other than the Trustee, acting at the direction of (i) the Administrator or (ii) the holders of 66-2/3% of the aggregate principal amount of the Auction Rate Notes, by an instrument signed by the Trustee and filed with the Auction Agent, the Issuer and the Market Agent upon at least 90 days' notice; provided that, if required by the Market Agent, an agreement in substantially the form of the Auction Agency Agreement shall be entered into with a successor Auction Agent. If the Auction Agent and the Trustee are the same entity, the Auction Agent may be removed as described above, with the Issuer acting in lieu of the Trustee.

                  (b) In the event that the Auction Agent resigns or is removed or dissolved, or if the property or affairs of the Auction Agent is taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Administrator shall use its best efforts to appoint a successor as Auction Agent, and the Trustee will thereupon enter into an Auction Agency Agreement with such successor.

                  (c) The Auction Agent will act as agent for the Trustee and the Issuer in connection with Auctions. In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under the Auction Agency Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment.

                  (d) Notwithstanding that the Auction Agent is the agent of the Trustee hereunder and under the Auction Agency Agreement, the Trustee will not be liable in any way for any action taken, suffered or omitted, or for any error of judgment made by the Auction Agent, whether in the performance of its duties under the Auction Agency Agreement or otherwise.

         SECTION 1.14.  BROKER-DEALERS.

                  (a) The Auction Agent shall enter into a Broker-Dealer Agreement with each of (i) UBS Financial Services Inc. with respect to the Class B-1 Notes, and (ii) Deutsche Bank Securities Inc. with respect to the B-2 Notes. The Market Agent may from time to time approve one or more additional persons to serve as a Broker-Dealer under Broker-Dealer Agreements. Any Broker-Dealer may be removed at any time at the request of the Administrator of the Issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such.

         SECTION 1.15. CHANGES IN AUCTION PERIODS OR AUCTION DATE OR AUCTION RATE NOTE INTEREST PAYMENT DATES.

                  (a) Changes in Auction Period or Periods.

                           (i) The Market Agent:

                                    (A) in order to conform with then-current
                           market practice with respect to similar securities, shall; or

                                    (B) in order to accommodate economic and
                           financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Notes and with the written consent of the Administrator of the Issuer, may change, from time to time, the length of one or more Auction Periods. In connection with any such change, or otherwise, but for the same stated purpose, the Market Agent:

                                            (1) in order to conform with
                                    then-current market practice with respect to similar securities, shall; and

                                            (2) with the written consent of the
                                    Administrator, may change Auction Rate Note
                                    Interest Payment Dates; any such change will be considered a "change in the length of one or more Auction Periods" for the purposes of the Indenture. The Administrator shall not consent to such change in the length of the Auction Period, if such consent is required above, unless he or she has received from the Market Agent not less than three days nor more than 25 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will initiate the change in the length of one or more Auction Periods by giving written notice to the Trustee, the Auction Agent, the Issuer and the Depository in substantially the form of, or containing substantially the information contained in, Appendix G to the Indenture at least 10 days prior to the Auction Date for such Auction Period.

                           (ii) Any such changed Auction Period will not be less
                  than 7 days; furthermore, any such change in the Auction Period shall not be more than 28 days without satisfying the Rating Agency Condition.

                           (iii) The change in the length of one or more Auction
                  Periods shall not be allowed unless Sufficient Clearing Bids existed at both the Auction before the date on which the notice of the proposed change was given as provided in this subsection (a) and the Auction immediately preceding the proposed change.

                           (iv) The change in length of one or more Auction
                  Periods shall take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 A.M. New York time on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Market Agent in substantially the form attached as, or containing substantially the same information contained in, Appendix H to the Indenture, authorizing the change in the length of one or more Auction Periods specified in such certificate and (B) Sufficient Clearing Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in clause (A) above is not met, the Applicable Auction Rate for the next Auction Period shall be determined pursuant to the Auction Procedures and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in clause (A) is met but the condition referred to in clause (B) above is not met, the Applicable Auction Rate for the next Auction Period shall be the Maximum Rate and the Auction Period shall be the Auction Period determined without reference to the proposed change.

                  (b) Changes in the Auction Date. The Market Agent:

                           (i) in order to conform with then-current market
                  practice with respect to similar securities, shall; or

                           (ii) in order to accommodate economic and financial
                  factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on an Auction Rate Note and with the written consent of the Administrator, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Section 1.01 of this Appendix B with respect to one or more specified Auction Periods. The Administrator shall not consent to such change in the Auction Date, if such consent is required in subparagraph (b)(ii) above, unless he or she shall have received from the Market Agent not less than three days nor more than 25 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent shall provide notice of any determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer and the Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Appendix I to the Indenture.

                  (c) Any change described in this Section shall be made with respect to one or more Classes of Auction Rate Notes (but in each case separate notices shall be prepared and delivered as provided above and, with respect to changes in the length of Auction

         Periods, the conditions specified in subparagraph (a)(iv) above shall be applied to each Class separately).

                  (d) In connection with any change described in this Section, the Auction Agent shall provide notice to the parties as is specified in Section 2.5 of the Auction Agency Agreement.

                  (e) No change shall be made to the Auction Period or Auction Date unless the Issuer has satisfied the Rating Agency Condition.

         SECTION 1.16. CREDIT RATINGS. The Issuer shall take all reasonable action necessary to enable at least one nationally recognized statistical rating organization (as that term is used in the rules and regulations of the SEC under the Securities Exchange Act) to provide credit ratings for the Auction Rate Notes.

         SECTION 1.17. NOTICES. The Market Agent shall provide the Trustee and, so long as no default under the Indenture has occurred and is continuing and the ownership of the Auction Rate Notes is maintained in book-entry form by the Depository, the Auction Agent with notice of any change in the Maximum Interest Rate.

         SECTION 1.18. PURCHASES OF AUCTION RATE NOTES. The Issuer shall not purchase or otherwise acquire any Auction Rate Notes unless the Issuer redeems or otherwise cancels such Auction Rate Note on the day of any purchase.

         SECTION 1.19.  NOTICE OF PAYMENT DEFAULT.

                  (a) If the Issuer determines that a Payment Default has occurred the Issuer shall promptly notify the Trustee thereof.

                  (b) So long as the ownership of the Auction Rate Notes is maintained in book-entry form by the Depository, upon the occurrence of a Payment Default the Trustee shall immediately send a notice thereof to the Auction Agent and Market Agent by telecopy or similar means.

                  (c) So long as the ownership of the Auction Rate Notes is maintained in book-entry form by the Depository, the Trustee shall immediately send notice to the Auction Agent by telecopy or similar means if a Payment Default is cured.

                                   APPENDIX C

                            NOTICE OF PAYMENT DEFAULT


                The National Collegiate Student Loan Trust 2004-1
                         Student Loan Asset Backed Notes
                            Serves 2004-1, Class ___

         NOTICE IS HEREBY GIVEN that a Payment Default currently exists with respect to the above-captioned issue. The next Auction for the Series 2004-1, Class ___ Notes will be held as scheduled on _______________. The rate of interest on the Series 2004-1, Class ___ Notes for the next succeeding Auction Period shall be determined through application of the Auction Procedures.

Dated: __________________
                                              By ______________________________
                                              Authorized Signatory

                                   APPENDIX D

                        NOTICE OF CURE OF PAYMENT DEFAULT


                The National Collegiate Student Loan Trust 2004-1
                         Student Loan Asset Backed Notes
                            Series 2004-1, Class ___

         NOTICE IS HEREBY GIVEN that the Payment Default with respect to the above-captioned issue has been cured. The next Interest Payment Date is _______________ and the next Auction Date is scheduled to be _______________.

Dated: __________________
                                          By __________________________________
                                          Authorized Signatory

                                   APPENDIX E

                           NOTICE OF EVENT OF DEFAULT


                  The National Collegiate Student Loan Trust I
                         Student Loan Asset Backed Notes
                            Series 2004-1, Class ___

         NOTICE IS HEREBY GIVEN that an Event of Default with respect to the above-captioned issue has occurred.

Dated: __________________
                                          By __________________________________
                                          Authorized Signatory

                                   APPENDIX F

                    NOTICE OF WAIVER/CURE OF EVENT OF DEFAULT


                The National Collegiate Student Loan Trust 2004-1
                         Student Loan Asset Backed Notes
                            Series 2004-1, Class ___


         NOTICE IS HEREBY GIVEN that an Event of Default with respect to the above-captioned issue has been [waived] [cured]. Determination of the interest rate on the Series 2004-1, Class ___ Notes pursuant to the Auction Procedures will resume. The next Interest Payment Date is _______________ and the next Auction Date is scheduled to be __________________.

Dated: __________________
                                       By ___________________________________
                                       Authorized Signatory

                                   APPENDIX G

                   NOTICE OF PROPOSED CHANGE IN AUCTION PERIOD


                The National Collegiate Student Loan Trust 2004-1
                         Student Loan Asset Backed Notes
                            Series 2004-1, Class ___

         NOTICE IS HEREBY GIVEN that The National Collegiate Student Loan Trust 2004-1 (the "Issuer") proposes to change the Auction Period in accordance with the Indenture dated as of June 1, 2004, as supplemented (the "Indenture") as follows: [insert description of change]. Assuming the conditions set forth in the Indenture are met, such change will be effective on _____________. If any such condition is not met, the Auction Rate for the next succeeding Auction Period shall be established in accordance with the procedures set forth in the Indenture.

         All terms not otherwise defined in this notice shall have the meanings set forth in the Indenture.

Dated: __________________
                                       By ___________________________________
                                       Authorized Signatory

                                   APPENDIX H

                NOTICE REGARDING ESTABLISHMENT OF AUCTION PERIOD


                The National Collegiate Student Loan Trust 2004-1
                         Student Loan Asset Backed Notes
                            Series 2004-1, Class ___

         NOTICE IS HEREBY GIVEN that The National Collegiate Student Loan Trust 2004-1 (the "Issuer") hereby authorizes the establishment of a new Auction Period consisting of a period of _ days. If the condition(s) for the establishment of the new Auction Period are met, such Auction Period will commence on ___________________ and end on _________________. The Interest
Payment Date for such Auction Period shall be ___________________.

         Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Indenture of the Issuer dated as of June 1, 2004, as supplemented.

Dated: __________________
                                         By ___________________________________
                                         Authorized Signatory

                                   APPENDIX I

                        NOTICE OF CHANGE IN AUCTION DATE


                The National Collegiate Student Loan Trust 2004-1
                         Student Loan Asset Backed Notes
                            Series 2004-1, Class ___

         NOTICE IS HEREBY GIVEN that the Auction Date for auctions conducted with respect to the above-captioned issue has been changed to _______________. The next succeeding Auction Date will be ________________. In order to accommodate such change, the next succeeding Auction Period will consist of _____days and shall begin on ______________ and end on ________________.
Interest will be paid on _______________.

         Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Indenture of the Issuer dated as of June 1, 2004, as supplemented.

Dated: __________________
                                       [BROKER-DEALER]


                                       By ___________________________________
                                       Authorized Signatory

                                                                      SCHEDULE A
                                                                      ----------


                   SCHEDULE OF INITIAL FINANCED STUDENT LOANS


                        [On file with Indenture Trustee]





                                  Schedule A-1

                                                                      SCHEDULE B
                                                                      ----------


                      SCHEDULE OF SUBSEQUENT STUDENT LOANS

                        [On file with Indenture Trustee]



                                  Schedule B-1

                                                                      SCHEDULE C
                                                                      ----------




                        LIST OF TERI GUARANTEE AGREEMENTS


Each of the following Guaranty Agreements, as amended or supplemented, was entered into by and between The Education Resources Institute, Inc. and:

o Bank of America, N.A., dated April 30, 2001, for loans that were originated under Bank of America's BAGEL Loan Program, CEDU Loan Program and ISLP Loan Program.
o Bank of America, N.A., dated June 30, 2003, for loans that were originated under Bank of America's Direct to Consumer Loan Program.
o Bank One, N.A., dated May 13, 2002, for loans that were originated under Bank One's CORPORATE ADVANTAGE Loan Program and EDUCATION ONE Loan Program.
o Bank One, N.A., dated July 26, 2002, for loans that were originated under Bank One's M&T REFERRAL Loan Program
o Charter One Bank, N.A., dated October 31, 2003, for loans that were originated under Charter One's AES EducationGAIN Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's (AMS) TuitionPay Diploma Loan Program.
o Charter One Bank, N.A., dated July 15, 2003, for loans that were originated under Charter One's Brazos Alternative Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's CFS Direct to Consumer Loan Program.
o Charter One Bank, N.A., dated June 30, 2003, for loans that were originated under Charter One's Citibank Flexible Education Loan Program.
o Charter One Bank, N.A., dated July 1, 2002, for loans that were originated under Charter One's College Loan Corporation Loan Program.
o Charter One Bank, N.A., dated December 4, 2002, for loans that were originated under Charter One's Comerica Alternative Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's Education Assistance Services Alternative Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's ESF Alternative Loan Program.
o Charter One Bank, N.A., dated September 15, 2003, for loans that were originated under Charter One's Extra Credit II Loan Program (North Texas Higher Education).
o Charter One Bank, N.A., dated September 20, 2003, for loans that were originated under Charter One's M&I Alternative Loan Program.
o Charter One Bank, N.A., dated November 17, 2003, for loans that were originated under Charter One's National Education Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's Navy Federal Alternative Loan Program.


                                  Schedule C-1

o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's NextStudent Alternative Loan Program.
o Charter One Bank, N.A., dated March 17, 2003, for loans that were originated under Charter One's PNC Bank Resource Loan Program.
o Charter One Bank, N.A., dated May 1, 2003, for loans that were originated under Charter One's SAF Alternative Loan Program.
o Charter One Bank, N.A., dated September 20, 2002, for loans that were originated under Charter One's Southwest Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's WAMU Alternative Student Loan Program.
o Chase Manhattan Bank USA, N.A., dated September 30, 2003, for loans that were originated under Chase's Chase Extra Loan Program.
o Citizens Bank of Rhode Island, dated October 1, 2002, for loans that were originated under Citizens Bank of Rhode Island's Pennsylvania State University Undergraduate and Continuing Education Loan Program.
o First National Bank Northeast, dated August 1, 2001, for loans that were originated under First National Bank Northeast's CASL Undergraduate Loan Program.
o GMAC Bank, dated May 30, 2003, for loans that were originated under GMAC Bank's GMAC Alternative Loan Program.
o HSBC Bank USA, N.A., dated April 17, 2002, for loans that were originated under the HSBC Loan Program.
o The Huntington National Bank, dated May 20, 2003, for loans that were originated under The Huntington National Bank's Huntington Education Loan Program.
o National City Bank, dated July 26, 2002, for loans that were originated under National City Bank's National City Loan Program.
o SunTrust Bank, dated March 1, 2002, for loans that were originated under SunTrust Bank's SunTrust Alternative Loan Program.


                                  Schedule C-2

                                                                      SCHEDULE D
                                                                      ----------


                    LIST OF STUDENT LOAN PURCHASE AGREEMENTS


Each of the Note Purchase Agreements, as amended or supplemented, was entered into by and between The First Marblehead Corporation and:

o Bank of America, N.A., dated April 30, 2001, for loans that were originated under Bank of America's BAGEL Loan Program, CEDU Loan Program and ISLP Loan Program.
o Bank of America, N.A., dated June 30, 2003, for loans that were originated under Bank of America's Direct to Consumer Loan Program.
o Bank One, N.A., dated May 1, 2002, for loans that were originated under Bank One's CORPORATE ADVANTAGE Loan Program and EDUCATION ONE Loan Program.
o Bank One, N.A., dated July 26, 2002, for loans that were originated under Bank One's M&T REFERRAL Loan Program
o Charter One Bank, N.A., dated October 31, 2003, for loans that were originated under Charter One's AES EducationGAIN Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's (AMS) TuitionPay Diploma Loan Program.
o Charter One Bank, N.A., dated July 15, 2003, for loans that were originated under Charter One's Brazos Alternative Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's CFS Direct to Consumer Loan Program.
o Charter One Bank, N.A., dated June 30, 2003, for loans that were originated under Charter One's Citibank Flexible Education Loan Program.
o Charter One Bank, N.A., dated July 1, 2002, for loans that were originated under Charter One's College Loan Corporation Loan Program.
o Charter One Bank, N.A., dated December 4, 2002, for loans that were originated under Charter One's Comerica Alternative Loan Program.
o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's Education Assistance Services Alternative Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's ESF Alternative Loan Program.
o Charter One Bank, N.A., dated September 15, 2003, for loans that were originated under Charter One's Extra Credit II Loan Program (North Texas Higher Education).
o Charter One Bank, N.A., dated September 20, 2003, for loans that were originated under Charter One's M&I Alternative Loan Program.
o Charter One Bank, N.A., dated November 17, 2003, for loans that were originated under Charter One's National Education Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's Navy Federal Alternative Loan Program.


                                  Schedule D-1

o Charter One Bank, N.A., dated May 15, 2002, for loans that were originated under Charter One's NextStudent Alternative Loan Program.
o Charter One Bank, N.A., dated March 17, 2003, for loans that were originated under Charter One's PNC Bank Resource Loan Program.
o Charter One Bank, N.A., dated May 1, 2003, for loans that were originated under Charter One's SAF Alternative Loan Program.
o Charter One Bank, N.A., dated September 20, 2002, for loans that were originated under Charter One's Southwest Loan Program.
o Charter One Bank, N.A., dated May 15, 2003, for loans that were originated under Charter One's WAMU Alternative Student Loan Program.
o Chase Manhattan Bank USA, N.A., dated September 30, 2003, for loans that were originated under Chase's Chase Extra Loan Program.
o Citizens Bank of Rhode Island, dated October 1, 2002, for loans that were originated under Citizens Bank of Rhode Island's Pennsylvania State University Undergraduate and Continuing Education Loan Program.
o First National Bank Northeast, dated August 1, 2001, for loans that were originated under First National Bank Northeast's CASL Undergraduate Loan Program.
o GMAC Bank, dated May 30, 2003, for loans that were originated under GMAC Bank's GMAC Alternative Loan Program.
o HSBC Bank USA, N.A., dated April 17, 2002, for loans that were originated under the HSBC Loan Program.
o The Huntington National Bank, dated May 20, 2003, for loans that were originated under The Huntington National Bank's Huntington Education Loan Program.
o National City Bank, dated November 13, 2002, for loans that were originated under National City Bank's National City Loan Program.
o SunTrust Bank, dated March 1, 2002, for loans that were originated under SunTrust Bank's SunTrust Alternative Loan Program.


                                  Schedule D-2

                                                                     EXHIBIT A-1
                                                                     -----------


                             FORM OF CLASS A-1 NOTE
                             ----------------------

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH "PLAN ASSETS" (WITHIN THE MEANING OF
SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE "PLAN ASSET REGULATION")) OF, AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), A "PLAN" (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE DO NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR
SECTION 4975 OF THE CODE (X) BECAUSE IT IS COVERED BY AN APPLICABLE EXEMPTION, INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14, OR (Y) BY REASON OF THE TRUST, THE ADMINISTRATOR, THE UNDERWRITERS, THE SERVICERS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, ANY PROVIDER OF CREDIT SUPPORT OR ANY OF THEIR AFFILIATES NOT BEING A "PARTY IN INTEREST" (WITHIN THE MEANING OF SECTION 3(14) OF ERISA) WITH RESPECT TO SUCH PLAN.



                                     A-1-3

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1
                   STUDENT LOAN ASSET BACKED LIBOR RATE NOTES
                                    CLASS A-1


No. A-1-___
      INTEREST RATE                 DATE OF MATURITY                       DATED DATE                    CUSIP
        Variable                     June 25, 2014                      ______ __, 200_               ___________

REGISTERED OWNER:                      **CEDE & CO.**
PRINCIPAL AMOUNT:                      **$189,000,000**

The National Collegiate Student Loan Trust 2004-1, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Quarterly Distribution Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Quarterly Distribution Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is a Quarterly Distribution Date, in which case this note shall bear interest from such Quarterly Distribution Date; PROVIDED, HOWEVER, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-1 Notes (defined herein) shall be in default, Class A-1 Notes issued in lieu of such Class A-1 Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-1 Notes surrendered until payment of the principal hereof has been made or duly provided for. Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"). Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

The Issuer will pay interest on this Class A-1 Note at the rate per annum equal to the Note Interest Rate (as defined in the Indenture) for this Note, on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date). Interest on this Note will accrue for each Quarterly Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Quarterly Distribution Date or, if no interest has yet been paid, from




                                     A-1-4
the Closing Date). Such principal of and interest on this Note shall be paid in the manner specified herein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed LIBOR Rate Notes, Class A-1 (the "Class A-1 Notes"), issued pursuant to the Indenture, dated as of June 1, 2004, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the "Indenture").

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the "Financed Student Loans") and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the "Trust Estate").

This note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture. Additional notes and other obligations may be issued or entered into under the Indenture the right to payment of which is equal with or subordinate to the Class A-1 Notes. The Class A-1 Notes, together with any additional notes issued pursuant to the Indenture are collectively referred to herein as "Notes."

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture; provided that the rights of the holders of the Class A Notes shall be superior to the rights of the Registered Owners of Class B Notes. Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-1 Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-1 Notes.

The Class A-1 Notes are issuable as registered notes in the denomination of $50,000 and $1,000 integral multiple thereof. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-1 Notes may be exchanged for a like Class and aggregate principal amount of Class A-1 Notes of other authorized denominations.

The Registered Owner of this note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the




                                     A-1-5

Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this note is registered upon the registration books as the absolute owner hereof, whether this note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner's order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.

IN WITNESS WHEREOF, The National Collegiate Student Loan Trust 2004-1 has caused this note to be executed and attested.

                                   THE NATIONAL COLLEGIATE
                                   STUDENT LOAN TRUST 2004-1

                                   By:  WACHOVIA TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee


                                   By: __________________________________
                                        Name:
                                        Title:

Attest

_______________________________






                                     A-1-6

                          CERTIFICATE OF AUTHENTICATION

This note is one of the Class A-1 Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:  __________________

                                             U.S. BANK NATIONAL ASSOCIATION,
                                             as Authenticating Agent


                                             By _____________________________
                                             Authorized Signatory




                                     A-1-7

                                   ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto


_______________________________________________________________________________
    (Please print or type an address                    (Social Security number
including postal zip code of transferee)                    of transferee)

                           the within note, together with accrued interest
                  thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said note on the books of the within named Corporation with full power of substitution in the premises.



Dated ________________                        ____________________________L.S.

Guaranteed by:



____________________________________




                                     A-1-8

                                                                     EXHIBIT A-2
                                                                     -----------

                             FORM OF CLASS A-2 NOTE
                             ----------------------


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH "PLAN ASSETS" (WITHIN THE MEANING OF
SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE "PLAN ASSET REGULATION")) OF, AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), A "PLAN" (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE DO NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR
SECTION 4975 OF THE CODE (X) BECAUSE IT IS COVERED BY AN APPLICABLE EXEMPTION, INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14, OR (Y) BY REASON OF THE TRUST, THE ADMINISTRATOR, THE UNDERWRITERS, THE SERVICERS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, ANY PROVIDER OF CREDIT SUPPORT OR ANY OF THEIR AFFILIATES NOT BEING A "PARTY IN INTEREST" (WITHIN THE MEANING OF SECTION 3(14) OF ERISA) WITH RESPECT TO SUCH PLAN.



                                     A-2-1

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1
                   STUDENT LOAN ASSET BACKED LIBOR RATE NOTES
                                    CLASS A-2


No. A-2-___
      INTEREST RATE                 DATE OF MATURITY                       DATED DATE                    CUSIP
        Variable                     June 25, 2027                      ______ __, 200_               ___________

REGISTERED OWNER:                      **CEDE & CO.**
PRINCIPAL AMOUNT:                      **$342,100,000**

The National Collegiate Student Loan Trust 2004-1, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Quarterly Distribution Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Quarterly Distribution Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is a Quarterly Distribution Date, in which case this note shall bear interest from such Quarterly Distribution Date; PROVIDED, HOWEVER, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-2 Notes (defined herein) shall be in default, Class A-2 Notes issued in lieu of such Class A-2 Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-2 Notes surrendered until payment of the principal hereof has been made or duly provided for. Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"). Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

The Issuer will pay interest on this Class A-2 Note at the rate per annum equal to the Note Interest Rate (as defined in the Indenture) for this Note, on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date). Interest on this Note will accrue for each Quarterly Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Quarterly Distribution Date or, if no interest has yet been paid, from the Closing Date). Such principal of and interest on this Note shall be paid in the manner specified herein.



                                     A-2-2

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed LIBOR Rate Notes, Class A-2 (the "Class A-2 Notes"), issued pursuant to the Indenture, dated as of June 1, 2004, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the "Indenture").

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the "Financed Student Loans") and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the "Trust Estate").

This note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture. Additional notes and other obligations may be issued or entered into under the Indenture the right to payment of which is equal with or subordinate to the Class A-2 Notes. The Class A-2 Notes, together with any additional notes issued pursuant to the Indenture are collectively referred to herein as "Notes."

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture; provided that the rights of the holders of the Class A Notes shall be superior to the rights of the Registered Owners of Class B Notes. Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-2 Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-2 Notes.

The Class A-2 Notes are issuable as registered notes in the denomination of $50,000 and $1,000 integral multiple thereof. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-2 Notes may be exchanged for a like Class and aggregate principal amount of Class A-2 Notes of other authorized denominations.

The Registered Owner of this note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.



                                     A-2-3

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this note is registered upon the registration books as the absolute owner hereof, whether this note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner's order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.

IN WITNESS WHEREOF, The National Collegiate Student Loan Trust 2004-1 has caused this note to be executed and attested.

                                           THE NATIONAL COLLEGIATE
                                           STUDENT LOAN TRUST 2004-1

                                           By: WACHOVIA TRUST COMPANY,
                                               NATIONAL ASSOCIATION,
                                               not in its individual capacity
                                               but solely as Owner Trustee


                                           By: ____________________________
                                                Name:
                                                Title:

Attest

______________________________





                                     A-2-4

                          CERTIFICATE OF AUTHENTICATION

This note is one of the Class A-2 Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:  __________________

                                                U.S. BANK NATIONAL ASSOCIATION,
                                                as Authenticating Agent



                                                By ____________________________
                                                Authorized Signatory



                                     A-2-5

                                   ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto


_______________________________________________________________________________
    (Please print or type an address                    (Social Security number
including postal zip code of transferee)                    of transferee)

                           the within note, together with accrued interest
                  thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said note on the books of the within named Corporation with full power of substitution in the premises.



Dated ________________                        ____________________________L.S.

Guaranteed by:



____________________________________

                                                                     EXHIBIT A-3
                                                                     -----------

                             FORM OF CLASS A-3 NOTE
                             ----------------------


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH "PLAN ASSETS" (WITHIN THE MEANING OF
SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE "PLAN ASSET REGULATION")) OF, AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), A "PLAN" (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE DO NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR
SECTION 4975 OF THE CODE (X) BECAUSE IT IS COVERED BY AN APPLICABLE EXEMPTION, INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14, OR (Y) BY REASON OF THE TRUST, THE ADMINISTRATOR, THE UNDERWRITERS, THE SERVICERS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, ANY PROVIDER OF CREDIT SUPPORT OR ANY OF THEIR AFFILIATES NOT BEING A "PARTY IN INTEREST" (WITHIN THE MEANING OF SECTION 3(14) OF ERISA) WITH RESPECT TO SUCH PLAN.



                                     A-3-1

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1
                   STUDENT LOAN ASSET BACKED LIBOR RATE NOTES
                                    CLASS A-3


No. A-3-___
      INTEREST RATE                 DATE OF MATURITY                       DATED DATE                    CUSIP
        Variable                     June 25, 2029                      ______ __, 200_               ___________

REGISTERED OWNER:                      **CEDE & CO.**
PRINCIPAL AMOUNT:                      **$105,000,000**

The National Collegiate Student Loan Trust 2004-1, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Quarterly Distribution Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Quarterly Distribution Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is a Quarterly Distribution Date, in which case this note shall bear interest from such Quarterly Distribution Date; PROVIDED, HOWEVER, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-3 Notes (defined herein) shall be in default, Class A-3 Notes issued in lieu of such Class A-3 Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-3 Notes surrendered until payment of the principal hereof has been made or duly provided for. Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"). Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

The Issuer will pay interest on this Class A-3 Note at the rate per annum equal to the Note Interest Rate (as defined in the Indenture) for this Note, on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date). Interest on this Note will accrue for each Quarterly Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Quarterly Distribution Date or, if no interest has yet been paid, from the Closing Date). Such principal of and interest on this Note shall be paid in the manner specified herein.



                                     A-3-2

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed LIBOR Rate Notes, Class A-3 (the "Class A-3 Notes"), issued pursuant to the Indenture, dated as of June 1, 2004, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the "Indenture").

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the "Financed Student Loans") and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the "Trust Estate").

This note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture. Additional notes and other obligations may be issued or entered into under the Indenture the right to payment of which is equal with or subordinate to the Class A-3 Notes. The Class A-3 Notes, together with any additional notes issued pursuant to the Indenture are collectively referred to herein as "Notes."

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture; provided that the rights of the holders of the Class A Notes shall be superior to the rights of the Registered Owners of Class B Notes. Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-3 Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-3 Notes.

The Class A-3 Notes are issuable as registered notes in the denomination of $50,000 and $1,000 integral multiple thereof. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-3 Notes may be exchanged for a like Class and aggregate principal amount of Class A-3 Notes of other authorized denominations.

The Registered Owner of this note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.



                                     A-3-3

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this note is registered upon the registration books as the absolute owner hereof, whether this note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner's order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.

IN WITNESS WHEREOF, The National Collegiate Student Loan Trust 2004-1 has caused this note to be executed and attested.

                                   THE NATIONAL COLLEGIATE
                                   STUDENT LOAN TRUST 2004-1

                                   By:  WACHOVIA TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee


                                   By: __________________________________
                                        Name:
                                        Title:

Attest

_______________________________



                                     A-3-4

                          CERTIFICATE OF AUTHENTICATION

This note is one of the Class A-3 Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:  __________________

                                                U.S. BANK NATIONAL ASSOCIATION,
                                                as Authenticating Agent



                                                By _____________________________
                                                Authorized Signatory




                                     A-3-5

                                   ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto


_______________________________________________________________________________
    (Please print or type an address                    (Social Security number
including postal zip code of transferee)                    of transferee)

                           the within note, together with accrued interest
                  thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said note on the books of the within named Corporation with full power of substitution in the premises.



Dated ________________                        ____________________________L.S.

Guaranteed by:



____________________________________





                                     A-3-6

                                                                     EXHIBIT A-4
                                                                     -----------

                             FORM OF CLASS A-4 NOTE
                             ----------------------


THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (4) PURSUANT TO A VALID REGISTRATION STATEMENT.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]



                                     A-4-1

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH "PLAN ASSETS" (WITHIN THE MEANING OF
SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE "PLAN ASSET REGULATION")) OF, AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), A "PLAN" (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE DO NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR
SECTION 4975 OF THE CODE (X) BECAUSE IT IS COVERED BY AN APPLICABLE EXEMPTION, INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14, OR (Y) BY REASON OF THE TRUST, THE ADMINISTRATOR, THE UNDERWRITERS, THE SERVICERS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, ANY PROVIDER OF CREDIT SUPPORT OR ANY OF THEIR AFFILIATES NOT BEING A "PARTY IN INTEREST" (WITHIN THE MEANING OF SECTION 3(14) OF ERISA) WITH RESPECT TO SUCH PLAN.

NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF ONE OR MORE CLASS A-4 NOTES (A "TRANSFER") SHALL BE MADE UNLESS SIMULTANEOUSLY WITH THE TRANSFER (1) A PROPORTIONATE AMOUNT OF CLASS A-IO-1 NOTES AND CLASS A-IO-2 NOTES ARE TRANSFERRED SO THAT THE RATIO OF THE NOTIONAL AMOUNT OF THE CLASS A-IO-1 NOTES SO TRANSFERRED TO THE NOTIONAL AMOUNT OF ALL CLASS A-IO-1 NOTES, THE RATIO OF THE NOTIONAL AMOUNT OF THE CLASS A-IO-2 NOTES SO TRANSFERRED TO THE NOTIONAL AMOUNT OF ALL CLASS A-IO-2 NOTES, AND THE RATIO OF THE PRINCIPAL AMOUNT OF THE CLASS A-4 NOTES SO TRANSFERRED TO THE PRINCIPAL AMOUNT OF ALL CLASS A-4 NOTES ARE EQUAL AND (2) THE TRANSFERS OF THE CLASS A-IO-1 NOTES, THE CLASS A-IO-2 NOTES AND THE CLASS A-4 NOTES REFERRED TO HEREIN ARE MADE TO THE SAME PERSON.




                                     A-4-2

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1
                   STUDENT LOAN ASSET BACKED LIBOR RATE NOTES
                                    CLASS A-4


No. A-4-___
      INTEREST RATE                 DATE OF MATURITY                       DATED DATE                    CUSIP
        Variable                     June 25, 2031                      ______ __, 200_               ___________

REGISTERED OWNER:                      **CEDE & CO.**
PRINCIPAL AMOUNT:                      **$75,000,000**

The National Collegiate Student Loan Trust 2004-1, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Quarterly Distribution Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Quarterly Distribution Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is a Quarterly Distribution Date, in which case this note shall bear interest from such Quarterly Distribution Date; PROVIDED, HOWEVER, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-4 Notes (defined herein) shall be in default, Class A-4 Notes issued in lieu of such Class A-4 Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-4 Notes surrendered until payment of the principal hereof has been made or duly provided for. Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"). Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

The Issuer will pay interest on this Class A-4 Note at the rate per annum equal to the Note Interest Rate (as defined in the Indenture) for this Note, on each Quarterly Distribution Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on the preceding Distribution Date). Interest on this Note will accrue for each Quarterly Distribution Date from the most recent Distribution Date on which interest has been paid to but excluding such Quarterly Distribution Date or, if no interest has yet been paid, from



                                     A-4-3
the Closing Date). Such principal of and interest on this Note shall be paid in the manner specified herein.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed LIBOR Rate Notes, Class A-4 (the "Class A-4 Notes"), issued pursuant to the Indenture, dated as of June 1, 2004, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the "Indenture").

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the "Financed Student Loans") and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the "Trust Estate").

This note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture. Additional notes and other obligations may be issued or entered into under the Indenture the right to payment of which is equal with or subordinate to the Class A-4 Notes. The Class A-4 Notes, together with any additional notes issued pursuant to the Indenture are collectively referred to herein as "Notes."

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture; provided that the rights of the holders of the Class A Notes shall be superior to the rights of the Registered Owners of Class B Notes. Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-4 Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-4 Notes.

The Class A-4 Notes are issuable as registered notes in the denomination of $50,000 and $1,000 integral multiple thereof. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-4 Notes may be exchanged for a like Class and aggregate principal amount of Class A-4 Notes of other authorized denominations.

The Registered Owner of this note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the



                                     A-4-4

Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this note is registered upon the registration books as the absolute owner hereof, whether this note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner's order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.

IN WITNESS WHEREOF, The National Collegiate Student Loan Trust 2004-1 has caused this note to be executed and attested.

                                   THE NATIONAL COLLEGIATE
                                   STUDENT LOAN TRUST 2004-1

                                   By:  WACHOVIA TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee


                                   By: __________________________________
                                        Name:
                                        Title:

Attest

_______________________________




                                     A-4-5

                          CERTIFICATE OF AUTHENTICATION

This note is one of the Class A-4 Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:  __________________

                                                U.S. BANK NATIONAL ASSOCIATION,
                                                as Authenticating Agent



                                                By _____________________________
                                                Authorized Signatory



                                     A-4-6

         SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:



                                                                           Principal Amount of
                                                                             this Global Note
                          Amount of decrease in   Amount of increase in       following such           Signature of
                           Principal Amount of     Principal Amount of           decrease         authorized officer of
   Date of Exchange         this Global Note         this Global Note         (or increase)           Note Registrar
   ----------------         ----------------         ----------------         -------------           --------------





----------------
1    This should be included only if the Note is issued in global form.




                                     A-4-7

                                   ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto


_______________________________________________________________________________
    (Please print or type an address                    (Social Security number
including postal zip code of transferee)                    of transferee)

                           the within note, together with accrued interest
                  thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said note on the books of the within named Corporation with full power of substitution in the premises.



Dated ________________                        ____________________________L.S.

Guaranteed by:



____________________________________




                                     A-4-8

                                                                     EXHIBIT A-5
                                                                     -----------


                            FORM OF CLASS A-IO-1 NOTE
                            -------------------------

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (4) PURSUANT TO A VALID REGISTRATION STATEMENT.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT




                                     A-5-1

PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH "PLAN ASSETS" (WITHIN THE MEANING OF SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE "PLAN ASSET REGULATION")) OF, AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), A "PLAN" (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR
(II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE DO NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE CODE (X) BECAUSE IT IS COVERED BY AN APPLICABLE EXEMPTION, INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14, OR (Y) BY REASON OF THE TRUST, THE ADMINISTRATOR, THE UNDERWRITERS, THE SERVICERS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, ANY PROVIDER OF CREDIT SUPPORT OR ANY OF THEIR AFFILIATES NOT BEING A "PARTY IN INTEREST" (WITHIN THE MEANING OF SECTION 3(14) OF ERISA) WITH RESPECT TO SUCH PLAN.

NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF ONE OR MORE CLASS A-IO-1 NOTES (A "TRANSFER") SHALL BE MADE UNLESS SIMULTANEOUSLY WITH THE TRANSFER (1) A PROPORTIONATE AMOUNT OF CLASS A-IO-2 NOTES AND CLASS A-4 NOTES ARE TRANSFERRED SO THAT THE RATIO OF THE NOTIONAL AMOUNT OF THE CLASS A-IO-1 NOTES SO TRANSFERRED TO THE NOTIONAL AMOUNT OF ALL CLASS A-IO-1 NOTES, THE RATIO OF THE NOTIONAL AMOUNT OF THE CLASS A-IO-2 SO TRANSFERRED TO THE NOTIONAL AMOUNT OF ALL CLASS A-IO-2 NOTES, AND THE RATIO OF THE PRINCIPAL AMOUNT OF THE CLASS A-4 NOTES SO TRANSFERRED TO THE PRINCIPAL AMOUNT OF ALL CLASS A-4 NOTES ARE EQUAL AND (2) THE TRANSFERS OF THE CLASS A-IO-1 NOTES, THE CLASS A-IO-2 AND THE CLASS A-4 NOTES REFERRED TO HEREIN ARE MADE TO THE SAME PERSON.

THIS NOTE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.



                                     A-5-2

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1
                   STUDENT LOAN ASSET BACKED LIBOR RATE NOTES
                                  CLASS A-IO-1


No. A-IO-1___
      INTEREST RATE                 DATE OF MATURITY                       DATED DATE                    CUSIP
          7.87%                      June 25, 2010                      ______ __, 200_               ___________

REGISTERED OWNER:                      **CEDE & CO.**

The National Collegiate Student Loan Trust 2004-1, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, certain monthly distributions of interest for each Quarterly Distribution Date through and including the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Quarterly Distribution Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Quarterly Distribution Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is a Quarterly Distribution Date, in which case this note shall bear interest from such Quarterly Distribution Date; PROVIDED, HOWEVER, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-IO-1 Notes (defined herein) shall be in default, Class A-IO-1 Notes issued in lieu of such Class A-IO-1 Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-IO-1 Notes surrendered until the Date of Maturity shown above. Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the U.S. Bank National Association, as indenture trustee (the "Indenture Trustee") in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

The Issuer will pay interest on this Class A-IO-1 Note at the rate per annum equal to the Note Interest Rate (as defined in the Indenture) on each Quarterly Distribution Date until the Date of Maturity. Interest on this Class A-IO-1 Note will accrue for each Quarterly Distribution Date on the Notional Amount outstanding of the Class A-IO-1 Note until such Notional Amount is reduced to zero, from the most recent Distribution Date on which interest has been paid to but excluding such Quarterly Distribution Date or, if no interest has yet been paid, from the Closing Date). Such interest on this Note shall be paid in the manner specified herein.

Interest on this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed LIBOR Rate Notes, Class A-IO-1 (the "Class A-IO-1 Notes"), issued pursuant to the



                                     A-5-3

Indenture, dated as of June 1, 2004, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the "Indenture").

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the "Financed Student Loans") and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the "Trust Estate").

This note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture. Additional notes and other obligations may be issued or entered into under the Indenture the right to payment of which is equal with or subordinate to the Class A-IO-1 Notes. The Class A-IO-1 Notes, together with any additional notes issued pursuant to the Indenture are collectively referred to herein as "Notes."

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture; provided that the rights of the holders of the Class A Notes shall be superior to the rights of the Registered Owners of Class B Notes. Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-IO-1 Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-IO-1 Notes.

The Class A-IO-1 Notes are issuable as registered notes in the denomination of $50,000 or any integral multiple thereof. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-IO-1 Notes may be exchanged for a like Class and aggregate Notional Amount of Class A-IO-1 Notes of other authorized denominations.

The Registered Owner of this note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this note is registered upon the registration books as the absolute owner hereof, whether this note is overdue



                                     A-5-4
or not, for the purpose of receiving payment of or on account of interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner's order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.




                                     A-5-5

IN WITNESS WHEREOF, The National Collegiate Student Loan Trust 2004-1 has caused this note to be executed and attested.

                                      THE NATIONAL COLLEGIATE
                                      STUDENT LOAN TRUST 2004-1

                                      By:  WACHOVIA TRUST COMPANY,
                                           NATIONAL ASSOCIATION,
                                           not in its individual capacity but
                                           solely as Owner Trustee


                                      By: __________________________________
                                           Name:
                                           Title:

Attest

_______________________________





                                     A-5-6

                          CERTIFICATE OF AUTHENTICATION

This note is one of the Class A-IO-1 Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:  __________________

                                                U.S. BANK NATIONAL ASSOCIATION,
                                                as Authenticating Agent



                                                By _____________________________
                                                Authorized Signatory




                                     A-5-7

         SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:



                                                                           Principal Amount of
                                                                             this Global Note
                          Amount of decrease in   Amount of increase in       following such           Signature of
                           Principal Amount of     Principal Amount of           decrease         authorized officer of
   Date of Exchange         this Global Note         this Global Note         (or increase)           Note Registrar
   ----------------         ----------------         ----------------         -------------           --------------






-------------------------
1    This should be included only if the Note is issued in global form.




                                     A-5-8

                                   ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto


_______________________________________________________________________________
    (Please print or type an address                    (Social Security number
including postal zip code of transferee)                    of transferee)

                           the within note, together with accrued interest
                  thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said note on the books of the within named Corporation with full power of substitution in the premises.



Dated ________________                        ____________________________L.S.

Guaranteed by:



____________________________________




                                     A-5-9

                                                                     EXHIBIT A-6
                                                                     -----------


                            FORM OF CLASS A-IO-2 NOTE
                            -------------------------

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (4) PURSUANT TO A VALID REGISTRATION STATEMENT.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[IF REGULATION S GLOBAL NOTE] [THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT



                                     A-6-1

PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH "PLAN ASSETS" (WITHIN THE MEANING OF SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE "PLAN ASSET REGULATION")) OF, AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), A "PLAN" (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR
(II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE DO NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE CODE (X) BECAUSE IT IS COVERED BY AN APPLICABLE EXEMPTION, INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14, OR (Y) BY REASON OF THE TRUST, THE ADMINISTRATOR, THE UNDERWRITERS, THE SERVICERS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, ANY PROVIDER OF CREDIT SUPPORT OR ANY OF THEIR AFFILIATES NOT BEING A "PARTY IN INTEREST" (WITHIN THE MEANING OF SECTION 3(14) OF ERISA) WITH RESPECT TO SUCH PLAN.

NO TRANSFER, SALE, PLEDGE OR OTHER DISPOSITION OF ONE OR MORE CLASS A-IO-2 NOTES (A "TRANSFER") SHALL BE MADE UNLESS SIMULTANEOUSLY WITH THE TRANSFER (1) A PROPORTIONATE AMOUNT OF CLASS A-IO-1 NOTES AND CLASS A-4 NOTES ARE TRANSFERRED SO THAT THE RATIO OF THE NOTIONAL AMOUNT OF THE CLASS A-IO-1 NOTES SO TRANSFERRED TO THE NOTIONAL AMOUNT OF ALL CLASS A-IO-1 NOTES, THE RATIO OF THE NOTIONAL AMOUNT OF THE CLASS A-IO-2 SO TRANSFERRED TO THE NOTIONAL AMOUNT OF ALL CLASS A-IO-2 NOTES, AND THE RATIO OF THE PRINCIPAL AMOUNT OF THE CLASS A-4 NOTES SO TRANSFERRED TO THE PRINCIPAL AMOUNT OF ALL CLASS A-4 NOTES ARE EQUAL AND (2) THE TRANSFERS OF THE CLASS A-IO-1 NOTES, THE CLASS A-IO-2 AND THE CLASS A-4 NOTES REFERRED TO HEREIN ARE MADE TO THE SAME PERSON.

THIS NOTE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.



                                     A-6-2

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1
                   STUDENT LOAN ASSET BACKED LIBOR RATE NOTES
                                  CLASS A-IO-2


No. A-IO-2___
      INTEREST RATE                 DATE OF MATURITY                       DATED DATE                    CUSIP
          0.12%                      June 25, 2031                      ______ __, 200_               ___________

REGISTERED OWNER:                      **CEDE & CO.**

The National Collegiate Student Loan Trust 2004-1, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, certain monthly distributions of interest for each Quarterly Distribution Date through and including the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Quarterly Distribution Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Quarterly Distribution Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is a Quarterly Distribution Date, in which case this note shall bear interest from such Quarterly Distribution Date; PROVIDED, HOWEVER, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class A-IO-2 Notes (defined herein) shall be in default, Class A-IO-2 Notes issued in lieu of such Class A-IO-2 Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class A-IO-2 Notes surrendered until the Date of Maturity shown above. Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the U.S. Bank National Association, as indenture trustee (the "Indenture Trustee") in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

The Issuer will pay interest on this Class A-IO-2 Note at the rate per annum equal to the Note Interest Rate (as defined in the Indenture) on each Quarterly Distribution Date until the Date of Maturity. Interest on this Class A-IO-2 Note will accrue for each Quarterly Distribution Date on the Notional Amount outstanding of the Class A-IO-2 Note until such Notional Amount is reduced to zero, from the most recent Distribution Date on which interest has been paid to but excluding such Quarterly Distribution Date or, if no interest has yet been paid, from the Closing Date). Such interest on this Note shall be paid in the manner specified herein.

Interest on this Note is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed LIBOR Rate Notes, Class A-IO-2 (the "Class A-IO-2 Notes"), issued pursuant to the



                                     A-6-3

Indenture, dated as of June 1, 2004, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the "Indenture").

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the "Financed Student Loans") and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the "Trust Estate").

This note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture. Additional notes and other obligations may be issued or entered into under the Indenture the right to payment of which is equal with or subordinate to the Class A-IO-2 Notes. The Class A-IO-2 Notes, together with any additional notes issued pursuant to the Indenture are collectively referred to herein as "Notes."

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture; provided that the rights of the holders of the Class A Notes shall be superior to the rights of the Registered Owners of Class B Notes. Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class A-IO-2 Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class A-IO-2 Notes.

The Class A-IO-2 Notes are issuable as registered notes in the denomination of $50,000 or any integral multiple thereof. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class A-IO-2 Notes may be exchanged for a like Class and aggregate Notional Amount of Class A-IO-2 Notes of other authorized denominations.

The Registered Owner of this note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this note is registered upon the registration books as the absolute owner hereof, whether this note is overdue



                                     A-6-4
or not, for the purpose of receiving payment of or on account of interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner's order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.




                                     A-6-5

IN WITNESS WHEREOF, The National Collegiate Student Loan Trust 2004-1 has caused this note to be executed and attested.

                                      THE NATIONAL COLLEGIATE
                                      STUDENT LOAN TRUST 2004-1

                                      By:  WACHOVIA TRUST COMPANY,
                                           NATIONAL ASSOCIATION,
                                           not in its individual capacity but
                                           solely as Owner Trustee


                                      By: __________________________________
                                           Name:
                                           Title:

Attest

_______________________________





                                     A-6-6

                          CERTIFICATE OF AUTHENTICATION

This note is one of the Class A-IO-2 Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:  __________________

                                                U.S. BANK NATIONAL ASSOCIATION,
                                                as Authenticating Agent



                                                By _____________________________
                                                Authorized Signatory



                                     A-6-7

         SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The following exchanges of a part of this Global Note for an interest in another Global Note or for an Individual Note, or exchanges of a part of another Global Note or Individual Note for an interest in this Global Note, have been made:



                                                                           Principal Amount of
                                                                             this Global Note
                          Amount of decrease in   Amount of increase in       following such           Signature of
                           Principal Amount of     Principal Amount of           decrease         authorized officer of
   Date of Exchange         this Global Note         this Global Note         (or increase)           Note Registrar
   ----------------         ----------------         ----------------         -------------           --------------






-----------------
1    This should be included only if the Note is issued in global form.



                                     A-6-8

                                   ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto


_______________________________________________________________________________
    (Please print or type an address                    (Social Security number
including postal zip code of transferee)                    of transferee)

                           the within note, together with accrued interest
                  thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said note on the books of the within named Corporation with full power of substitution in the premises.



Dated ________________                        ____________________________L.S.

Guaranteed by:



____________________________________






                                     A-6-9

                                                                     EXHIBIT A-7
                                                                     -----------


                             FORM OF CLASS B-1 NOTE
                             ----------------------

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH "PLAN ASSETS" (WITHIN THE MEANING OF
SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE "PLAN ASSET REGULATION")) OF, AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), A "PLAN" (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE DO NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR
SECTION 4975 OF THE CODE (X) BECAUSE IT IS COVERED BY AN APPLICABLE EXEMPTION, INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14, OR (Y) BY REASON OF THE TRUST, THE ADMINISTRATOR, THE UNDERWRITERS, THE SERVICERS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, ANY PROVIDER OF CREDIT SUPPORT OR ANY OF THEIR AFFILIATES NOT BEING A "PARTY IN INTEREST" (WITHIN THE MEANING OF SECTION 3(14) OF ERISA) WITH RESPECT TO SUCH PLAN.



                                     A-7-1

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1
                  STUDENT LOAN ASSET BACKED AUCTION RATE NOTES
                                    CLASS B-1


No. B-1-___
      INTEREST RATE                 DATE OF MATURITY                       DATED DATE                    CUSIP
        Variable                      June 1, 2039                      ______ __, 200_               ___________

REGISTERED OWNER:                      **CEDE & CO.**
PRINCIPAL AMOUNT:                      **$39,500,000**

The National Collegiate Student Loan Trust 2004-1, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Auction Rate Note Interest Payment Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Auction Rate Note Interest Payment Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is an Auction Rate Note Interest Payment Date, in which case this note shall bear interest from such Auction Rate Note Interest Payment Date; PROVIDED, HOWEVER, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class B-1 Notes (defined herein) shall be in default, Class B-1 Notes issued in lieu of such Class B-1 Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class B-1 Notes surrendered until payment of the principal hereof has been made or duly provided for. Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"). Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

This note shall initially bear interest at the rate of interest per annum established by the Broker-Dealers for the initial Auction Period pursuant to the Broker-Dealer Agreements, written notice of which shall be given to the Indenture Trustee. For each Auction Period thereafter, the unpaid principal amount hereof from time to time outstanding shall bear interest at the Auction Rate, except as hereinafter provided, determined in accordance with the provisions of Appendix B to the Indenture, payable on each Auction Rate Note Interest Payment Date and on the date of payment or redemption of principal hereof to the extent of interest accrued on the principal then being paid or redeemed, such interest to accrue from the later of the date hereof or the date to



                                     A-7-2
which interest has been paid or duly provided for. Interest at the Auction Rate established from time to time pursuant to Appendix B to the Indenture shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable, and as provided in Appendix B to the Indenture.

This Note shall bear interest at an Auction Rate based on an Auction Period that shall, until adjusted pursuant to Appendix B to the Indenture, generally consist of 28 days, all as determined in Appendix B to the Indenture.

If, for any Auction Period, the Auction Rate exceeds the Maximum Auction Rate, each as determined in accordance with the provisions of Appendix B to the Indenture, then the applicable interest rate for this note for that Auction Period will be the Maximum Auction Rate. The excess of the amount of interest that would have accrued on this note at the Auction Rate over the amount of interest actually accrued at the Maximum Auction Rate, together with any unpaid portion of any such excess from prior Auction Periods, will accrue as the Carry-over Amount. The Carry-over Amount will bear interest at a rate equal to One-Month LIBOR (as defined in Appendix B to the Indenture) from the Auction Rate Note Interest Payment Date for the Auction Period for which the Carry-over Amount was calculated until paid or extinguished as described in the Indenture. No reference to "principal" or "interest" in this note or in the Indenture shall include within the meaning of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

The Carry-over Amount (and interest accrued thereon) for the Class B-1 Notes shall be paid by the Indenture Trustee, if ever, on the first occurring Auction Rate Note Interest Payment Date for a subsequent Auction Period if and to the extent set forth in the Indenture.

THE AUCTION PERIOD, THE AUCTION RATE, THE METHOD OF DETERMINING THE AUCTION RATE AND THE MAXIMUM AUCTION RATE ON THIS NOTE AND THE AUCTION PROCEDURES RELATED THERETO, A CHANGE IN THE AUCTION DATE AND THE AUCTION RATE NOTE INTEREST PAYMENT DATES WILL BE DETERMINED IN ACCORDANCE WITH THE TERMS, CONDITIONS AND PROVISIONS OF, INCLUDING, WITHOUT LIMITATION, REQUIRED NOTICES THEREOF TO THE REGISTERED OWNERS OF THE CLASS B-1 NOTES, THE INDENTURE AND THE AUCTION AGENCY AGREEMENT, TO WHICH TERMS, CONDITIONS AND PROVISIONS SPECIFIC REFERENCE IS HEREBY MADE, AND ALL OF WHICH TERMS, CONDITIONS AND PROVISIONS ARE HEREBY SPECIFICALLY INCORPORATED HEREIN BY REFERENCE.

This note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed Auction Rate Notes, Class B-1 (the "Class B-1 Notes"), issued pursuant to the Indenture, dated as of June 1, 2004, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the "Indenture").

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the "Financed Student Loans") and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the "Trust Estate").



                                     A-7-3

This note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture. Additional notes and other obligations may be issued or entered into under the Indenture the right to payment of which is equal with or subordinate to the Class B-1 Notes. The Class B-1 Notes, together with any additional notes issued pursuant to the Indenture are collectively referred to herein as "Notes."

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture; provided that the rights of the holders of the Class A Notes shall be superior to the rights of the Registered Owners of Class B Notes. Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class B-1 Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class B-1 Notes.

The Class B-1 Notes are issuable as registered notes in the denomination of $50,000 or any integral multiple thereof. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class B-1 Notes may be exchanged for a like Class and aggregate principal amount of Class B-1 Notes of other authorized denominations.

The Registered Owner of this note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this note is registered upon the registration books as the absolute owner hereof, whether this note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner's order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.



                                     A-7-4

IN WITNESS WHEREOF, The National Collegiate Student Loan Trust 2004-1 has caused this note to be executed and attested.

                                   THE NATIONAL COLLEGIATE
                                   STUDENT LOAN TRUST 2004-1

                                   By:  WACHOVIA TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee


                                   By: __________________________________
                                        Name:
                                        Title:

Attest

_______________________________



                          CERTIFICATE OF AUTHENTICATION

This note is one of the Class B-1 Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:  __________________

                                                U.S. BANK NATIONAL ASSOCIATION,
                                                as Authenticating Agent



                                                By _____________________________
                                                Authorized Signatory



                                     A-7-5

                                   ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto


_______________________________________________________________________________
    (Please print or type an address                    (Social Security number
including postal zip code of transferee)                    of transferee)

                           the within note, together with accrued interest
                  thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said note on the books of the within named Corporation with full power of substitution in the premises.



Dated ________________                        ____________________________L.S.

Guaranteed by:



____________________________________




                                     A-7-6

                                                                     EXHIBIT A-8
                                                                     -----------

                             FORM OF CLASS B-2 NOTE
                             ----------------------

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE, THE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT PURCHASING THIS NOTE ON BEHALF OF, AS A FIDUCIARY OF, OR WITH "PLAN ASSETS" (WITHIN THE MEANING OF
SECTION 2510.3-101 OF THE U.S. DEPARTMENT OF LABOR REGULATIONS (THE "PLAN ASSET REGULATION")) OF, AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), A "PLAN" (WITHIN THE MEANING OF SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE")) OR ANY OTHER ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, WHICH IS SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A "PLAN"), OR (II)(A) THIS NOTE IS RATED INVESTMENT GRADE OR BETTER AS OF THE DATE OF PURCHASE, (B) THE PURCHASER OR HOLDER OF THE NOTE BELIEVES THAT THE NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATION AND AGREES TO SO TREAT SUCH NOTE AND (C) THE ACQUISITION AND HOLDING OF THE NOTE DO NOT RESULT IN A VIOLATION OF THE PROHIBITED TRANSACTION RULES OF ERISA OR
SECTION 4975 OF THE CODE (X) BECAUSE IT IS COVERED BY AN APPLICABLE EXEMPTION, INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14, OR (Y) BY REASON OF THE TRUST, THE ADMINISTRATOR, THE UNDERWRITERS, THE SERVICERS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, ANY PROVIDER OF CREDIT SUPPORT OR ANY OF THEIR AFFILIATES NOT BEING A "PARTY IN INTEREST" (WITHIN THE MEANING OF SECTION 3(14) OF ERISA) WITH RESPECT TO SUCH PLAN.



                                     A-8-1

                THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2004-1
                  STUDENT LOAN ASSET BACKED AUCTION RATE NOTES
                                    CLASS B-2


No. B-2-___
      INTEREST RATE                 DATE OF MATURITY                       DATED DATE                    CUSIP
        Variable                      June 1, 2039                      ______ __, 200_               ___________

REGISTERED OWNER:                      **CEDE & CO.**
PRINCIPAL AMOUNT:                      **$39,500,000**

The National Collegiate Student Loan Trust 2004-1, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay, but only from the sources and as hereinafter provided, to the Registered Owner specified above, or registered assigns, the Principal Amount shown above in lawful money of the United States of America on the Date of Maturity shown above, unless prepaid prior thereto with interest thereon from the Auction Rate Note Interest Payment Date next preceding the date of authentication hereof, unless such date of authentication is prior to the first Auction Rate Note Interest Payment Date, in which case this note shall bear interest from the Dated Date specified above or unless such date of authentication is an Auction Rate Note Interest Payment Date, in which case this note shall bear interest from such Auction Rate Note Interest Payment Date; PROVIDED, HOWEVER, that if as shown by the records of the Indenture Trustee (defined herein) interest on the Class B-2 Notes (defined herein) shall be in default, Class B-2 Notes issued in lieu of such Class B-2 Notes surrendered for transfer or exchange shall bear interest from the date to which interest has been paid in full on the Class B-2 Notes surrendered until payment of the principal hereof has been made or duly provided for. Principal of this note is payable upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"). Interest on this note is payable to the Registered Owner of record as of the close of business on the applicable record date as shown on the registration books of the Issuer maintained by the Indenture Trustee in its capacity as bond registrar, or its successor in such capacity, by check or draft mailed to the Registered Owner at the registered address.

Any capitalized words and terms used as defined words and terms in this note and not otherwise defined herein shall have the meanings given them in the Indenture (hereinafter defined).

This note shall initially bear interest at the rate of interest per annum established by the Broker-Dealers for the initial Auction Period pursuant to the Broker-Dealer Agreements, written notice of which shall be given to the Indenture Trustee. For each Auction Period thereafter, the unpaid principal amount hereof from time to time outstanding shall bear interest at the Auction Rate, except as hereinafter provided, determined in accordance with the provisions of Appendix B to the Indenture, payable on each Auction Rate Note Interest Payment Date and on the date of payment or redemption of principal hereof to the extent of interest accrued on the principal then being paid or redeemed, such interest to accrue from the later of the date hereof or the date to



                                     A-8-2
which interest has been paid or duly provided for. Interest at the Auction Rate established from time to time pursuant to Appendix B to the Indenture shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable, and as provided in Appendix B to the Indenture.

This Note shall bear interest at an Auction Rate based on an Auction Period that shall, until adjusted pursuant to Appendix B to the Indenture, generally consist of 28 days, all as determined in Appendix B to the Indenture.

If, for any Auction Period, the Auction Rate exceeds the Maximum Auction Rate, each as determined in accordance with the provisions of Appendix B to the Indenture, then the applicable interest rate for this note for that Auction Period will be the Maximum Auction Rate. The excess of the amount of interest that would have accrued on this note at the Auction Rate over the amount of interest actually accrued at the Maximum Auction Rate, together with any unpaid portion of any such excess from prior Auction Periods, will accrue as the Carry-over Amount. The Carry-over Amount will bear interest at a rate equal to One-Month LIBOR (as defined in Appendix B to the Indenture) from the Auction Rate Note Interest Payment Date for the Auction Period for which the Carry-over Amount was calculated until paid or extinguished as described in the Indenture. No reference to "principal" or "interest" in this note or in the Indenture shall include within the meaning of such words any Carry-over Amount or any interest accrued on any Carry-over Amount.

The Carry-over Amount (and interest accrued thereon) for the Class B-2 Notes shall be paid by the Indenture Trustee, if ever, on the first occurring Auction Rate Note Interest Payment Date for a subsequent Auction Period if and to the extent set forth in the Indenture.

THE AUCTION PERIOD, THE AUCTION RATE, THE METHOD OF DETERMINING THE AUCTION RATE AND THE MAXIMUM AUCTION RATE ON THIS NOTE AND THE AUCTION PROCEDURES RELATED THERETO, A CHANGE IN THE AUCTION DATE AND THE AUCTION RATE NOTE INTEREST PAYMENT DATES WILL BE DETERMINED IN ACCORDANCE WITH THE TERMS, CONDITIONS AND PROVISIONS OF, INCLUDING, WITHOUT LIMITATION, REQUIRED NOTICES THEREOF TO THE REGISTERED OWNERS OF THE CLASS B-2 NOTES, THE INDENTURE AND THE AUCTION AGENCY AGREEMENT, TO WHICH TERMS, CONDITIONS AND PROVISIONS SPECIFIC REFERENCE IS HEREBY MADE, AND ALL OF WHICH TERMS, CONDITIONS AND PROVISIONS ARE HEREBY SPECIFICALLY INCORPORATED HEREIN BY REFERENCE.

This note is one of a duly authorized class of notes of the Issuer designated Student Loan Asset Backed Auction Rate Notes, Class B-2 (the "Class B-2 Notes"), issued pursuant to the Indenture, dated as of June 1, 2004, between the Issuer and the Indenture Trustee, as indenture trustee (such indenture, as supplemented or amended from time to time in accordance with its terms, the "Indenture").

The Indenture pledges for the payment of the Notes (as hereinafter defined) the student loans identified in the Indenture (the "Financed Student Loans") and the payments of interest and the repayments of principal with respect thereto, including certain guarantees related thereto, as well as certain other rights, funds and accounts of the Issuer set forth in the Indenture, including a Reserve Account (collectively, the "Trust Estate").



                                     A-8-3

This note is a limited obligation of the Issuer, payable solely from the principal and interest on Financed Student Loans financed pursuant to the Indenture, any guaranty payments thereon received by the Issuer, and certain other revenues and earnings to be held pursuant to the Indenture, all in an amount and in the manner provided in the Indenture. Additional notes and other obligations may be issued or entered into under the Indenture the right to payment of which is equal with or subordinate to the Class B-2 Notes. The Class B-2 Notes, together with any additional notes issued pursuant to the Indenture are collectively referred to herein as "Notes."

The Notes are secured as provided in the Indenture, but solely by the pledge of the Trust Estate described in the Indenture; provided that the rights of the holders of the Class A Notes shall be superior to the rights of the Registered Owners of Class B Notes. Reference is made to the Indenture for a complete statement of the terms and conditions upon which the Class B-2 Notes have been issued and provisions made for their security and for the rights, duties and obligations of the Issuer, the Indenture Trustee and the Registered Owners of the Class B-2 Notes.

The Class B-2 Notes are issuable as registered notes in the denomination of $50,000 or any integral multiple thereof. Subject to the limitations provided in the Indenture and upon payment of any tax or governmental charge, Class B-2 Notes may be exchanged for a like Class and aggregate principal amount of Class B-2 Notes of other authorized denominations.

The Registered Owner of this note shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default under the Indenture occurs, the principal of all Notes then Outstanding issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to be done, to exist, to happen and to be performed in order to make this note a valid and binding obligation of the Issuer according to its terms have been done, do exist, have happened and have been performed in regular and due form, time and manner as so required.

The Issuer and the Indenture Trustee may deem and treat the person in whose name this note is registered upon the registration books as the absolute owner hereof, whether this note is overdue or not, for the purpose of receiving payment of or on account of the principal or interest and for all other purposes, and all such payments so made to the Registered Owner or upon such Registered Owner's order shall be valid and effectual to satisfy and discharge the liability on this note to the extent of the sum or sums so paid, and neither the Issuer nor Indenture Trustee nor any Registrar shall be affected by any notice to the contrary.

This note shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been executed by the Indenture Trustee.




                                     A-8-4

IN WITNESS WHEREOF, The National Collegiate Student Loan Trust 2004-1 has caused this note to be executed and attested.

                                   THE NATIONAL COLLEGIATE
                                   STUDENT LOAN TRUST 2004-1

                                   By:  WACHOVIA TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee


                                   By: __________________________________
                                        Name:
                                        Title:

Attest

_______________________________




                                     A-8-5

                          CERTIFICATE OF AUTHENTICATION

This note is one of the Class B-2 Notes and described in the provisions of the within-mentioned Indenture.

Date of Authentication:  __________________

                                                U.S. BANK NATIONAL ASSOCIATION,
                                                as Authenticating Agent



                                                By _____________________________
                                                Authorized Signatory



                                     A-8-6

                                   ASSIGNMENT

For Value Received _____________________ hereby sell(s), assign(s) and transfer(s) unto


_______________________________________________________________________________
    (Please print or type an address                    (Social Security number
including postal zip code of transferee)                    of transferee)

                           the within note, together with accrued interest
                  thereon and all right, title and interest thereto, and hereby irrevocably authorize(s) and appoint(s) _______________________________________ attorney to transfer said note on the books of the within named Corporation with full power of substitution in the premises.



Dated ________________                        ____________________________L.S.

Guaranteed by:



____________________________________




                                     A-8-7

                                                                       EXHIBIT B
                                                                       ---------

                  FORM OF STUDENT LOAN ACQUISITION CERTIFICATE
                  --------------------------------------------

This Student Loan Acquisition Certificate is submitted pursuant to the provisions of the Indenture, dated as of June 1, 2004 (as amended, the "Indenture"), between The National Collegiate Student Loan Trust 2004-1 (the "Issuer") and U.S. Bank National Association, as Indenture Trustee. All capitalized terms used in this Certificate and not otherwise defined herein shall have the same meanings given to such terms in the Indenture. In your capacity as Trustee, you are hereby authorized and requested to disburse to _____________________ (the "Seller") the sum of approximately $__________ in accordance with specific instructions that will follow (or, in the case of an exchange, the Financed Student Loans listed in Schedule A hereto) for the purchase of Student Loans. With respect to the Student Loans so to be acquired, the Issuer hereby certifies as follows:

                  (1) The Student Loans to be acquired are those specified in Schedule A, attached hereto and furnished to you by the Servicer (the "Subsequent Student Loans"). The remaining unpaid principal amount of each Subsequent Student Loan is as shown on such Schedule.

                  (2) The amount to be disbursed pursuant to this Certificate does not exceed the amount permitted by Section 8.10 of the Indenture.

                  (3) The Issuer and Seller represent that each Subsequent Student Loan is a Student Loan that meets the requirements of Section
         3.21 of the Indenture and each such Student Loan is authorized to be acquired by the Indenture.

                  (4) You have been previously, or are herewith, provided with the following items (the items listed in subparagraphs (a), (b) and (c) have been received and are being retained, on your behalf, by the Issuer or the Servicer):

                                    (a) a copy of the Student Loan Purchase
                  Agreement between the Issuer and the Seller with respect to the Subsequent Student Loans;

                                    (b) with respect to each Guaranteed Student
                  Loan included among the Subsequent Student Loans, a certified copy of the Guarantee Agreement relating thereto;

                                    (c) a blanket endorsement of the promissory
                  notes evidencing the Subsequent Student Loans specifying that they have been assigned to the Trustee with all necessary endorsements which the Servicer has been instructed to attach to each promissory note;

                                    (d) instruments duly assigning the
                  Subsequent Student Loans to the Trustee; and

                                    (e) an opinion of counsel to the Issuer
                  specifying each action necessary to perfect a security interest in all Subsequent Student Loans to be acquired by the Issuer pursuant to the Student Loan Purchase Agreement in favor of the Trustee, including, if applicable, in the manner provided for by the provisions of 20 U.S.C. ss. 1087-2(d)(3) or 20 U.S.C. ss. 1082(m)(1)(d)(iv), as applicable (you Are authorized to rely on the advice of a single blanket opinion of counsel to the Issuer until such time as this Issuer shall provide any amended opinion to you).

         (5) The Issuer is not, on the date hereof, in default under the Indenture or the Student Loan Purchase Agreement applicable to the Subsequent Student Loans, and, to the best knowledge of the Issuer, the Seller is not in default under the Student Loan Purchase Agreement applicable to the Subsequent Student Loans. The Issuer is not aware of any default existing on the date hereof under any of the other documents referred to in paragraph 4 hereof.

         (6) All of the conditions specified in the Student Loan Purchase Agreement applicable to the Subsequent Student Loans and in the Indenture for the disbursement hereby authorized and requested have been satisfied; provided that the Administrator may waive any requirement of receiving an opinion of counsel from the counsel to the Seller.

         (7) The Issuer is not in default in the performance of any of its covenants and agreements made in the Guarantee Agreement applicable to the Subsequent Student Loans.

         (8) The proposed use of moneys in the Pre-Funding Account is in compliance with the provisions of the Indenture.

         (9) The undersigned is authorized to sign and submit this Certificate on behalf of the Depositor.

WITNESS my hand this __ day of __________, 20__.

                                               THE NATIONAL COLLEGIATE STUDENT
                                               LOAN TRUST 2004-1

                                               By [______________________]


                                               By______________________________
                                               Name____________________________
                                               Title___________________________

                                                                       EXHIBIT C
                                                                       ---------


                            FORM OF TRANSFEREE LETTER
                            -------------------------
                                 [Non-Rule 144a]
                                 ---------------

[Date]

The National Collegiate Student Loan Trust 2004-1
c/o Wachovia Trust Company, National Association, as Owner Trustee One Rodney Square, 1st Floor
920 King Street
Wilmington, Delaware 19801

Attention:  Corporate Trust Administration

with a copy to:

The First Marblehead Corporation
The Prudential Tower
800 Boylston Street - 34th Floor
Boston, Massachusetts 02199-8157
Attention: Controller

Copy to:
Richard P. Zermani, Esq.

U.S. Bank National Association Corporate Trust Department -- SFS One Federal Street, 3rd Floor Boston, Massachusetts 02110 Attention: NCSLT 2003-1

Re:      The National Collegiate Student Loan Trust 2004-1,
         Class A-4, Class A-IO-1 and Class A-I)-2 Notes
         ----------------------------------------------

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Notes, we certify that
(a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from The National Collegiate Student Loan Trust 2004-1 concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (c) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (e) below), (d) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, (e) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate if required by the Indenture, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture, (f) the purchaser is not acquiring a Note, directly or indirectly, as a fiduciary of, on behalf of, or with the "Plan Assets" (within the meaning of Section 2510.3-101 of the U.S. Department of Labor regulations (the "Plan Asset Regulation")) of, an "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), a "plan" (within the meaning of Section 4975 of the Internal Revenue Code of 1986 (the "Code")) or any other entity whose underlying assets include Plan Assets by reason of any plan's investment in the entity, which is subject to Title I of ERISA or Section 4975 of the Code (a "Plan"); unless (i) such Note is rated investment grade or better as of the date of purchase, (ii) the purchaser of the Note believes that the Note is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat such Note and
(iii) the acquisition and holding of the Note does not result in a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code (A) because it is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or (B) by reason of the Trust, the Administrator, the Initial Purchasers, the Servicers, the Indenture Trustee, the Owner Trustee, any provider of credit support or any of their affiliates not being a "Party in Interest" (within the meaning of Section 3(14) of ERISA) with respect to such Plan, and (g) if the purchaser is acquiring a Class A-4 Note, Class A-IO-1 Note or a Class A-IO-2 Note, the purchaser also simultaneously is acquiring a proportionate amount of the Class A-IO-1 Notes, Class A-IO-2 Notes or Class A-4 Notes, as applicable, such that the ratio and the principal balance of the Class A-4 Note being acquired to all Class A-4 Notes and the ratio and the notional amount of the Class A-IO-1 Note and Class A-IO-2 Note being acquired to all Class A-IO-1 Notes and Class A-IO-2 Notes are equal.

                                             Very truly yours,


                                             ________________________
                                             Print Name of Transferee


                                             By:___________________
                                                  Authorized Officer

                                                                       EXHIBIT D
                                                                       ---------


                         FORM OF RULE 144A CERTIFICATION
                         -------------------------------

[Date]

The National Collegiate Student Loan Trust 2004-1
c/o Wachovia Trust Company, National Association, as Owner Trustee One Rodney Square, 1st Floor
920 King Street
Wilmington, Delaware 19801

Attention:  Corporate Trust Administration

with a copy to:

The First Marblehead Corporation
The Prudential Tower
800 Boylston Street - 34th Floor
Boston, Massachusetts 02199-8157
Attention: Controller

Copy to:
Richard P. Zermani, Esq.

U.S. Bank National Association Corporate Trust Department -- SFS One Federal Street, 3rd Floor Boston, Massachusetts 02110 Attention: NCSLT 2003-1

Re:      The National Collegiate Student Loan Trust 2004-1,
         Class A-4, Class A-IO-1 and Class A-IO-2 Notes
         ----------------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Notes we certify that
(a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from The National Collegiate Student Loan Trust 2004-1 concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Notes, any interest in the Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Notes, any interest in the Notes or any other similar security from, or otherwise approached or negotiated with respect to the Notes, any interest in the Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Notes under the Act or that would render the disposition of the Notes a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Notes, (d) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act and have completed the form of certification to that effect attached hereto as Annex 1, (e) we are not acquiring a Note, directly or indirectly, as a fiduciary of, on behalf of, or with the "Plan Assets" (within the meaning of Section 2510.3-101 of the U.S. Department of Labor regulations (the "Plan Asset Regulation")) of, an "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), a "plan" (within the meaning of Section 4975 of the Internal Revenue Code of 1986 (the "Code")) or any other entity whose underlying assets include Plan Assets by reason of any plan's investment in the entity, which is subject to Title I of ERISA or Section 4975 of the Code (a "Plan"); unless (i) such Note is rated investment grade or better as of the date of purchase, (ii) the purchaser of the Note believes that the Note is properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation and agrees to so treat such Note and (iii) the acquisition and holding of the Note does not result in a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code (A) because it is covered by an applicable exemption, including Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14, or
(B) by reason of the Trust, the Administrator, the Initial Purchasers, the Servicers, the Indenture Trustee, the Owner Trustee, any provider of credit support or any of their affiliates not being a "Party in Interest" (within the meaning of Section 3(14) of ERISA) with respect to such Plan, (f) if the Purchaser is acquiring a Class A-4 Note, Class A-IO-1 Note or a Class A-IO-2 Note, the purchaser also simultaneously is acquiring a proportionate amount of the Class A-IO-1 Notes, Class A-IO-2 Notes or Class A-4 Notes, as applicable, such that the ratio and the principal balance of the Class A-4 Note being acquired to all Class A-4 Notes and the ratio and the notional amount of the Class A-IO-1 Note being acquired to all Class A-IO-1 Notes and Class A-IO-2 Notes are equal. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Notes for our own account or for resale pursuant to Rule 144A and further, understand that such Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.


                                                 Very truly yours,

                                                 _________________________
                                                 Print Name of Transferee


                                                 By:___________________
                                                 Authorized Officer

                                                            ANNEX 1 TO EXHIBIT D

                             [FORM OF CERTIFICATION]


[Date]

The National Collegiate Student Loan Trust 2004-1
c/o Wachovia Trust Company, National Association, as Owner Trustee One Rodney Square, 1st Floor
920 King Street
Wilmington, Delaware 19801

Attention:  Corporate Trust Administration

with a copy to:

The First Marblehead Corporation
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts 02199-8157
Attention: Controller

Copy to:
Richard P. Zermani, Esq.

U.S. Bank National Association Corporate Trust Department -- SFS One Federal Street, 3rd Floor Boston, Massachusetts 02110 Attention: NCSLT 2003-1


Re:      The National Collegiate Student Loan Trust 2004-1,
         Class A-4, Class A-IO-1 and Class A-IO-2 Notes
         ----------------------------------------------


Ladies and Gentlemen:

         In connection with our purchase of the above Notes, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

                  1. It owns and/or invests on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and currency, interest rate and commodity swaps), as described below:

  Amount:1  $_________________; and

                  2. The dollar amount set forth above is:

     a. greater than $100 million and the undersigned is one of the following entities:

         (1) |_| an insurance company as defined in Section 2(13) of the Act;* or

         (2) |_| an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

         (3) |_| a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

         (4) |_| a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

         (5) |_| a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

         (6) |_| a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements as of a date not more than 16 months preceding the date of sale in the case of a U.S. institution or 18 months in the case of a foreign institution; or

         (7) |_| an investment adviser registered under the Investment Advisers Act; or

              b. |_| greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

              c. |_| greater than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in riskless principal transactions (as defined in Rule 144A); or



--------------------------
1 Must be calculated using only securities which the undersigned beneficially held as of the date below.

* A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

              d. |_| greater than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

              e. |_| greater than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

  The undersigned further certifies that it is purchasing Notes for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Notes is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Notes may be resold, pledged or transferred only to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A.

  The undersigned agrees that if at some time before the expiration of the holding period described in Rule 144 it wishes to dispose of or exchange any of the Notes, it will not transfer or exchange any of the Notes to a Qualified Institutional Buyer without first obtaining a letter in the form hereof from the transferee and delivering such certificate to the addressees hereof.

  IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Qualified Institutional Buyer on the _____ day of ___________, ____.


                                           Name of Institution
                                           Signature
                                           Name
                                           Title**

--------------------
**Must be President, Chief Financial Officer, or other executive officer.

                                                                       EXHIBIT E
                                                                       ---------


            FORM OF TRANSFER CERTIFICATE FOR RULE 144A GLOBAL NOTE TO
            ---------------------------------------------------------
                REGULATION S GLOBAL NOTE DURING RESTRICTED PERIOD
                -------------------------------------------------

[Date]


U.S. Bank National Association Corporate Trust Department -- SFS One Federal Street, 3rd Floor Boston, Massachusetts 02110 Attention: NCSLT 2003-1


Re:      The National Collegiate Student Loan Trust 2004-1,
         Class A-4, Class A-IO-1 and Class A-IO-2 Notes
         ----------------------------------------------


Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of June 1, 2004 (the "Agreement"), between The National Collegiate Student Loan Trust 2004-1, as Issuer (the "Issuer"), and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to US $[_______] aggregate current principal amount of Class
__ Notes (the "Notes") which are held in the form of the Rule 144A Global Note (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Note (CUSIP No. __________) to be held with [Euroclear] [Clearstream] (Common Code No.____________) through the Depository.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

          1.   the offer of the Notes was not made to a person in the United
               States,

          2. [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],

          3. the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

          4. no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

          5. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

          6. upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [Clearstream].

This certificate and the statements contained herein are made for your benefit and the benefit of the Indenture Trustee and the Issuer.


                                         [Insert Name of Transferor]

                                         By:_______________________________
                                              Name:
                                              Title:

Dated:

                                                                       EXHIBIT F
                                                                       ---------


            FORM OF TRANSFER CERTIFICATE FOR RULE 144A GLOBAL NOTE TO
            ---------------------------------------------------------
                REGULATION S GLOBAL NOTE AFTER RESTRICTED PERIOD
                ------------------------------------------------



U.S. Bank National Association Corporate Trust Department -- SFS One Federal Street, 3rd Floor Boston, Massachusetts 02110 Attention: NCSLT 2003-1


Re:      The National Collegiate Student Loan Trust 2004-1,
         Class A-4, Class A-IO-1 and Class A-IO-2 Notes
         ----------------------------------------------

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of June 1, 2004 (the "Agreement"), between The National Collegiate Student Loan Trust 2004-1, as Issuer (the "Issuer"), and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to US $[________] aggregate current principal amount of Class __ Notes (the "Notes") which are held in the form of the Rule 144A Global Note (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation S Global Note (Common Code No. _____).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

          1.   the offer of the Notes was not made to a person in the United
               States;

          2. [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];

          3. no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Notes that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Indenture Trustee and the Issuer.


                                           [Insert Name of Transferor]

                                           By:_______________________________
                                                Name:
                                                Title:

Dated:

                                                                       EXHIBIT G
                                                                       ---------

              FORM OF TRANSFER CERTIFICATE REGULATION S GLOBAL NOTE
              -----------------------------------------------------
                TO RULE 144A GLOBAL NOTE DURING RESTRICTED PERIOD
                -------------------------------------------------



U.S. Bank National Association Corporate Trust Department -- SFS One Federal Street, 3rd Floor Boston, Massachusetts 02110 Attention: NCSLT 2003-1


Re:      The National Collegiate Student Loan Trust 2004-1,
         Class A-4, Class A-IO-1 and Class A-IO-2 Notes
         ----------------------------------------------


Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of June 1, 2004 (the "Agreement"), between The National Collegiate Student Loan Trust 2003-1, as Issuer (the "Issuer"), and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to US $[________] aggregate current principal amount of Class __ Notes (the "Notes") which are held in the form of the Regulation S Global Note (CUSIP No. _______) with [Euroclear] [Clearstream] (Common Code No.__________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes for an interest in the Regulation 144A Global Note (CUSIP No.____________).

In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Indenture Trustee, the Issuer and placement agent of the offering of the Notes.


                                           [Insert Name of Transferor]

                                           By:_______________________________
                                                Name:
                                                Title:

Dated:

                                                                       EXHIBIT H
                                                                       ---------


                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                  ---------------------------------------------
                      GLOBAL NOTE DURING RESTRICTED PERIOD
                      ------------------------------------



U.S. Bank National Association Corporate Trust Department -- SFS One Federal Street, 3rd Floor Boston, Massachusetts 02111 Attention: NCT 2003-1 Auction Rate Notes


Re:      The National Collegiate Student Loan Trust 2004-1,
         Class A-4, Class A-IO-1 and Class A-IO-2 Notes
         ----------------------------------------------


Ladies and Gentlemen:

This certificate is delivered pursuant to Section 2.04 of the Indenture, dated as of June 1, 2004 (the "Agreement"), between The National Collegiate Student Loan Trust 2003-1, as Issuer (the "Issuer"), and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee"), in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ current principal amount of Class ___ Notes, in fully registered form (each, an "Individual Note"), or a beneficial interest of such aggregate current principal amount in the Regulation S Global Note (the "Global Note") maintained by The Depository Trust Company or its successor as Depository under the Agreement (such transferred interest, in either form, being the "Transferred Interest").

In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the Notes and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

               1. the offer of the Transferred Interest was not made to a person in the United States;

               2. [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];

               3. the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [Clearstream];

               4. no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

               5. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Indenture Trustee and the Issuer.


                                    [Insert Name of Transferor]

                                    By:_______________________________
                                         Name:
                                         Title:

Dated:

                                                                       EXHIBIT I
                                                                       ---------


                            FORM CERTIFICATION TO BE
                 PROVIDED TO DEPOSITOR BY THE INDENTURE TRUSTEE


                  Re: The National Collegiate Funding LLC

                  The undersigned, U.S. Bank National Association, solely in its capacity as Indenture Trustee under that certain Indenture dated as of June 1, 2004 (the "Indenture") between The National Collegiate Student Loan Trust 2004-1 and U.S. Bank National Association, hereby certifies that:

                  1. The Indenture Trustee has reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Registrant relating to the above-referenced trust;

                  2. Subject to paragraph 4 below and based on the knowledge of the officer of the Indenture Trustee signing this certification, the information in the distribution reports prepared by the Indenture Trustee, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

                  3. Based on the Indenture Trustee's knowledge, the distribution or servicing information required to be provided by the Indenture Trustee under the Indenture, to the extent received by the Indenture Trustee from the Administrator, is included in these distribution reports.

                  4. In compiling the information in the distribution reports and making the foregoing certifications, the Indenture Trustee has relied upon information furnished to it by the Administrator under the Indenture. The Indenture Trustee shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided to it by the Administrator.

                  5. For purposes of this certificate, an officer shall mean any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture, and shall also mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge and familiarity with the particular subject.

                  Capitalized terms used and not defined herein shall have the meanings given to such terms in the Indenture.


Date:
                                             U.S.Bank National Association,
                                                 solely in its capacity as
                                                 Indenture Trustee

                                             By:
                                                   ------------------------
                                                   Name:
                                                   Title:



                                      I-2